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Filed Pursuant to Rule 424(B)(3)
Registration No. 333-201013

Prospectus

Level 3 Financing, Inc.

Offer to Exchange
up to $1,000,000,000 principal amount of its 5.375% Senior Notes due 2022 which have been registered under the Securities Act of 1933
for
any and all of its outstanding unregistered 5.375% Senior Notes due 2022
Guaranteed by Level 3 Communications, Inc.
and Level 3 Communications, LLC

        This is an offer to exchange new 5.375% Senior Notes due 2022 (the "new notes") of Level 3 Financing, Inc. (the "Issuer") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for the Issuer's currently outstanding, unregistered 5.375% Senior Notes due 2022 (the "original notes" and together with the new notes, the "notes").

Terms of the new notes offered in the exchange offer:

  •
  The terms of the new notes are substantially identical to the terms of the original notes that were issued on August 12, 2014, except that the new notes will be registered under the Securities Act, will not contain any legend restricting their transfer, registration rights or provisions for special interest and will bear different CUSIP numbers.

  •
  There is no established trading market for the new notes, and neither the Issuer nor Level 3 Communications, Inc. intends to apply for listing of the new notes on any securities exchange.

  •
  The original notes are, and the new notes will be, fully and unconditionally and jointly and severally guaranteed on an unsubordinated unsecured basis by Level 3 Communications, Inc. and Level 3 Communications, LLC.

Terms of exchange offer:

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  The exchange offer expires at 5:00 p.m., New York City time, on February 5, 2015, unless it is extended.

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  Original notes that are validly tendered and not validly withdrawn before the exchange offer expires will be exchanged for an equal principal amount of new notes.

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  Tenders of original notes may be withdrawn at any time prior to the expiration of the exchange offer.

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  None of the Issuer, Level 3 Communications, Inc. or Level 3 Communications, LLC will receive any proceeds from issuance of the new notes in the exchange offer.

        See "Risk Factors" beginning on page 15 for a discussion of matters that participants in the exchange offer should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2015

        This prospectus incorporates important business and financial information about the Issuer and Level 3 Communications, Inc. that is not included in or delivered with this prospectus. Level 3 will provide this information to you at no charge upon written or oral request directed to: Vice President, Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Blvd., Broomfield, CO 80021, 720-888-2501. In order to ensure timely delivery of the information, any request should be made by January 29, 2015.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer and Level 3 Communications, Inc. have agreed that, starting on the date hereof (the "Expiration Date") and ending on the close of business on the day that is 270 days following the Expiration Date, they will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        Neither the Issuer nor Level 3 Communications, Inc. has authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. If you are given any information or representations that are not discussed in this prospectus, you must not rely on that information or those representations. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in the affairs of Level 3 Financing, Inc. or Level 3 Communications, Inc. since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

Cautionary Factors That May Affect Future Results
(Cautionary Statements Under the Private Securities Litigation Reform Act of 1995)

        This prospectus contains or incorporates by reference forward looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to Level 3 Communications, Inc. and its subsidiaries (together, "Level 3" or the "Company" unless it is clear from the context or expressly stated that the reference to "Level 3" or the "Company" is only to Level 3 Communications, Inc. or the Issuer). When used in this prospectus, the words "anticipate," "believe," "plan," "estimate" and "expect" and similar expressions, as they relate to Level 3 or its management, are intended to identify forward-looking statements. These statements reflect the current views of Level 3 with respect to future events and are subject to certain risks, uncertainties, third-party approvals and assumptions, many of which are beyond Level 3's control.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this document. These forward looking statements include, among others, statements concerning:

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  the communications business of Level 3, its advantages and Level 3's strategy for continuing to pursue its business;

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  Level 3's integration with the operations of tw telecom inc. ("tw telecom"), which Level 3 acquired in October 2014, and anticipated benefits and synergies in connection with such acquisition;

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  anticipated development and launch of new services in Level 3's business;

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  anticipated dates on which Level 3 will begin providing certain services or reach specific milestones;

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  growth of the communications industry;

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  expectations as to Level 3's future revenue, margins, expenses, cash flows, profitability and capital requirements;

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  other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These forward looking statements are subject to risks and uncertainties, including financial, regulatory, environmental, industry growth and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the effects on Level 3's business and its customers of general economic and financial market conditions as well as Level 3's failure to:

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  increase revenue from the services Level 3 offers;

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  successfully use new technology and information systems to support new and existing services;

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  prevent process and system failures that significantly disrupt the availability and quality of the services that Level 3 provides;

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  prevent Level 3's security measures from being breached, or its services from being degraded as a result of security breaches;

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  develop new services that meet customer demands and generate acceptable margins;

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  effectively manage expansions to Level 3's operations;

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  provide services that do not infringe the intellectual property and proprietary rights of others;

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  attract and retain qualified management and other personnel;

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  meet all of the terms and conditions of Level 3's debt obligations; and

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  successfully integrate the operations of tw telecom or otherwise realize any of the anticipated benefits of the tw telecom Acquisition (as defined below).

        Except as required by applicable law and regulations, Level 3 undertakes no obligation to publicly update any forward looking statements, whether as a result of new information, future events or otherwise. Further disclosures that Level 3 makes on related subjects in Level 3's additional filings with the Securities and Exchange Commission (the "SEC") should be consulted. For further information regarding the risks and uncertainties that may affect Level 3's future results, please review the information set forth below under "Risk Factors" and in the filings of Level 3 Communications, Inc. ("Parent") with the Securities and Exchange Commission that are incorporated by reference in this prospectus, including Parent's Annual Report on Form 10-K for the year ended December 31, 2013.

SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all the information you should consider before tendering original notes in the exchange offer. You should carefully read the entire prospectus, including the documents incorporated in it by reference. This prospectus and the letter of transmittal that accompanies it collectively constitute the exchange offer.

        In this prospectus, (i) Level 3 Financing, Inc., a direct, wholly owned subsidiary of Level 3 Communications, Inc. that assumed all obligations under the notes and the related indenture governing the notes, is referred to as the "Issuer," (ii) Level 3 Communications, Inc., the parent company, is referred to as "Parent", (iii) Level 3 Communications, LLC, a direct, wholly owned subsidiary of the Issuer, is referred to as "Level 3 LLC", and (iv) Parent and its subsidiaries are collectively referred to as "Level 3," unless it is clear from the context or expressly stated that the reference to "Level 3" is only to Parent. In this prospectus, any amounts shown on an "as adjusted" basis have been adjusted to reflect, as applicable: (i) the incurrence by the Issuer of an additional $2.0 billion of aggregate borrowings under the Credit Agreement (as defined below) on October 31, 2014 in connection with the tw telecom Acquisition (as defined below); (ii) the assumption, on October 31, 2014 by the Issuer, in connection with the tw telecom Acquisition, of $1.0 billion of aggregate principal amount of 5.375% Senior Notes due 2022 originally issued by Level 3 Escrow II, Inc. on August 12, 2014; (iii) the consummation of the tw telecom Acquisition, including the redemption of approximately $1.8 billion of tw telecom's outstanding consolidated debt and Level 3's assumption (as a result of the tw telecom Acquisition) of approximately $147 million of tw telecom's capitalized leases and other debt which remained in effect following the tw telecom Acquisition; (iv) the issuance by Parent of $600 million aggregate principal amount of its 5.75% Senior Notes due 2022 on December 1, 2014; and (v) the redemption of all of Parent's approximately $605.2 outstanding aggregate principal amount of 11.875% Senior Notes due 2019 with the net proceeds of Parent's issuance of 5.75% Senior Notes due 2022, together with cash on hand.

 The Issuer

        The new notes will be issued by Level 3 Financing, Inc., a direct, wholly owned subsidiary of Parent, in exchange for the original notes. The Issuer was incorporated in Delaware in 1990. The Issuer is a holding company that holds, directly or indirectly, all of the outstanding capital stock of virtually all of Parent's other subsidiaries.

Level 3

        Level 3 is a facilities based provider (that is, a provider that owns or leases a substantial portion of the plant, property and equipment necessary to provide its services) of a broad range of integrated communications services. Level 3 has created its communications network by constructing its own assets and through a combination of purchasing other companies and purchasing and leasing facilities from others. Level 3's network is an international, facilities-based communications network. Level 3 designed its network to provide communications services that employ and take advantage of rapidly improving underlying optical, Internet Protocol, computing and storage technologies.

Recent Developments

  Issuance of 5.75% Senior Notes due 2022 by Parent; Redemption of 11.875% Senior Notes due 2019 of Parent

        On December 1, 2014, Parent issued $600 million aggregate principal amount of its 5.75% Senior Notes due 2022 (the "5.75% Senior Notes") in a private offering to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States under Regulation S (the "5.75% Senior Notes Offering"). The 5.75% Senior Notes are unsecured obligations of Parent. The net proceeds from the 5.75% Senior Notes Offering were used to redeem approximately $605.2 million aggregate principal amount of Parent's outstanding 11.875% Senior Notes, effective December 31, 2014. Following the completion of the redemption, $0 million in aggregate principal amount of the 11.875% Senior Notes remains outstanding. See "Description of Indebtedness of Level 3 Communications, Inc. and the Issuer—Indebtedness of Level 3 Communications, Inc.—5.75% Senior Notes due 2022" and "Description of Indebtedness of Level 3 Communications, Inc. and the Issuer—Indebtedness of Level 3 Communications, Inc.—11.875% Senior Notes due 2019."

  Acquisition of tw telecom inc.

        On October 31, 2014, Parent completed its acquisition of tw telecom pursuant to the Agreement and Plan of Merger, dated as of June 15, 2014, by and among Parent, Saturn Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent ("Merger Sub 1"), Saturn Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent ("Merger Sub 2") and tw telecom inc., a Delaware corporation ("tw telecom"). As part of these transactions, Merger Sub 1 merged with and into tw telecom (the "Merger"), with tw telecom continuing as the surviving corporation (the "Surviving Corporation"). Immediately following the Merger, the Surviving Corporation merged with and into Merger Sub 2 in accordance with Delaware law (the "Subsequent Merger" and, together with the Merger, the "Mergers"), with Merger Sub 2 continuing as the surviving company, with the name "tw telecom, llc" (collectively, such transactions being referred to as the "tw telecom Acquisition"). As a result of the tw telecom Acquisition, tw telecom, llc became a wholly owned subsidiary of Parent.

  New Tranche B Term Loan

        On October 31, 2014, in connection with the tw telecom Acquisition, the Issuer amended its existing secured credit agreement (the "Credit Agreement") to increase by $2.0 billion the aggregate borrowings thereunder through the incurrence of a new Tranche B 2022 Term Loan (the "New Tranche B Term Loan"). The New Tranche B Term Loan matures on January 31, 2022 and has an interest rate, in the case of any ABR Borrowing (as defined in the Credit Agreement), equal to (a) the greater of (i) the Prime Rate (as defined in the Credit Agreement) in effect on such day, (ii) the Federal Funds Effective Rate (as defined in the Credit Agreement) in effect on such day plus 1/2 of 1% and (iii) the sum of (A) the higher of (x) the LIBO Rate (as defined in the Credit Agreement) for a one month interest period on such day and (y) 1.0%, plus (B) 1.0%, plus (b) 2.5% per annum. In the case of any Eurodollar Borrowing (as defined in the Credit Agreement), the New Tranche B Term Loan bears interest at the LIBO Rate for the interest period for such borrowing plus 3.5% per annum. The "LIBO Rate" (as defined in the Credit Agreement) in respect of any applicable interest period for loans under the New Tranche B Term Loan will be deemed to be 1.00% per annum if the LIBO Rate for such interest period calculated pursuant to the provisions in the Credit Agreement would otherwise be less than 1.00% per annum. The net proceeds of the New Tranche B Term Loan were used to pay a portion of the cash portion of the consideration in the tw telecom Acquisition and to repay existing indebtedness of tw telecom.

  Notes Assumption by Level 3 Financing, Inc.

        On August 12, 2014, Level 3 Escrow II, Inc., an indirect, wholly owned subsidiary of Parent ("Level 3 Escrow"), issued $1.0 billion in aggregate principal amount of its 5.375% Senior Notes due 2022 (the "original notes") pursuant to an indenture (the "5.375% Notes Indenture").

        On October 31, 2014, in connection with the consummation of the Mergers and following the satisfaction of certain escrow conditions, the Issuer assumed the original notes and entered into a supplemental indenture, dated as of October 31, 2014, to the 5.375% Notes Indenture with Parent, Level 3 Communications, LLC ("Level 3 LLC") and The Bank of New York Mellon Trust Company, N.A., as trustee, providing for the assumption by the Issuer of the obligations of Level 3 Escrow under the original notes and the 5.375% Notes Indenture and the unconditional guarantee by Parent and Level 3 LLC of the Issuer's obligations under the 5.375% Notes Indenture and the original notes.

        On October 31, 2014, the Issuer entered into an additional Supplemental Indenture (the "Subordination Supplemental Indenture"), dated as of October 31, 2014, to the 5.375% Notes Indenture. The Subordination Supplemental Indenture was entered into among the Issuer, Parent, Level 3 LLC and The Bank of New York Mellon Trust Company, N.A., as trustee. Pursuant to the Subordination Supplemental Indenture, the unconditional, unsecured guaranty of Level 3 LLC of the original notes is subordinated in any bankruptcy, liquidation or winding up proceeding of Level 3 LLC to all obligations of Level 3 LLC under the Credit Agreement (as it may be further amended, amended and restated or otherwise modified from time to time).

Current Organizational Structure of the Issuer and Parent

        The following organizational chart shows a simplified structure of Level 3 as of September 30, 2014, and only depicts certain of the Issuer's subsidiaries. For a discussion of the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note, the 2018 Floating Rate Proceeds Note, the Offering Proceeds Note, the Loan Proceeds Note and the Parent Intercompany Note (each as defined in "Summary—The Notes—Offering Proceeds Note; Relative Priority of Intercompany Obligations"), see "Risk Factors—Risks Relating to the Notes—Although the notes will initially benefit from some structural seniority to Parent's indebtedness, existing and future intercompany indebtedness and other actions could limit or eliminate this seniority." We refer to the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note, the 2018 Floating Rate Proceeds Note and the Offering Proceeds Note collectively as the "Existing Proceeds Notes." We refer to the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020, the 6.125% Senior Notes due 2021 and the Floating Rate Senior Notes due 2018 (each as defined in "Description of Notes—Certain Definitions") collectively as the "Existing Senior Notes."

Note: The above corporate structure excludes $225 million in capital leases and other debt both held at subsidiaries of the Issuer. The above does not show the indebtedness of Level 3 Communications, Inc. or its other direct subsidiaries. See "Description of Indebtedness of Level 3 Communications, Inc. and the Issuer—Indebtedness of Level 3 Communications, Inc."

(1)
The Parent Intercompany Note is subordinated to each of the Existing Proceeds Notes. Each of the Existing Proceeds Notes is subordinated to the Loan Proceeds Note. See "Description of the Notes—Subordination of Existing Intercompany Obligations."

(2)
The Credit Agreement is guaranteed by Parent, Level 3 Communications, LLC ("Level 3 LLC") and certain other subsidiaries of the Issuer.

(3)
Each series of the Existing Senior Notes and the notes are guaranteed by Parent and Level 3 LLC. Level 3 LLC's guarantees of the Existing Senior Notes and the notes are subordinated to Level 3 LLC's guarantee of the Credit Agreement (including the New Tranche B Term Loan). See "Description of the Notes—Note Guarantees."

(4)
Each of the Parent Intercompany Note, the Loan Proceeds Note, the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note, the 2018 Floating Rate Proceeds Note and the Offering Proceeds Note has been pledged as security for the Credit Agreement.

(5)
These other subsidiaries are owned at multiple levels.

        The Issuer's principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and its telephone number is (720) 888-1000.

        Parent's principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and its telephone number is (720) 888-1000.

 The Exchange Offer

        On July 24, 2014, the Issuer formed Level 3 Escrow II, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Issuer ("Level 3 Escrow"), solely for the purpose of issuing the original notes (as defined below). On August 12, 2014, Level 3 Escrow privately placed $1,000,000,000 aggregate principal amount of its 5.375% Senior Notes due 2022 (the "original notes") in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The gross proceeds of the offering, together with certain additional amounts, were deposited into a segregated escrow account. On October 31, 2014, upon satisfaction of the escrow conditions, including the closing of the tw telecom Acquisition, the Issuer assumed Level 3 Escrow's obligations and agreements under the original notes and the indenture governing the original notes and Parent and Level 3 LLC fully and unconditionally guaranteed the original notes on an unsecured basis pursuant to a supplemental indenture, by and among Level 3 Escrow, Parent, Level 3 LLC, the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee. On October 31, 2014, the Issuer, Parent, Level 3 LLC and The Bank of New York Mellon Trust Company, N.A., as trustee entered into the Subordination Supplemental Indenture, which provides that Level 3 LLC's unconditional, unsecured guarantee of the original notes is subordinated to its guarantee of the Credit Agreement. The proceeds of the original notes were distributed from the escrow account and used to finance the cash portion of the consideration paid to tw telecom stockholders in the Mergers and to refinance certain existing indebtedness of tw telecom, including fees and premiums, in connection with the Mergers. In connection with the private placement, the Issuer and Parent entered into a registration agreement, dated as of October 31, 2014, with the initial purchasers of the original notes. In the registration agreement, the Issuer and Parent agreed to register under the Securities Act an offer of the Issuer's new 5.375% Senior Notes due 2022 which are referred to herein as the "new notes," in exchange for the original notes. The original notes and the new notes are collectively referred to herein as the "notes." The Issuer and Parent also agreed to deliver this prospectus to the holders of the original notes. You should read the discussion under the heading "Description of the Notes" for information regarding the notes.

The Exchange Offer	This is an offer to exchange $1,000 in principal amount of new notes for each $1,000 in principal amount of outstanding original notes. The new notes are substantially identical to the original notes, except that:
	(1)	the new notes will be freely transferable, other than as described in this prospectus;
	(2)	the new notes will not contain any legend restricting their transfer;
	(3)	holders of the new notes will not be entitled to the rights of the holders of the original notes under the registration agreement; and
	(4)	the new notes will not contain any provisions regarding the payment of special interest.
The Issuer and Parent believe that you can transfer the new notes without complying with the registration and prospectus delivery provisions of the Securities Act if you:
	(1)	acquire the new notes in the ordinary course of your business;
	(2)	are not and do not intend to become engaged in a distribution of the new notes;

(3) are not an affiliate of the Issuer;
(4) are not a broker-dealer that acquired the original notes directly from the Issuer; and
(5) are not a broker-dealer that acquired the original notes as a result of market-making or other trading activities.

If any of these conditions are not satisfied and you transfer any new notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act.

Registration Rights

The Issuer and Parent have agreed to use their commercially reasonable efforts to consummate the exchange offer or cause the original notes to be registered under the Securities Act to permit resales. If the Issuer and Parent are not in compliance with their obligations under the registration agreement, then Special Interest (as defined) (in addition to the interest otherwise due on the notes that are the subject of the registration agreement or the new notes) will accrue on the notes or new notes. If the exchange offer is completed on the terms and within the time period contemplated by this prospectus, no Special Interest will be payable on the notes. See "The Exchange Offer—Special Interest."

No Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on February 5, 2015, unless it is extended.
Exchange Date	Original notes will be accepted for exchange beginning on the first business day following the expiration date, upon surrender of the original notes.
Conditions to the Exchange Offer

The Issuer's obligation to complete the exchange offer is subject to certain conditions. See "The Exchange Offer—Conditions to the Exchange Offer." The Issuer reserves the right to terminate or amend the exchange offer at any time before the expiration date if various specified events occur.

Withdrawal Rights

You may withdraw the tender of your original notes at any time before the expiration date. Any original notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering Original Notes	See "The Exchange Offer—How to Tender."
Material United States Federal Income Tax Considerations

The exchange of original notes for new notes by U.S. Holders, as defined below, should not be a taxable exchange for U.S. federal income tax purposes, and U.S. Holders should not recognize any taxable gain or loss as a result of the exchange. See "Material United States Federal Income Tax Considerations."

Effect on Holders of Original Notes

If the exchange offer is completed on the terms and within the period contemplated by this prospectus, holders of original notes will have no further registration or other rights under the registration agreement, except under limited circumstances. Holders of original notes who do not tender their original notes will continue to hold those original notes. All untendered, and tendered but unaccepted, original notes will continue to be subject to the restrictions on transfer provided for in the original notes and the indenture under which the original notes have been, and the new notes are being, issued. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes could be adversely affected. See "The Exchange Offer—Other."

Use of Proceeds	None of the Issuer, Parent or Level 3 LLC will receive any proceeds from the issuance of the new notes in the exchange offer.
Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent in connection with the exchange offer.

The Notes

        The new notes are substantially identical to the original notes, except for the transfer restrictions and registration rights relating to the original notes. The new notes will evidence the same debt as the original notes, be guaranteed by Parent and Level 3 LLC, and be entitled to the benefits of the indenture. See "Description of the Notes."

Issuer	Level 3 Financing, Inc.
Securities Offered	$1,000,000,000 aggregate principal amount of new notes in exchange for $1,000,000,000 aggregate principal amount of original notes.
Maturity	August 15, 2022.
Interest

Interest on the new notes will accrue at the rate of 5.375% per annum from August 12, 2014 or from the most recent date to which interest has been paid, and will be payable in cash semiannually in arrears on May 15 and November 15 of each year, commencing November 15, 2014, to the persons who are registered holders of the notes at the close of business on the preceding May 1 or November 1, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Note Guarantees

The notes are fully and unconditionally and jointly and severally guaranteed on an unsubordinated, unsecured basis by the Issuer's parent company, Level 3 Communications, Inc., which is referred to as "Parent," and by Level 3 Communications, LLC, a direct wholly owned subsidiary of Parent which is referred to as "Level 3 LLC"; provided that Level 3 LLC's guarantee of the notes is subordinated to its guarantee of the Credit Agreement. If the Issuer cannot make payments on the notes when they are due, Parent and/or Level 3 LLC must make them instead.

Offering Proceeds Note; Relative Priority of Intercompany Obligations

The Issuer lent the net proceeds received by it from the offering of the original notes, together with cash on hand, to Level 3 LLC in return for an intercompany demand note issued by Level 3 LLC in a principal amount equal to the aggregate principal amount of the original notes. Such intercompany demand note is referred to as the "Offering Proceeds Note."

Level 3 LLC has previously issued an intercompany demand note to Parent in exchange for loans made by Parent to Level 3 LLC, which note is referred to as the "Parent Intercompany Note" and has previously issued intercompany demand notes to the Issuer in exchange for loans made by the Issuer to Level 3 LLC: (1) in an aggregate principal amount of $500 million, representing the gross proceeds to the Issuer from the issuance of its 9.375% Senior Notes due 2019, which note is refereed to as the "9.375% Proceeds Note"; (2) in an aggregate principal amount of $1.2 billion, representing the gross proceeds to the Issuer from the issuance of its 8.125% Senior Notes due 2019, which note is refereed to as the "8.125% Proceeds Note"; (3) in an aggregate principal amount of $900 million, representing the gross proceeds to the Issuer from the issuance of its 8.625% Senior Notes due 2020, which note is refereed to as the "8.625% Proceeds Note"; (4) in an aggregate principal amount of $775 million, representing the gross proceeds to the Issuer from the issuance of its 7% Senior Notes due 2020, which note is refereed to as the "7% Proceeds Note"; (5) in an aggregate principal amount of $640 million, representing the gross proceeds to the Issuer from the issuance of its 6.125% Senior Notes due 2021, which note is referred to as the 6.125% Proceeds Note; and (6) in an aggregate principal amount of $300 million, representing the gross proceeds to the Issuer from the issuance of its Floating Rate Senior Notes due 2018, which note is referred to as the "2018 Floating Rate Proceeds Note" (each as defined in "Description of the Notes—Certain Definitions").

As of September 30, 2014, on an as adjusted basis, the principal amount outstanding under the Parent Intercompany Note was approximately $27.2 billion, the principal amount outstanding under the 9.375% Proceeds Note was $500 million, the principal amount outstanding under the 8.125% Proceeds Note was $1.2 billion, the principal amount outstanding under the 8.625% Proceeds Note was $900 million, the principal amount outstanding under the 7% Proceeds Note was $775 million and the principal amount outstanding under the 6.125% Proceeds Note was $640 million, the principal amount outstanding under the 2018 Floating Rate Proceeds Note was $300 million and the principal amount outstanding under the Offering Proceeds Note was $1.0 billion.

Parent, as guarantor, the Issuer, as borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and certain lenders are party to a credit agreement, pursuant to which the lenders extended $4.611 billion in senior secured term loans to the Issuer that are outstanding as of September 30, 2014, on an as adjusted basis. Of the outstanding secured term loans under the Credit Agreement, $815 million in aggregate principal amount mature on August 1, 2019, $1.796 billion in aggregate principal amount mature on January 15, 2020 and $2.0 billion in aggregate principal amount mature on January 31, 2022. The Issuer lent the proceeds of each of the senior secured term loans to Level 3 LLC in return for an intercompany demand note issued by Level 3 LLC, which note is referred to as the "Loan Proceeds Note." See "Description of Indebtedness of Level 3 Communications, Inc. and the Issuer" The Issuer's obligations under the term loans are secured by the Parent Intercompany Note, the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note, the 2018 Floating Rate Proceeds Note, the Offering Proceeds Note and the Loan Proceeds Note. As of September 30, 2014, on an as adjusted basis, the principal amount outstanding under the Loan Proceeds Note was $4.611 billion.

In addition, on October 31, 2014, Parent, Issuer and Level 3 LLC entered into a Parent Intercompany Note subordination agreement that subordinated the right of Parent to payment under the Parent Intercompany Note to the right of the Issuer to payment under the Offering Proceeds Note upon the liquidation, dissolution or winding up of Level 3 LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Level 3 LLC or its property. The subordination agreement does not subordinate the Parent Intercompany Note to the notes or any future guarantee of the notes. The Parent Intercompany Note is subordinated on the same terms to each of the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note and the 2018 Floating Rate Proceeds Note.

The benefit of the subordination of the Parent Intercompany Note to the Offering Proceeds Note can be limited or eliminated by certain actions. See "Risk Factors—Risks Relating to the Notes—Although the notes will initially benefit from some structural seniority to Parent's indebtedness, existing and future intercompany indebtedness and other actions could limit or eliminate this seniority." In addition, on October 31, 2014, the Issuer and Level 3 LLC entered into an Offering Proceeds Note subordination agreement that subordinates the right of the Issuer to payment under the Offering Proceeds Note to the right of the Issuer (in its capacity as borrower under the Credit Agreement) to payment under the Loan Proceeds Note upon the liquidation, dissolution or winding up of Level 3 LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Level 3 or its property. Each of the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note and the 2018 Floating Rate Proceeds Note is subordinated on the same terms to the Loan Proceeds Note. Accordingly, the right of the Issuer to payment under the Offering Proceeds Note is pari passu to the right of the Issuer to payment under each of the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note and the 2018 Floating Rate Proceeds Note.

Guarantees of Notes and Offering Proceeds Note

As a condition to incurring specified types of indebtedness described under "Description of the Notes—Certain Covenants—Limitation on Consolidated Debt" and "Description of the Notes—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," restricted subsidiaries of Parent that incur those types of indebtedness will be required to guarantee the notes and Level 3 LLC's obligations under the Offering Proceeds Note and, in certain circumstances, subordinate such indebtedness to such guarantees. In addition, if any restricted subsidiary of Parent guarantees the Issuer's 9.375% Senior Notes due 2019, 8.125% Senior Notes due 2019, 8.625% Senior Notes due 2020, 7% Senior Notes due 2020, 6.125% Senior Notes due 2021 or Floating Rate Senior Notes due 2018, such restricted subsidiary will be required to guarantee the notes and the senior secured term loans under the Credit Agreement. Any such guarantee of the notes will be subordinated to the guarantee of the senior secured term loans under the Credit Agreement.

Subordination of Guarantees and Offering Proceeds Note

The Offering Proceeds Note and guarantees of the notes (other than Parent's guarantee) and of the Offering Proceeds Note may, at the option of Level 3, be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of Level 3 LLC and each guarantor to the prior payment in full in cash of all obligations of Level 3 LLC and such guarantor in respect of a credit facility or other indebtedness incurred by Parent or any of its restricted subsidiaries in accordance with the covenants of the indenture relating to the notes. As described above, in accordance with these provisions, the Offering Proceeds Note is subordinated to the Loan Proceeds Note issued in respect of the Issuer's $4.611 billion senior secured term loans under the Credit Agreement. Level 3 LLC's guarantee of the notes is subordinated to Level 3 LLC's guarantee of the senior secured term loans under the Credit Agreement. See "Description of the Notes."

Ranking

The notes are unsecured, unsubordinated obligations of the Issuer, ranking equal in right of payment with all existing and future unsubordinated indebtedness of the Issuer and are senior in right of payment to all existing and future indebtedness of the Issuer expressly subordinated in right of payment to the notes. The notes are effectively subordinated to all existing and future secured obligations of the Issuer, including the senior secured term loans under the Credit Agreement, to the extent of the value of the collateral securing such obligations. The Issuer conducts substantially all of its operations through subsidiaries, and the notes are effectively subordinated to all liabilities (including trade payables) of the Issuer's subsidiaries that do not guarantee the notes. The indenture relating to the notes permits Parent, the Issuer and their subsidiaries to incur substantial amounts of additional debt and other liabilities, some of which may be secured and some of which may be incurred by non-guarantor subsidiaries. As of September 30, 2014, on an as adjusted basis, the Issuer (excluding its subsidiaries) had $9.926 billion of indebtedness outstanding (excluding discounts and fair value adjustments), of which $4.611 billion was secured and all of which has been guaranteed by Level 3 LLC. As of September 30, 2014, on an as adjusted basis, the Issuer and its subsidiaries in the aggregate had approximately $10.126 billion of indebtedness outstanding (excluding intercompany balances and discounts and fair value adjustments), $4.811 billion of which constituted secured indebtedness and none of which constituted subordinated indebtedness (excluding intercompany balances).

Each guarantee of the notes is a general unsecured obligation of each guarantor, will be effectively subordinated to any existing or future secured indebtedness of such guarantor to the extent of the value of the assets securing such indebtedness, is senior in right of payment to any existing or future indebtedness of such guarantor that is expressly subordinated in right of payment to such guarantor's guarantee of the notes and will rank equal in right of payment with any existing or future unsubordinated indebtedness of such guarantor. The Offering Proceeds Note and guarantees (other than Parent's guarantee) of the notes and of the Offering Proceeds Note may, at the option of Level 3, be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of Level 3 LLC and each guarantor to the prior payment in full in cash of all obligations of Level 3 LLC and such guarantor in respect of a credit facility or other indebtedness incurred by Parent or any of its restricted subsidiaries in accordance with the covenants of the indenture relating to the notes. See "Description of the Notes."

As described above, in accordance with these provisions, the Offering Proceeds Note is subordinated to the Loan Proceeds Note issued in respect of the Issuer's $4.611 billion senior secured term loans under the Credit Agreement. The guarantee by Level 3 LLC of the notes is subordinated to Level 3 LLC's guarantee of the senior secured term loans under the Credit Agreement. The guarantee by Level 3 LLC of the notes is pari passu to Level 3 LLC's guarantee of the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020, the 6.125% Senior Notes due 2021 and the Floating Rate Senior Notes due 2018. As of September 30, 2014, on an as adjusted basis, Parent (excluding its subsidiaries) had approximately $1.375 billion of indebtedness outstanding, excluding intercompany balances and discount and fair value adjustments, none of which constituted secured indebtedness or subordinated indebtedness. See "Description of the Notes."

Optional Redemption

The notes are subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time prior to August 15, 2017, upon not less than 30 nor more than 60 days' prior notice, at a price equal to 100% of the principal amount of the notes so redeemed, plus accrued and unpaid interest thereon (if any) to the redemption date and a "make-whole premium." See "Description of the Notes—Optional Redemption." The Issuer may redeem some or all of the notes at any time on or after August 15, 2017, at the redemption prices as set forth under the caption "Description of the Notes—Optional Redemption."

In addition, at any time or from time to time on or prior to August 15, 2017, the Issuer may redeem up to 40% of the original aggregate principal amount of the notes (including any additional notes) at a redemption price equal to 105.375% of the principal amount of the notes so redeemed, plus, in each case, accrued and unpaid interest thereon (if any) to the redemption date, with the net cash proceeds contributed to the Issuer of one or more private placements to persons other than affiliates of Parent or underwritten public offerings of common stock of Parent resulting, in each case, in gross proceeds of at least $100 million in the aggregate; provided that at least 60% of the original aggregate principal amount of the notes (including any additional notes) would remain outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 90 days of such private placement or public offering upon not less than 30 nor more than 60 days' prior notice. See "Description of the Notes—Optional Redemption."

Change of Control Triggering Event

Within 30 days of the occurrence of a Change of Control Triggering Event (as defined), the Issuer will be required to make an offer to purchase all outstanding notes at a price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the purchase date. In the event that Holders of not less than 90% of the principal amount of the outstanding notes accept such an offer to purchase, the Issuer may redeem the remaining outstanding notes at a price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date. See "Description of the Notes—Certain Covenants—Change of Control Triggering Event."

Certain Covenants

The indenture relating to the notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of the Issuer and Issuer restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Parent, the Issuer, future guarantors of the notes and guarantors of the Offering Proceeds Note, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities. All of the covenants are subject to a number of important qualifications and exceptions. See "Description of the Notes."

Covenant Suspension

During any period of time that (i) the ratings assigned to the notes by both of Moody's Investors Service, Inc. and Standard & Poor's Ratings Service are equal to or higher than Baa3 (or the equivalent) and BBB– (or the equivalent), respectively, and (ii) no default or event of default has occurred and is continuing under the indenture relating to the notes, the Issuer, Parent and their respective restricted subsidiaries will not be subject to most of the covenants discussed above. In the event that the Issuer, Parent and their respective restricted subsidiaries are not subject to such covenants for any period of time as a result of the preceding sentence and, on any subsequent date, one or both of such rating agencies withdraws its ratings or downgrades the ratings assigned to the notes below the level set forth above or a default or event of default occurs and is continuing under the indenture relating to the notes, then the Issuer, Parent and their respective restricted subsidiaries will thereafter again be subject to such covenants.

Absence of a Public Market for the Notes

The new notes are a new issue of securities for which there is currently no established trading market. There can be no assurance as to the development or liquidity of any market for any of the new notes. The Issuer does not intend to apply for listing of any of the new notes on any securities exchange or for quotation through any annotated quotation system. See "Risk Factors—Risks Relating to the Notes—There is no public market for the notes, which could limit their market price or your ability to sell them."

Risk Factors

Before tendering original notes, holders should carefully consider all of the information set forth and incorporated by reference in this prospectus and, in particular, should evaluate the specific risk factors set forth under "Risk Factors," beginning on page 15.

RATIO OF EARNINGS TO FIXED CHARGES

        Level 3's ratio of earnings to fixed charges for each of the periods indicated was as follows:

Nine Months Ended September 30,		Fiscal Year Ended December 31,
2014	2013	2013	2012	2011	2010	2009
1.5x	—	—	—	—	—	—

        For this ratio, earnings consist of earnings (loss) before income taxes, noncontrolling interests and discontinued operations, plus fixed charges (excluding capitalized interest but including amortization of capitalized interest). Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by Level 3 to be representative of the interest factor. Level 3 had a ratio of earnings to fixed charges of approximately 1.5x for the nine months ended September 30, 2014 and deficiencies of earnings to fixed charges of approximately $84 million for the nine months ended September 30, 2013, approximately $71 million for the fiscal year ended December 31, 2013, approximately $374 million for the fiscal year ended December 31, 2012, approximately $786 million for the fiscal year ended December 31, 2011, approximately $712 million for the fiscal year ended December 31, 2010 and approximately $623 million for the fiscal year ended December 31, 2009.

RISK FACTORS

        Before tendering original notes, prospective participants in the exchange offer should consider carefully the following risks. The risks described below are not the only ones facing the Issuer and Level 3. Additional risks not presently known to Level 3 or that Level 3 currently deems immaterial may also impair Level 3's business operations. Level 3's business, financial condition or results of operations could be materially adversely affected by any of these risks. The value of the notes could decline due to any of these risks, and noteholders may lose all or part of their investment. Level 3 is, and will continue to be, subject to the risks described in Level 3's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and any amendments thereto, as such risks may be updated or supplemented in Level 3's subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. The new notes, like the original notes, entail such risks.

        This prospectus and the information incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Level 3's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by Level 3 described below and elsewhere in this prospectus and the information included or incorporated by reference.

Risks Relating to the Notes

         You may not be able to sell your original notes if you do not exchange them for new notes in the exchange offer.

        If you do not exchange your original notes for new notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer as stated in the legend on the original notes. In general, you may not reoffer, resell or otherwise transfer the original notes in the United States unless they are:

  •
  registered under the Securities Act;

  •
  offered or sold under an exemption from the Securities Act and applicable state securities laws; or

  •
  offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        The Issuer does not currently anticipate that it will register the original notes under the Securities Act.

         Holders of the original notes who do not tender their original notes will have no further registration rights under the registration agreement.

        Holders who do not tender their original notes, except for limited instances involving the initial purchaser or holders of original notes who are not eligible to participate in the exchange offer or who do not receive freely transferable new notes in the exchange offer, will not have any further registration rights under the registration agreement or otherwise and will not have rights to receive special interest.

         The market for original notes may be significantly more limited after the exchange offer and you may not be able to sell your original notes after the exchange offer.

        If original notes are tendered and accepted for exchange under the exchange offer, the trading market for original notes that remain outstanding may be significantly more limited. As a result, the liquidity of the original notes not tendered for exchange could be adversely affected. The extent of the market for original notes and the availability of price quotations would depend upon a number of factors, including the number of holders of original notes remaining outstanding and the interest of securities firms in maintaining a market in the original notes. An issue of securities with a similar outstanding market value available for trading, which is called the "float," may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for original notes that are not exchanged in the exchange offer may be affected adversely as original notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the original notes that are not exchanged more volatile.

         Your original notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your original notes will continue to be subject to existing transfer restrictions and you may not be able to sell your original notes.

        The Issuer will not accept your original notes for exchange if you do not follow the exchange offer procedures. The Issuer will issue new notes as part of the exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If the Issuer does not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. The Issuer is under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, the Issuer will not accept your original notes for exchange.

         The Issuer's subsidiaries must make payments to the Issuer in order for the Issuer to make payments on the notes, and Parent's subsidiaries must make payments to Parent in order for Parent to make payment on its obligations as a guarantor of the notes.

        The Issuer is a holding company with no material assets other than the stock of its subsidiaries, the Loan Proceeds Note, the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note, the 2018 Floating Rate Proceeds Note and the Offering Proceeds Note. Accordingly, the Issuer will depend upon dividends, loans or other distributions or payments from its subsidiaries, or capital contributions from Parent, to generate the funds necessary to meet its financial obligations, including its obligations to pay you as a holder of notes. The Issuer's subsidiaries may not generate earnings sufficient to enable it to meet its payment obligations. The Issuer's subsidiaries are legally distinct from it and, unless they guarantee the notes, have no obligation to pay amounts due on the Issuer's debt or to make funds available to it for such payment. Similarly, Parent, the Issuer's parent company and a guarantor of the notes, is a holding company with no material assets other than the stock of its subsidiaries and the Parent Intercompany Note. Accordingly, Parent depends upon dividends, loans or other distributions or payments from its subsidiaries, including the Issuer, to generate the funds necessary to meet its financial obligations, including its obligations as a guarantor of the notes. Future debt of certain of the Issuer's subsidiaries, including any debt outstanding under the Credit Agreement, may prohibit the payment of dividends or the making of loans or advances to Parent or the Issuer. See "Description of Indebtedness of Level 3 Communications, Inc. and the Issuer" In addition, the ability of such subsidiaries to make such payments, loans or advances is limited by the laws of the relevant states in which such subsidiaries are organized or located. In certain circumstances, the prior or subsequent approval of such payments, loans or advances is required from applicable regulatory bodies or other governmental entities. To the extent the Issuer cannot access the cash flow of its subsidiaries, and Parent is unable to access the cash flow of its subsidiaries, including the Issuer, the Issuer may not have access to sufficient cash to repay the notes, and Parent may not have sufficient cash to comply with its guarantee obligations on the notes.

         Because the notes are structurally subordinated to the obligations of the Issuer's subsidiaries, you may not be fully repaid if the Issuer becomes insolvent.

        Substantially all of the Issuer's operating assets are held directly by its subsidiaries. None of the Issuer's subsidiaries, other than Level 3 LLC, is required to be a guarantor of the notes. Holders of any preferred stock of any of the Issuer's subsidiaries and creditors, including trade creditors and other subsidiaries of Parent that have made intercompany loans to the Issuer's subsidiaries, of any of those subsidiaries have and will have claims relating to the assets of that subsidiary that are effectively senior to the notes. That is, the notes are structurally subordinated to the debt, preferred stock and other obligations of the Issuer's subsidiaries that are not guarantors. In addition to the notes, the 9.375% Senior Notes due 2019, 8.125% Senior Notes due 2019, 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020, the 6.125% Senior Notes due 2021, the Floating Rate Senior Notes due 2018 and the senior secured term loans under the Credit Agreement are guaranteed by Level 3 LLC. The guarantee of the notes by Level 3 LLC is, and any guarantee of the notes issued by any other subsidiary of Parent will be, subordinated to Level 3 LLC's or such other subsidiary's guarantee of the senior secured term loans under the Credit Agreement. As of September 30, 2014, on an as adjusted basis, the Issuer's subsidiaries had approximately $2.089 billion in aggregate indebtedness and other balance sheet liabilities, excluding intercompany liabilities, deferred revenue and discount and fair value adjustments, all of which is structurally senior to the notes.

         Although the notes will initially benefit from some structural seniority to Parent's indebtedness, existing and future intercompany indebtedness and other actions could limit or eliminate this seniority.

        Level 3 LLC is the obligor on the Parent Intercompany Note, which evidences loans previously made from Parent to Level 3 LLC, and the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Notes, the 2018 Floating Rate Proceeds Note, the Offering Proceeds Note and the Loan Proceeds Note, each of which evidences loans previously made from the Issuer to Level 3 LLC. As of September 30, 2014, on an as adjusted basis, the outstanding principal amount of the Parent Intercompany Note was approximately

$27.2 billion, the outstanding principal amount of the 9.375% Proceeds Note was $500 million, the outstanding principal amount of the 8.125% Proceeds Note was $1.2 billion, the outstanding principal amount of the 8.625% Proceeds Note was $900 million, the outstanding principal amount of the 7% Proceeds Note was $775 million, the outstanding principal amount of the 6.125% Proceeds Note was $640 million, the outstanding principal amount of the Floating Rate Senior Notes due 2018 was $300 million, the outstanding principal amount of the Offering Proceeds Note was $1.0 billion and the outstanding principal amount of the Loan Proceeds Note was $4.611 billion. The Issuer lent the net proceeds received by it from the issuance of the original notes to Level 3 LLC, together with cash on hand, in return for the Offering Proceeds Note from Level 3 LLC in an amount equal to the aggregate principal amount at maturity of the original notes. Level 3 LLC, Parent and the Issuer entered into a Parent Intercompany Note subordination agreement that subordinates, upon the liquidation, dissolution or winding up of Level 3 LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Level 3 LLC or its property, Level 3 LLC's obligations with respect to the Parent Intercompany Note to Level 3 LLC's obligations with respect to the Offering Proceeds Note. The Parent Intercompany Note is subordinated on the same terms to the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note and the 2018 Floating Rate Proceeds Note. There is no restriction, however, on Level 3 LLC's ability to repay a portion or all of the principal of the Parent Intercompany Note, other than in a bankruptcy or similar proceeding, and in certain cases the Issuer may be able to transfer the Offering Proceeds Note, including to Parent. If Level 3 LLC prepays the Parent Intercompany Note or the Issuer transfers the Offering Proceeds Note to Parent or a subsidiary of Parent, the subordination of Level 3 LLC's obligations on the Parent Intercompany Note to its obligations on the Offering Proceeds Note will not provide any benefit to the holders of the notes. The Offering Proceeds Note will not be pledged as security for the benefit of the holders of the notes, and Level 3 LLC's obligations on the Parent Intercompany Note will not be subordinated in any way to obligations with respect to the notes themselves or with respect to any guarantees of the notes. Moreover, the Issuer has pledged the Loan Proceeds Note, the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note, the 2018 Floating Rate Proceeds Note and the Offering Proceeds Note to secure its obligations under the Credit Agreement. Parent has pledged the Parent Intercompany Note to secure its obligations under the Credit Agreement. The 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note, the 2018 Floating Rate Proceeds Note and the Offering Proceeds Note are subordinated to the Loan Proceeds Note pursuant to subordination agreements by and among the Issuer, Parent and Level 3 LLC. The right of the Issuer to payment under the Offering Proceeds Note is pari passu to the right of the Issuer to payment under the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note and the 2018 Floating Rate Proceeds Note.

        Although Parent, the Issuer and Level 3 LLC are restricted under the terms of the indenture governing the notes from taking certain actions with respect to the Offering Proceeds Note, the Parent Intercompany Note and the Parent Intercompany Note subordination agreement, neither the trustee for the notes nor the holders of the notes are or will be parties to, or third party beneficiaries of, the subordination agreement or the Offering Proceeds Note. See "Description of the Notes—Certain Covenants—Limitation on Actions with respect to Existing Intercompany Obligations." Because the Parent Intercompany Note is subordinated to the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note, the 2018 Floating Rate Proceeds Note and the Offering Proceeds Note pursuant to separate subordination agreements, if one or more of these notes were transferred by the Issuer, conflicts could arise upon the liquidation, dissolution or winding up of Level 3 LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Level 3 or its property.

         The Issuer and its subsidiaries will transfer assets to Parent at least to the extent necessary to service Parent's existing debt obligations, and those assets will not be available to repay the notes.

        The indenture relating to the notes contains substantial flexibility for the Issuer and its subsidiaries to transfer assets (by dividend, sale, loans or otherwise) to Parent. Transferred assets may not be directly or indirectly available to repay the notes. The Issuer and its subsidiaries will transfer assets to Parent at least to the extent necessary to service Parent's existing debt obligations. Although Parent has guaranteed the repayment of the notes, the guarantee is not secured and ranks equal with other unsecured debt of Parent and effectively junior to all secured debt of Parent. Parent has substantial debt outstanding. As of September 30, 2014, on an as adjusted basis, Parent had, on an unconsolidated basis, approximately $1.375 billion of total indebtedness, none of which is secured or subordinated indebtedness. The indenture relating to the notes and each issue of outstanding notes of Parent permit Parent to incur substantial additional debt, including substantial amounts of additional secured debt. The substantial level of debt makes it more difficult for Parent to honor its obligations under its guarantee of the notes. Substantial amounts of such existing debt of Parent will, and future debt of Parent may, mature prior to the notes. In addition, in certain instances proceeds from the sale, transfer or other disposition of assets of the Issuer and its subsidiaries may be used to repay debt of Parent. See "Description of the Notes—Certain Covenants—Limitation on Asset Dispositions."

         Because the notes that you hold are unsecured, you may not be fully repaid if the Issuer becomes insolvent, and guarantees of the notes and guarantees of the Offering Proceeds Note are subordinated to guarantees of the senior secured term loans under the Credit Agreement, and creditors under the Credit Agreement have prior claims over the proceeds of certain intercompany obligations.

        The notes are not secured by any of the Issuer's assets or the Issuer's subsidiaries' assets. The notes are effectively junior to obligations incurred under the Credit Agreement which is guaranteed by Parent and Level 3 LLC and is secured by a substantial portion of Parent's assets and substantially all of the assets of its U.S. subsidiaries (including the Issuer), including the Parent Intercompany Note, the Loan Proceeds Note, the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note, the 2018 Floating Rate Proceeds Note and the Offering Proceeds Note, and will also be effectively junior to the senior secured term loans under the Credit Agreement and any other secured obligations incurred under any future credit facilities, receivables and purchase money indebtedness, capitalized leases and certain other arrangements that are secured. If the Issuer becomes insolvent, the holders of the senior secured term loans under the Credit Agreement and any other secured debt would receive payments from the assets pledged as security before you receive payments and any remaining proceeds after repayment of the senior secured term loans under the Credit Agreement and any debt incurred under any future secured credit facilities may not be sufficient to repay the notes. The indenture relating to the notes expressly permits guarantees, if any, of the notes provided by subsidiaries of the Issuer to be subordinated to obligations of such subsidiaries under specified debt. Level 3 LLC's guarantee of the notes is subordinated to Level 3 LLC's guarantee of the senior secured term loans under the Credit Agreement. Additionally, guarantees of the notes (other than Parent's guarantee), the Offering Proceeds Note and guarantees of such intercompany notes, will be subordinated to obligations in respect of the Credit Agreement and any future senior secured debt. Accordingly, holders of the senior secured term loans and other debt of the Issuer that has a senior guarantee from the Issuer's restricted subsidiaries, including Level 3 LLC, will have senior claims against the restricted subsidiaries providing such guarantees.

         Parent has substantial existing debt and could incur substantial additional debt, so it may be unable to make payments on its guarantee of the notes.

        As of September 30, 2014, on an as adjusted basis, Parent had on a consolidated basis approximately $11.526 billion of total indebtedness, excluding discount and fair value adjustments. The indenture relating to the notes and each issue of Parent's outstanding notes permit it to incur substantial additional debt. The substantial level of debt makes it more difficult for Parent to honor its obligations under its guarantee of the notes. Substantial amounts of Parent's existing debt will, and its future debt may, mature prior to the notes. In addition, Level 3 had, on a consolidated basis, a ratio of earnings to fixed charges of approximately 1.5x for the nine months ended September 30, 2014 and deficiencies in its ratio of earnings to fixed charges of approximately $84 million for the nine months ended September 30, 2013, approximately $71 million for the fiscal year ended December 31, 2013, approximately $374 million for the fiscal year ended December 31, 2012, approximately $786 million for the fiscal year ended December 31, 2011, approximately $712 million for the fiscal year ended December 31, 2010, and approximately $623 million for the fiscal year ended December 31, 2009. See "Ratio of Earnings to Fixed Charges." Level 3 may not become profitable or sustain profitability in the future. Accordingly, the Issuer may not have access to sufficient funds to make payments on the notes.

         The Credit Agreement may prohibit the Issuer from making payment on the notes.

        As discussed in the section "Description of Indebtedness of Level 3 Communications, Inc. and the Issuer" the Credit Agreement limits the Issuer's ability to make payments on any outstanding indebtedness other than regularly scheduled interest and principal payments as and when due. As a result, the Credit Agreement could prohibit the Issuer from making any payment on the notes in the event that the notes are accelerated or the holders thereof require Level 3 to repurchase the notes upon the occurrence of a change in control triggering event. Any such failure to make payments on the notes would cause the Issuer to default under the indenture, which in turn is likely to be a default under the Credit Agreement and other outstanding and future indebtedness.

         If Parent experiences a change of control, the Issuer may be unable to purchase the notes you hold as required under the indenture relating to the notes.

        Upon the occurrence of certain designated events, the Issuer must make an offer to purchase all outstanding notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest thereon (if any). The Issuer may not have sufficient funds to pay the purchase price for all the notes tendered by holders seeking to accept the offer to purchase. In addition, the indenture relating to the notes and Level 3's other debt agreements, including the Credit Agreement, may require the Issuer and/or Parent to repurchase the other debt upon a change of control or may prohibit the Issuer and/or Parent from purchasing any notes before their stated maturity, including upon a change of control. Subject to certain exceptions, the Credit Agreement requires the Issuer to prepay the senior secured term loans and any other loans under the Credit Agreement within 30 days after the occurrence of a change of control triggering event (as defined in the Credit Agreement). See "Description of the Notes—Certain Covenants—Change of Control Triggering Event."

         There is no public market for the notes, which could limit their market price or your ability to sell them.

        The new notes will be new securities for which there is currently no public trading market. The Issuer does not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes in any automated quotation system. If any of the notes are traded after their initial issuance, they may trade at a discount from their principal amount depending on many factors, including prevailing interest rates, the market for similar securities and other factors, including general economic conditions and Level 3's financial condition, performance and prospects. Any decline in trading prices, regardless of the cause, may adversely affect the liquidity and trading markets for the new notes.

         Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

        The notes are guaranteed by Parent and Level 3 LLC and may, under certain circumstances in the future, be guaranteed by subsidiaries of the Issuer or other subsidiaries of Parent. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

  •
  was insolvent or rendered insolvent by reason of the incurrence of the guarantee; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        In certain circumstances, subsidiaries of Parent may provide guarantees of the Offering Proceeds Note. Any such guarantee could be subject to the same risks described above.

Risks Relating to the tw telecom Acquisition

         Although Level 3 expects that its acquisition of tw telecom will result in benefits to it, Level 3 may not realize those benefits because of integration difficulties and other challenges.

        The success of Level 3's acquisition of tw telecom will depend in large part on the success of management in integrating the operations, strategies, technologies and personnel of the two companies. Level 3 may fail to realize some or all of the anticipated benefits of the acquisition of tw telecom if the integration process takes longer than expected or is more costly than expected. Level 3's failure to meet the challenges involved in successfully integrating the operations of tw telecom or to otherwise realize any of the anticipated benefits of the Mergers, including additional revenue opportunities, could impair its operations. In addition, Level 3 anticipates that the overall integration of tw telecom will be a time-consuming and expensive process that, without proper planning and effective and timely implementation, could significantly disrupt its business.

        Potential difficulties the combined business may encounter in the integration process include the following:

  •
  the integration of management teams, strategies, technologies, operations, products and services;

  •
  the disruption of ongoing businesses and distraction of their respective management teams from ongoing business concerns;

  •
  the retention of the existing customers and/or vendors of both companies;

  •
  the creation of uniform standards, controls, procedures, policies and information systems;

  •
  the reduction of the costs associated with each company's operations;

  •
  the consolidation and rationalization of information technology platforms and administrative infrastructures;

  •
  the integration of corporate cultures and maintenance of employee morale;

  •
  the retention of key employees; and

  •
  potential unknown liabilities associated with the Mergers.

        The anticipated benefits and synergies include the elimination or reduction of network related expenses, including third party access costs, the elimination of duplicative personnel, realization of efficiency in capital investments as well as the combination of offices in various locations and the elimination of numerous technology systems. However, these anticipated benefits and synergies assume a successful integration and are based on projections, which are inherently uncertain, and other assumptions. Even if integration is successful, anticipated benefits and synergies may not be achieved.

         Level 3's future results will suffer if the combined business does not effectively manage its expanded operations following the Mergers.

        Following the Mergers, Level 3 may continue to expand its operations through new product and service offerings and through additional strategic investments, acquisitions or joint ventures, some of which may involve complex technical and operational challenges. Level 3's future success depends, in part, upon its ability to manage its expansion opportunities, which pose numerous risks and uncertainties, including the need to integrate new operations into Level 3's existing business in an efficient and timely manner, to combine accounting and data processing systems and management controls and to integrate relationships with customers, vendors and business partners.

        Furthermore, any future acquisitions of businesses or facilities could entail a number of risks, including:

  •
  problems with the effective integration of operations;

  •
  inability to maintain key pre-acquisition business relationships;

  •
  increased operating costs;

  •
  exposure to unanticipated liabilities; and

  •
  difficulties in realizing projected efficiencies, synergies and cost savings.

        Level 3 cannot assure you that its future expansion or acquisition opportunities will be successful, or that the combined business will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

USE OF PROCEEDS

        None of the Issuer, Parent or Level 3 LLC will receive any proceeds from the issuance of the new notes pursuant to the exchange offer.

SELECTED HISTORICAL FINANCIAL DATA OF LEVEL 3

        The following table presents Level 3's selected historical consolidated financial data as of September 30, 2014 and 2013, and for the nine months ended September 30, 2014 and 2013, and as of and for the years ended, December 31, 2013, 2012, 2011, 2010 and 2009. You should read this information in conjunction with Level 3's consolidated financial statements and related notes included in Level 3's Quarterly Report on Form 10-Q for the period ended September 30, 2014 filed on November 7, 2014 and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on February 27, 2014, which are incorporated by reference in this document and from which this information is derived. See the section titled "Where You Can Find More Information; Incorporation by Reference."

	Nine Months Ended September 30,		Fiscal Year Ended December 31,(1)(2)(3)
(dollars in millions)	2014	2013	2013	2012	2011	2010	2009
Results of Operations:
Revenue(1)	$4,863	$4,711	$6,313	$6,376	$4,333	$3,591	$3,695
Income (loss) from continuing operations(2)	248	(123)	(109)	(422)	(827)	(621)	(624)
Income (loss) from discontinued operations(1)	—	—	—	—	71	(1)	6
Net income (loss)	248	(123)	(109)	(422)	(756)	(622)	(618)

	Nine Months Ended September 30,		Fiscal Year Ended December 31,(1)(2)(3)
(dollars in millions except per share amounts)	2014	2013	2013	2012	2011	2010	2009
Basic Per Common Share:
Income (loss) from continuing operations	$1.05	$(0.56)	$(0.49)	$(1.96)	$(6.03)	$(5.61)	$(5.73)
Income (loss) from discontinued operations, net	—	—	—	—	0.52	(0.01)	0.05
Net income (loss)	1.05	(0.56)	(0.49)	(1.96)	(5.51)	(5.62)	(5.68)
Dividends(3)	—	—	—	—	—	—	—

	September 30,		December 31,(1)(2)(3)
(dollars in millions)	2014	2013	2013	2012	2011	2010	2009
Financial Position:
Total assets	$13,983	$12,852	$12,874	$13,307	$13,188	$8,355	$9,062
Current portion of long-term debt(4)	502	21	31	216	65	180	705
Long-term debt, less current portion(4)	8,856	8,537	8,331	8,516	8,385	6,268	5,755
Stockholders' equity (deficit)(5)	1,648	1,147	1,411	1,171	1,193	(157)	491

(1)
On October 4, 2011, Level 3 purchased Global Crossing Limited ("Global Crossing") (the "Amalgamation"). During 2011, Level 3 recorded revenue attributable to Global Crossing of approximately $654 million.

  On November 14, 2011, Level 3 completed the sale of its coal mining business to Ambre Energy Limited as part of its long-term strategy to focus on core business operations. Revenue attributable to the coal mining business totaled approximately $54 million in 2011 through the date of sale, $60 million in 2010 and $67 million in 2009. As a result of the transaction, Level 3 recognized a gain on the transaction of approximately $72 million, which is included in its consolidated statements of operations within "Income (Loss) from Discontinued Operations, Net." The financial results of the coal mining business are included in Level 3's consolidated results of operations through the date of sale, and all periods have been revised to reflect the presentation within discontinued operations.

(2)
In 2009, Level 3 recognized a gain of approximately $14 million as a result of debt repurchases and exchanges of certain of Level 3's debt securities and $9 million of restructuring charges.

  In 2010, Level 3 recognized a loss of approximately $59 million associated with the tender offer to repurchase Level 3's 12.25% Senior Notes due 2013 and as a result of the redemption of its 10% Convertible Senior Notes due 2011. Level 3 also recognized a $91 million benefit primarily related to the release of foreign deferred tax valuation allowances and $2 million of restructuring charges.

  In 2011, Level 3 recognized a loss of $100 million related to the redemption and repurchase of the 3.5% Convertible Senior Notes due in June 2012 and prepayment of the Tranche B Term Loan that was outstanding under the existing Senior Secured Term Loan, the conversion of certain of the 15% Convertible Senior Notes due 2013, the retirement of a portion of the 9.25% Senior Notes due 2014, the redemption of the 5.25% Convertible Senior Notes due 2011 and exchange of the 9% Convertible Senior Discount Notes due 2013. As a result of a change in the estimated useful lives of certain of Level 3's property, plant and equipment, Level 3 recognized a reduction of approximately $74 million in depreciation expense during the fourth quarter of 2011. The change in accounting estimate was accounted for on a prospective basis effective October 1, 2011. Level 3 also recognized $11 million of restructuring charges and $20 million of charges associated with the impairment of certain wireless spectrum licenses.

  In 2012, Level 3 recognized a $160 million loss on modification and extinguishment of debt as a result of the refinancing of the $650 million Tranche B II Term Loan and $550 million Tranche B III Term Loan in October 2012, the refinancing of the $1.4 billion Tranche A Term Loan in August 2012 and the repayment of existing vendor financing obligations, the redemption of the 8.75% Senior Notes due 2017 in August 2012, the redemption of the 9.25% Senior Notes due 2014 in February 2012 and the exchange of a portion of the 15% Convertible Senior Notes due 2013 in March 2012. Level 3 also recognized $34 million of restructuring charges. Level 3 completed an updated analysis and revised its estimated future cash flows of its asset retirement obligations as a result of a strategic review of Level 3's real estate portfolio in the fourth quarter of 2012. As a result, Level 3 reduced its asset retirement obligations liability by $73 million with an offsetting reduction to property, plant and equipment of $24 million, selling, general and administrative expenses of $47 million and depreciation and amortization of $2 million. In addition, as a result of the refinancing of the Tranche A Term Loan in 2012, two interest rate swap agreements maturing in early 2014 that had effectively hedged changes in the interest rate on a portion of the Tranche A Term Loan were deemed "ineffective" under GAAP. Level 3 recognized a non-cash loss on the agreements of approximately $60 million (excluding accrued interest), which represented the cumulative loss recorded in Accumulated Other Comprehensive Income (Loss) ("AOCI") at the date the instruments ceased to qualify as hedges.

  In 2013, Level 3 recognized an $84 million loss on modification and extinguishment of debt as a result of refinancing its $815 million Tranche B 2019 Term Loan and $595.5 million Tranche B 2016 Term Loan in August 2013, its $1.2 billion Tranche B-II 2019 Term Loan in October 2013 and its $640 million 10% Senior Notes due 2018 and $300 million Floating Rate Senior Notes due 2015 in December 2013. Additionally, Level 3 incurred $47 million of restructuring charges.

(3)
Level 3's current dividend policy, in effect since April 1998, is to retain future earnings for use in Level 3's business. As a result, management does not anticipate paying cash dividends on shares of common stock in the foreseeable future. In addition, Level 3 is restricted under certain debt-related covenants from paying cash dividends on shares of its common stock.

(4)
In 2009, Level 3 received net proceeds of $274 million as a result of amending and restating its existing senior secured credit facility to increase the borrowings through the creation of a new $280 million Tranche B Term Loan. Level 3 exchanged $142 million of its 6% Convertible Subordinated Notes due 2010 and $140 million of its 2.875% Convertible Senior Notes due 2010 for $200 million of 7% Convertible Senior Notes due 2015 and $78 million of cash. In 2009, Level 3 received net proceeds of $274 million from the issuance of its 7% Convertible Senior Notes due 2015, Series B. Also in 2009, Level 3 repurchased $126 million aggregate principal amount of its 6% Convertible Subordinated Notes due 2009, $55 million aggregate principal amount of its 6% Convertible Subordinated Notes due 2010, $13 million aggregate principal amount of its 2.875% Convertible Senior Notes due 2010, $131 million aggregate principal amount of its 5.25% Convertible Senior Notes due 2011, $56 million aggregate principal amount of its 10% Convertible Senior Notes due 2011, and $31 million aggregate principal amount of its 3.5% Convertible Senior Notes due 2012. Level 3 also redeemed the remaining $13 million of its 11.5% Senior Notes due 2010, repurchased the remaining $6 million aggregate principal amount of its Floating Rate Notes due 2011 and repaid at maturity the remaining $55 million of its outstanding 6% Convertible Subordinated Notes due 2009.

  In 2010, Level 3 received net proceeds of $613 million from the issuance of its 10% Senior Notes due 2018 and net proceeds of $195 million from the issuance of its 6.5% Convertible Senior Notes due 2016. In connection with the issuance of its 10% Senior Notes due 2018, Level 3 repurchased $550 million of the total outstanding 12.25% Senior Notes due 2013 primarily through a tender offer. In addition, Level 3 redeemed all of the outstanding $172 million aggregate principal amount of its 10% Convertible Senior Notes due 2011, $3 million of its 5.25% Convertible Senior Notes due 2011, the remaining $3 million of its 10.75% Senior Notes due 2011, and $2 million of its 2.875% Convertible Senior Notes due 2010. Upon maturity, Level 3 repaid the remaining $111 million of its 6% Convertible Subordinated Notes due 2010 and the remaining $38 million of its 2.875% Convertible Senior Notes due 2010.

  In 2011, Level 3 issued approximately $605 million of 11.875% Senior Notes due 2019 in two separate transactions, as well as $500 million of its 9.375% Senior Notes due 2019. Proceeds from the first 11.875% Senior Note offering were used to redeem $196 million of 5.25%

  Convertible Senior Notes. In the second offering, Level 3 exchanged $295 million of 9% Convertible Senior Discount Notes for the 11.875% Senior Notes. Level 3 Escrow, Inc., an indirect wholly owned subsidiary of Level 3, issued $600 million in aggregate principal amount of 8.125% Senior Notes due 2019. Level 3 Escrow, Inc. issued an additional $600 million in aggregate principal amount of its 8.125% Senior Notes due 2019 under the same indenture as the 8.125% Senior Notes previously issued, which were treated as a single series of notes under the indenture. In connection with the Amalgamation, all of the 8.125% Senior Notes due 2019 were assumed by Level 3 Financing, Inc., a direct wholly owned subsidiary of Level 3, and the proceeds were used to refinance certain existing indebtedness of Global Crossing. Level 3 exchanged approximately $128 million of its 15% Convertible Senior Notes due 2013 for approximately 5 million shares of its common stock. Level 3 also paid approximately $29 million in cash, representing interest due from the conversion through the 2013 maturity date. Level 3 also repurchased approximately $20 million of its 3.5% Convertible Senior Notes due 2012. Level 3 borrowed $550 million aggregate principal amount of its Tranche B III Term Loan. The net proceeds in addition to cash on hand were used to redeem the remaining $274 million aggregate principal amount of 3.5% Convertible Senior Notes due 2012 and prepay the $280 million Tranche B Term Loan that was outstanding under the existing Senior Secured Term Loan. Also in connection with the closing of the Amalgamation, Level 3 amended its existing credit agreement to incur an additional $650 million of borrowings through an additional Tranche B II Term Loan. The net proceeds from the Tranche B II Term Loan were used to consummate the Amalgamation, to refinance certain existing indebtedness of Global Crossing in connection with the consummation of the Amalgamation and for general corporate purposes.

  In 2012, Level 3 refinanced its existing $650 million Tranche B II Term Loan and $550 million Tranche B III Term Loan under its existing senior secured credit facility through the creation of a new term loan in the aggregate principal amount of $1.2 billion (the "Tranche B-II 2019 Term Loan") along with cash on hand. Level 3 also fully repaid the outstanding principal amount of its Commercial Mortgage due 2015 along with accrued interest which was approximately $63 million. Also in 2012, Level 3 completed the offering of $300 million aggregate principal amount of its 8.875% Senior Notes due 2019 in a private offering. The net proceeds from that offering were used for general corporate purposes, including the repurchase, redemption, repayment or refinancing of Level 3's and its subsidiaries' existing indebtedness. Additionally in 2012, Level 3 completed the offering of $775 million aggregate principal amount of its 7% Senior Notes due 2020 in a private offering. The net proceeds from the offering of the notes, along with cash on hand, were used to redeem all of Level 3's outstanding 8.75% Senior Notes due 2017, including the payment of accrued and unpaid interest and applicable premiums. Level 3 refinanced its existing $1.4 billion Tranche A Term Loan under its existing senior secured credit facility through the creation of new term loans in the aggregate principal amount of $1.415 billion (the "New Term Loans") along with cash on hand and used the remaining net proceeds to repay $15 million in principal amount plus a premium for existing vendor financing obligations. Further in 2012, Level 3 exchanged approximately $100 million aggregate principal amount of its outstanding 15% Convertible Senior Notes due 2013 for approximately 5.4 million shares of its common stock, including an inducement premium. Also in 2012, Level 3 issued $900 million aggregate principal amount of its 8.625% Senior Notes due 2020. A portion of the net proceeds from the offering were used to redeem all of Level 3's outstanding 9.25% Senior Notes due 2014 in aggregate principal amount of $807 million.

  In 2013, Level 3 repaid at maturity approximately $172 million of its 15% Convertible Senior Notes due 2013. Level 3 also refinanced its existing $815 million Tranche B 2019 Term Loan through the creation of the $815 million Tranche B-III 2019 Term loan and its $595.5 million Tranche B 2016 Term Loan and $1.2 billion Tranche B-II 2019 Term Loan through the creation of a new term loan in the aggregate principal amount of $1.796 billion (the "Tranche B 2020

  Term Loan"). Additionally, Level 3 completed the offering of $640 million aggregate principal amount of its 6.125% Senior Notes due 2021. The proceeds from the offering, together with cash on hand, were used to redeem all of the outstanding 10% Senior Notes due 2018. Also in 2013, Level 3 completed the offering of $300 million aggregate principal amount of its Floating Rate Senior Notes due 2018. The net proceeds of these notes, together with cash on hand, were used to redeem all of the outstanding Floating Rate Notes due 2015. Finally in 2013, the holders of approximately $200 million aggregate principal amount of Level 3's outstanding 6.5% Convertible Senior Notes due 2016 converted these notes for approximately 10.8 million shares of Level 3's common stock. The remaining $1 million principal amount of Level 3's 6.5% Convertible Senior Notes due 2016 was redeemed with cash on hand.

  Long-term debt, less current portion includes capital lease obligations. Refer to "Contractual Obligations" within Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in Level 3's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for further discussion of Level 3's total obligations.

(5)
In 2011, Level 3 issued approximately 4.7 million shares of common stock in exchange for $128 million aggregate principal amount of its 15% Convertible Senior Notes. Level 3 also issued approximately 89 million shares of common stock, valued at approximately $1.9 billion, as the stock portion of the purchase price to acquire Global Crossing.

  In 2012, Level 3 issued approximately 5.4 million shares of common stock, including an inducement premium, in exchange for approximately $100 million aggregate principal amount of its outstanding 15% Convertible Senior Notes due 2013.

  In 2013, Level 3 issued approximately 10.8 million shares of common stock when holders of approximately $200 million of its 6.5% Convertible Senior Notes due 2016 converted these notes.

 THE EXCHANGE OFFER

Purpose of the Exchange Offer

        On July 24, 2014, the Issuer formed Level 3 Escrow II, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Issuer ("Level 3 Escrow"), solely for the purpose of issuing the original notes (as defined below). On August 12, 2014, Level 3 Escrow privately placed $1,000,000,000 aggregate principal amount of its 5.375% Senior Notes due 2022 (the "original notes") in a transaction exempt from registration under the Securities Act.

        Accordingly, the original notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available. The gross proceeds of the offering of the original notes, together with certain additional amounts, were deposited into a segregated escrow account until the date on which specified escrow conditions were satisfied, including the closing of the tw telecom Acquisition.

        On October 31, 2014, upon satisfaction of the escrow conditions, the Issuer assumed Level 3 Escrow's obligations and agreements under the original notes and the indenture governing the original notes and Parent and Level 3 LLC fully and unconditionally guaranteed the original notes on an unsecured basis.

        In connection with the private placement and upon satisfaction of the escrow conditions, the Issuer and Parent entered into a registration agreement, dated as of October 31, 2014, with the initial purchasers of the original notes. In the registration agreement relating to the original notes, the Issuer and Parent have agreed with the initial purchasers of the original notes to:

  •
  file a registration statement with the SEC relating to the exchange offer not later than July 28, 2015;

  •
  use their commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act by October 26, 2015; and

  •
  upon effectiveness of the exchange offer registration statement, promptly commence the exchange offer.

        In addition, the Issuer and Parent have agreed to keep the exchange offer open for at least 20 business days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the original notes. The new notes are being offered under this prospectus to satisfy these obligations of the Issuer and Parent under the registration agreement.

Terms of the Exchange

        Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal that accompanies this prospectus, the Issuer is offering to exchange (i) $1,000 in principal amount of new notes for each $1,000 in principal amount of outstanding original notes. The terms of the new notes are substantially identical to the terms of the original notes for which they may be exchanged in the exchange offer, except that:

          (1)   the new notes will be freely transferable, other than as described in this prospectus;

          (2)   the new notes will not contain any legend restricting their transfer;

          (3)   holders of the new notes will not be entitled to certain rights of the holders of the original notes under the registration agreement, which rights will terminate on completion of the exchange offer; and

          (4)   the new notes will not contain any provisions regarding the payment of special interest.

The new notes will evidence the same debt as the original notes and will be entitled to the benefits of the indenture. See "Description of the Notes."

        The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.

        Based on interpretations by the SEC's staff in no-action letters issued to other parties, the Issuer believes that holders of new notes issued in the exchange offer may transfer the new notes without complying with the registration and prospectus delivery requirements of the Securities Act if the holders:

          (1)   acquired the new notes in the ordinary course of the holders' business;

          (2)   are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes;

          (3)   are not affiliates of the Issuer within the meaning of Rule 405 under the Securities Act;

          (4)   are not broker-dealers who acquired original notes directly from the Issuer; and

          (5)   are not broker-dealers who acquired original notes as a result of market-making or other trading activities.

        See "Plan of Distribution."

        Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

        The letter of transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for original notes where those new notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. The Issuer and Parent have agreed that, starting on the date of this prospectus and ending on the close of business on the day that is 270 days following the date of this prospectus, they will make this prospectus available to any broker-dealer for use in connection with any resale of this kind.

        Tendering holders of original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the applicable letter of transmittal, transfer taxes relating to the exchange of original notes for new notes in the exchange offer.

Shelf Registration Statement

        If:

          (1)   because of any change in law or applicable interpretations of the staff of the SEC, the Issuer and Parent determine that they are not permitted to effect an exchange offer,

          (2)   with respect to the original notes, for any other reason the exchange offer registration statement is not declared effective by October 26, 2015 or the exchange offer is not consummated on or prior to the later of (x) November 25, 2015 and (y) 30 business days following the initial effectiveness date of the exchange offer registration statement,

          (3)   any initial purchaser so requests for original notes not eligible to be exchanged for new notes in the exchange offer,

          (4)   any holder of original notes, other than an initial purchaser, is not eligible to participate in the exchange offer, or

          (5)   any holder of original notes, other than an initial purchaser, does not receive freely tradable new notes in the exchange offer other than by reason of the holder being an affiliate of the Issuer and Parent, the Issuer and Parent will:

          (1)   as promptly as practicable (but in no event more than the later of (i) July 28, 2015 or (ii) 45 days after so required or requested), file a shelf registration statement covering resales of the original notes or the new notes, as the case may be, and thereafter use their commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act, and

          (2)   use their commercially reasonable efforts to keep the shelf registration statement continuously effective until one year after its effective date.

        For purposes of determining whether the Issuer and Parent are obligated to file a shelf registration statement, the requirement that a participating broker-dealer deliver this prospectus in connection with sales of new notes will not result in those new notes being deemed not freely tradable.

        If the Issuer and Parent file a shelf registration statement, they will, among other things:

          (1)   provide to each holder for whom the shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement;

          (2)   notify each of those holders when the shelf registration statement has become effective; and

          (3)   take other actions as are required to permit unrestricted resales of the original notes or the new notes, as the case may be.

A holder selling original notes or new notes under the shelf registration statement generally must be named as a selling security holder in the related prospectus and must deliver a prospectus to purchasers. Consequently, the holder may be subject to the civil liability provisions under the Securities Act in connection with those sales and will be bound by any applicable provisions of the registration agreement, including specified indemnification obligations.

Special Interest

        Special interest will accrue on the principal amount of the original notes and the new notes, in addition to the stated interest on the original notes and the new notes, from and including the date on which a registration default occurs to but excluding the date on which all registration defaults have been cured.

        With respect to the original notes, the occurrence of any of the following is a registration default:

          (1)   neither the exchange offer registration statement nor the shelf registration statement has been filed with the SEC on or before July 28, 2015,

          (2)   neither the exchange offer registration statement nor the shelf registration statement has been declared effective on or before October 26, 2015,

          (3)   neither the exchange offer has been completed nor the shelf registration statement has been declared effective on or before the later of (i) November 25, 2015 and (ii) 30 business days following the initial effectiveness of the exchange offer registration statement, or

          (4)   after either the exchange offer registration statement or the shelf registration statement has been declared effective, that registration statement ceases to be effective or usable, subject to certain exceptions, in connection with resales of original notes or new notes in accordance with and during the periods specified in the applicable registration agreement.

        Special interest will accrue at a rate of 0.50% per annum on the principal amount during the 90-day period after the occurrence of the registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period. In no event will the rate exceed 1.00% per annum on the principal amount. If the exchange offer is completed on the terms and within the period contemplated by this prospectus, no special interest will be payable.

        The summary of the provisions of the registration agreement contained in this prospectus does not purport to be complete. This summary is subject to and is qualified in its entirety by reference to all the provisions of the registration agreement, a copy of which is an exhibit to the registration statement of which this prospectus is a part.

Expiration Date; Extensions; Termination; Amendments

        The expiration date of the exchange offer is 5:00 p.m., New York City time, on February 5, 2015, unless the Issuer in its sole discretion extends the period during which the exchange offer is open. In that case, the expiration date will be the latest time and date to which the exchange offer is extended. The Issuer reserves the right to extend the exchange offer at any time and from time to time before the expiration date by giving written notice to The Bank of New York Mellon Trust Company, N.A., the exchange agent, and by timely public announcement. Unless otherwise required by applicable law or regulation, the public announcement will be made by a release to the PR Newswire or other national newswire service. During any extension of the exchange offer, all original notes previously tendered in the exchange offer will remain subject to the exchange offer.

        The initial exchange date will be the first business day following the expiration date. The Issuer expressly reserves the right to:

          (1)   terminate the exchange offer and not accept for exchange any original notes for any reason, including if any of the events described below under "—Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Issuer; and

          (2)   amend the terms of the exchange offer in any manner.

        If any termination or amendment occurs, the Issuer will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the original notes as promptly as practicable. Unless the Issuer terminates the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, the Issuer will exchange the new notes for the original notes on the exchange date.

        If:

          (1)   the Issuer waives any material condition to the exchange offer or amends the exchange offer in any other material respect; and

          (2)   at the time that notice of this waiver or amendment is first published, sent or given to holders of original notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the fifth business day from, and including, the date that the notice is first so published, sent or given, then the exchange offer will be extended until that fifth business day.

        This prospectus and the letter of transmittal and other relevant materials will be mailed by the Issuer to record holders of original notes. In addition, these materials will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of original notes.

How to Tender

        The tender to the Issuer of original notes according to one of the procedures described below will constitute an agreement between that holder of original notes and the Issuer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        General Procedures.    A holder of an original note may tender them by properly completing and signing the letter of transmittal or a facsimile of the letter of transmittal and delivering them, together with the certificate or certificates representing the original notes being tendered and any required signature guarantees or a timely confirmation of a book-entry transfer according to the procedure described below, to the exchange agent at the address set forth below under "—Exchange Agent" on or before the expiration date. All references in this prospectus to the letter of transmittal include a facsimile of the letter of transmittal.

        If tendered original notes are registered in the name of the signer of the applicable letter of transmittal and the new notes to be issued in exchange for accepted original notes are to be issued, and any untendered original notes are to be reissued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered original notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Issuer. They must also be duly executed by the registered holder. In addition, the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the new notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the original notes, an eligible guarantor institution must guarantee the signature on the applicable letter of transmittal.

        Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender original notes should contact the holder promptly and instruct it to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender the original notes itself, the beneficial owner must either make appropriate arrangements to register ownership of the original notes in its name or follow the procedures described in the immediately preceding paragraph. The beneficial owner must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the original notes. The transfer of record ownership may take considerable time.

        Book-Entry Transfer.    The exchange agent will make a request to establish an account for the original notes at each book-entry transfer facility for purposes of the exchange offer within two business days after receipt of this prospectus unless the exchange agent already has established an account with the book-entry transfer facility suitable for the exchange offer. Subject to the establishment of the account, any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of original notes by causing a book-entry transfer facility to transfer the original notes into one of the exchange agent's accounts at the book-entry transfer facility in accordance with the facility's procedures. However, although delivery of original notes may be effected through book-entry transfer, the applicable letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "—Exchange Agent" on or before the expiration date.

        The method of delivery of original notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that the holder use registered mail, return receipt requested, obtain proper insurance, and make the mailing sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

        Unless an exemption applies under the applicable law and regulations concerning backup withholding of federal income tax, the exchange agent will be required to withhold 28% of the gross proceeds otherwise payable to a holder in the exchange offer if the holder does not provide the holder's taxpayer identification number and certify that the number is correct.

        Unless original notes being tendered by the above-described method or a timely confirmation of a book-entry transfer are deposited with the exchange agent within the time period described above, accompanied or preceded by a properly completed letter of transmittal and any other required documents, the Issuer may reject the tender.

        A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed letter of transmittal accompanied by the original notes or a timely confirmation of a book-entry transfer is received by the exchange agent.

        All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of original notes will be determined by the Issuer. The Issuer's determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of the Issuer, the exchange agent or any other person will incur any liability for failure to give notification of any defects or irregularities in tenders. The Issuer's interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, will be final and binding.

Terms and Conditions of the Letter of Transmittal

        The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

        The party tendering original notes for exchange, or the transferor, exchanges, assigns and transfers the original notes to the Issuer and irrevocably constitutes and appoints our exchange agent as its agent and attorney-in-fact to cause the original notes to be assigned, transferred and exchanged. The transferor represents and warrants that:

          (1)   it has full power and authority to tender, exchange, assign and transfer the original notes and to acquire new notes issuable upon the exchange of the tendered original notes; and

          (2)   when the same are accepted for exchange, the Issuer will acquire good and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

        The transferor also warrants that it will, upon request, execute and deliver any additional documents the Issuer deems necessary or desirable to complete the exchange, assignment and transfer of tendered original notes. The transferor further agrees that acceptance of any tendered original notes by the Issuer and the issuance of new notes in exchange shall constitute performance in full by the Issuer of its obligations under the registration agreement and that the Issuer shall have no further obligations or liabilities under the applicable registration agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

        By tendering original notes, the transferor certifies that:

          (1)   it is not an affiliate of the Issuer within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns original notes acquired directly from the Issuer or an affiliate of the Issuer, that it is acquiring the new notes offered hereby in the ordinary course of its business and that it has no arrangement with any person to participate in the distribution of the new notes; or

          (2)   it is an affiliate, as so defined, of the Issuer or of the initial purchasers, and that it will comply with applicable registration and prospectus delivery requirements of the Securities Act.

        Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

Withdrawal Rights

        Original notes tendered in the exchange offer may be withdrawn at any time before the expiration date.

        For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at the address set forth below under "—Exchange Agent." Any notice of withdrawal must:

          (1)   specify the person named in the applicable letter of transmittal as having tendered original notes to be withdrawn;

          (2)   specify the certificate numbers of original notes to be withdrawn;

          (3)   specify the principal amount of original notes to be withdrawn, which must be an authorized denomination;

          (4)   state that the holder is withdrawing its election to have those original notes exchanged;

          (5)   state the name of the registered holder of those original notes; and

          (6)   be signed by the holder in the same manner as the original signature on the applicable letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to the Issuer that the person withdrawing the tender has succeeded to the beneficial ownership of the original notes being withdrawn.

        If certificates for original notes have been delivered or otherwise identified to the exchange agent, then prior to the release of those certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless that holder is an eligible institution.

        If original notes have been tendered pursuant to the procedure for book-entry transfer described above, the executed notice of withdrawal, guaranteed by an eligible institution, unless that holder is an eligible institution, must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes and otherwise comply with the procedures of that facility. All questions as to the validity, form and eligibility, including time of receipt, of those notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be either

          (1)   returned to the holder without cost to that holder or

          (2)   in the case of original notes tendered by book-entry transfer into the exchange agent's applicable account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, those original notes will be credited to an account maintained with the book-entry transfer facility for the original notes, in either case as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under "—How to Tender" above at any time on or prior to the expiration date.

Acceptance of Original Notes for Exchange; Delivery of New Notes

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of original notes validly tendered and not withdrawn and the issuance of the new notes will be made on the exchange date. For the purposes of the exchange offer, the Issuer shall be deemed to have accepted for exchange validly tendered original notes when, as and if the Issuer has given written notice of acceptance to the exchange agent.

        The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving new notes from the Issuer and causing the original notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of new notes to be issued in exchange for accepted original notes will be made by the exchange agent promptly after acceptance of the tendered original notes. Original notes not accepted for exchange will be returned without expense to the tendering holders. Or, in the case of original notes tendered by book-entry transfer, the non-exchanged original notes will be credited to an account maintained with the book-entry transfer facility promptly following the expiration date. If the Issuer terminates the exchange offer before the expiration date, these non-exchanged original notes will be credited to the exchange agent's applicable account promptly after the exchange offer is terminated.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer or any extension of the exchange offer, the Issuer will not be required to issue new notes for any properly tendered original notes not previously accepted. The Issuer may terminate the exchange offer by written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the PR Newswire or other national newswire service or, at its option, modify or otherwise amend the exchange offer, if:

          (1)   any action or proceeding is threatened, instituted or pending before, or any injunction, order or decree is issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

            (A)   seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer,

            (B)   assessing or seeking any damages as a result of the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or

            (C)  resulting in a material delay in the ability of the Issuer to accept for exchange or exchange some or all of the original notes in the exchange offer;

          (2)   any statute, rule, regulation, order or injunction is sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action is taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Issuer might result in any of the consequences referred to in clauses (1)(A) or (B) above or, in the sole judgment of the Issuer, might result in the holders of new notes having obligations relating to resales and transfers of new notes which are greater than those described in the interpretations of the SEC referred to in "—Terms of the Exchange" above, or would otherwise make it inadvisable to proceed with the exchange offer; or

          (3)   a material adverse change has occurred in the business, condition (financial or otherwise), operations, or prospects of the Issuer or Parent.

        The conditions described above are for the sole benefit of the Issuer. The Issuer may assert these conditions regarding all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by the Issuer, giving rise to the condition. The Issuer may waive these conditions in whole or in part at any time or from time to time in its sole discretion. The failure by the Issuer at any time to exercise any of the rights described above will not be deemed a waiver of any of those rights, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Issuer has reserved the right, despite the satisfaction of each of the conditions described above, to terminate or amend the exchange offer.

        Any determination by the Issuer concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

        In addition, the Issuer will not accept for exchange any original notes tendered and no new notes will be issued in exchange for any original notes, if at that time any stop order is threatened or in effect relating to:

          (1)   the registration statement of which this prospectus constitutes a part; or

          (2)   the qualification of any of the indentures under the Trust Indenture Act.

Exchange Agent

        The Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. Letters of transmittal must be addressed to the exchange agent at the address set forth below.

Deliver to:
The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
By Registered or Certified Mail:
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Dacia Brown-Jones
By Telephone: 315-414-3349
By Facsimile: 732-667-9408

        Delivery to an address other than as set forth in this prospectus, or transmissions of instructions via a facsimile number other than the one set forth herein, will not constitute a valid delivery.

Solicitation of Tenders; Expenses

        The Issuer has not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. However, the Issuer will pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection with its services. The Issuer will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by the Issuer and are estimated at approximately $100,000.

Appraisal Rights

        Holders of original notes will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Transfer Taxes

        Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange, except that holders who instruct us to register new notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Other

        Participation in the exchange offer is voluntary, and holders should carefully consider whether to accept the terms and conditions of this offer. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of this exchange offer, and upon acceptance for exchange of all validly tendered original notes according to the terms of this exchange offer, the Issuer and Parent will have fulfilled a covenant contained in the terms of the original notes and the registration agreement. Holders of the original notes who do not tender their certificates in the exchange offer will continue to hold those certificates and will be entitled to all the rights, and limitations applicable to the original notes under the indenture, except for any rights under the registration agreement which by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of the Notes."

        All untendered original notes will continue to be subject to the restrictions on transfer set forth in the indenture. In general, the original notes may not be reoffered, resold or otherwise transferred in the U.S. unless registered under the Securities Act or unless an exemption from the Securities Act registration requirements is available. Except under certain limited circumstances, the Issuer does not intend to register the original notes under the Securities Act.

        In addition, any holder of original notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities. If so, that holder will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes could be adversely affected.

        The Issuer may in the future seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuer has no present plan to acquire any original notes that are not tendered in the exchange offer.

DESCRIPTION OF INDEBTEDNESS OF LEVEL 3 COMMUNICATIONS, INC. AND THE ISSUER

        The following is a description of the material outstanding indebtedness of Level 3 Communications, Inc. and the Issuer, other than the original notes. For purposes of this section of the prospectus only, "Level 3" refers only to Level 3 Communications, Inc., the parent company of the Issuer. The following summaries of Level 3's and the Issuer's senior secured term loans and outstanding notes (other than the original notes which are the subject of this exchange offer) are qualified in their entirety by reference to the Credit Agreement governing the senior secured term loans and the indentures to which each issue of notes relates. Copies of the Credit Agreement and indentures are available on request from Level 3.

Indebtedness of the Issuer

  Credit Agreement

        As of March 13, 2007, the Issuer, as borrower, and Level 3, as guarantor, Merrill Lynch Capital Corporation, as administrative agent and collateral agent ("Merrill Lynch"), and certain other agents and certain lenders entered into a Credit Agreement (as amended, amended and restated or otherwise modified, the "Credit Agreement"), pursuant to which the lenders have extended senior secured term loans to the Issuer.

        As of September 30, 2014, on an as adjusted basis, the Issuer had $4.611 billion of borrowings outstanding under the Credit Agreement, consisting of $815 million principal amount of Tranche B-III 2019 term loans, $1.796 billion principal amount of Tranche B 2020 term loans and $2.0 billion principal amount of Tranche B 2022 term loans.

        The Issuer's obligations under the Credit Agreement are secured by certain assets of Level 3 and certain of its subsidiaries which do not require regulatory approval to grant liens on their assets. The obligations of the Issuer under the Credit Agreement are also guaranteed by Level 3, Level 3 LLC and certain of subsidiaries that do not require regulatory approval to enter into such guarantees.

        The principal amount of the Tranche B-III 2019 term loans will be payable in full on August 1, 2019. The principal amount of the Tranche B 2020 term loans will be payable in full on January 15, 2020. The principal amount of the Tranche B 2022 term loans will be payable in full on January 31, 2022. Additional secured term loans or revolving loans may in the future be extended to the Issuer under the Credit Agreement.

        The Tranche B-III 2019 term loans, Tranche B 2020 term loans and Tranche B 2022 term loans have an interest rate, in the case of any ABR Borrowing (as defined in the Credit Agreement), equal to (a) the greater of (i) the Prime Rate (as defined in the Credit Agreement) in effect on such day, (ii) the Federal Funds Effective Rate (as defined in the Credit Agreement) in effect on such day plus 1/2 of 1% and (iii) the sum of (A) the higher of (x) the LIBO Rate (as defined in the Credit Agreement) for a one month interest period on such day and (y) 1.0%, plus (B) 1.0%, plus (b) 2.0% per annum (in the case of the Tranche B-III 2019 term loans and the Tranche B 2020 term loans) or 2.5% per annum (in the case of the Tranche B 2022 term loans). In the case of any Eurodollar Borrowing (as defined in the Credit Agreement), the Tranche B-III 2019 term loans and Tranche B 2020 term loans bear interest at the LIBO Rate for the interest period for such borrowing plus 3.0% per annum and the Tranche B 2022 term loan bears interest at the LIBO Rate for the interest period for such borrowing plus 3.5% per annum.

        The Credit Agreement provides that indebtedness outstanding under the senior secured term loans will be paid with all of the net available cash proceeds with respect to certain asset sales, if these proceeds are not reinvested in Level 3's business. The Credit Agreement contains negative covenants restricting and limiting the ability of Level 3, the Issuer and any restricted subsidiary to engage in certain activities, including:

  •
  limitations on indebtedness and the incurrence of liens;

  •
  restrictions on dividends and distributions on capital stock, and other similar distributions;

  •
  limitations on transactions restricting the ability of subsidiaries to pay dividends and other similar distributions;

  •
  restrictions on the issuance and sale of capital stock of subsidiaries;

  •
  restrictions on sale leaseback transactions, sales of assets and investments, including restrictions on asset transfers by guarantors under the Credit Agreement to subsidiaries of Level 3 which are not guarantors;

  •
  limitations on transactions with affiliates;

  •
  limitations on designating subsidiaries as unrestricted subsidiaries;

  •
  limitations on actions with respect to existing intercompany obligations; and

  •
  in the case of Level 3, the Issuer and any guarantor, restrictions on mergers and sales of substantially all assets.

        The Credit Agreement does not require Level 3 or the Issuer to maintain specific financial ratios. The Credit Agreement does contain certain events of default.

        As of September 30, 2014, on an as adjusted basis, approximately $4.611 billion aggregate principal amount of the senior secured term loans was outstanding.

  9.375% Senior Notes due 2019

        On March 4, 2011, the Issuer issued $500 million aggregate principal amount of 9.375% Senior Notes due 2019 under an indenture between Level 3, as guarantor, the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the "9.375% Senior Notes"). The 9.375% Senior Notes are senior unsecured, unsubordinated obligations of the Issuer. They rank equally in right of payment with all other existing and future senior unsecured unsubordinated indebtedness of the Issuer. The 9.375% Senior Notes are unconditionally guaranteed on an unsubordinated unsecured basis by Level 3 and Level 3 LLC. The 9.375% Senior Notes bear interest at a rate of 9.375% per annum, payable semiannually in arrears on April 1 and October 1 of each year.

        The Issuer may redeem the 9.375% Senior Notes, in whole or in part, at any time before April 1, 2015, at a redemption price equal to 100% of their principal amount, plus a make-whole premium and accrued and unpaid interest. The Issuer also may redeem the 9.375% Senior Notes, in whole or in part, at any time on or after April 1, 2015. If a redemption occurs before April 1, 2017, the Issuer will pay a premium on the principal amount of the 9.375% Senior Notes redeemed. This premium decreases annually from approximately 4.688% for a redemption during the twelve month period beginning on April 1, 2015 to approximately 2.344% for a redemption during the twelve month period beginning on April 1, 2016.

        If an event treated as a change in control of Level 3 and/or the Issuer occurs, the Issuer will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 9.375% Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 9.375% Senior Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of the Issuer and the Issuer's restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Level 3, the Issuer and future guarantors of the 9.375% Senior Notes and guarantors of the 9.375% Proceeds Note, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities.

        The holders of the 9.375% Senior Notes may force the Issuer to immediately repay the principal on the 9.375% Senior Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness of Level 3 or any restricted subsidiary having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitute a failure to pay principal when due.

        As of September 30, 2014, approximately $500 million aggregate principal amount of the 9.375% Senior Notes was outstanding.

  8.125% Senior Notes due 2019

        On June 9, 2011, a subsidiary of the Issuer, Level 3 Escrow, Inc. ("Original Escrow") issued $600 million aggregate principal amount of 8.125% Senior Notes due 2019 (the "8.125% Senior Notes") under an indenture between Original Escrow and The Bank of New York Mellon Trust Company, N.A., as trustee. The 8.125% Senior Notes were senior unsecured, unsubordinated obligations of Original Escrow. The 8.125% Senior Notes are unconditionally guaranteed on an unsubordinated unsecured basis by Level 3 and Level 3 LLC. The 8.125% Senior Notes bear interest at a rate of 8.125% per annum, payable semiannually in arrears on January 1 and July 1 of each year. The 8.125% Senior Notes were priced to investors at 99.264% of their principal amount.

        On July 28, 2011, Original Escrow issued an additional $600 million in aggregate principal amount of its 8.125% Senior Notes due 2019 under the same indenture as the 8.125% Senior Notes issued in June, which are treated under that indenture as a single series of notes. The new 8.125% Senior Notes due 2019 were priced to investors at 98.545% of their principal amount, plus accrued interest from June 9, 2011 when the original notes were issued, and will mature on July 1, 2019.

        The gross proceeds from each offering together with cash on hand were deposited into a segregated escrow account, and were to remain in escrow until the date on which certain escrow conditions, including, but not limited to, the substantially concurrent consummation of the acquisition of Global Crossing Limited by Level 3 (the "Global Crossing Acquisition") and the assumption of all obligations under the 8.125% Senior Notes and the related indenture by the Issuer (the "Original Notes Assumption") were satisfied. Prior to the Original Notes Assumption, the sole obligor of the 8.125% Senior Notes was Original Escrow. On October 4, 2011, following the consummation of the Global Crossing Acquisition, the contribution of Level 3's shares in Level 3 GC Limited to the Issuer and the satisfaction of certain escrow conditions, the Issuer entered into a supplemental indenture, dated as of October 4, 2011, to the indenture governing the 8.125% Senior Notes with Level 3 and The Bank of New York Mellon Trust Company, N.A., as trustee, providing for the consummation of the Original Notes Assumption and the unconditional guarantee by Level 3 of the Issuer's obligations under the 8.125% Senior Notes and the related indenture. Upon and after the Original Notes Assumption, the 8.125% Senior Notes are fully and unconditionally guaranteed on an unsubordinated and unsecured basis by Level 3, and since March 22, 2012, by Level 3 LLC.

        The Issuer may redeem the 8.125% Senior Notes, in whole or in part, at any time before July 1, 2015, at a redemption price equal to 100% of their principal amount, plus a make-whole premium and accrued and unpaid interest. The Issuer also may redeem the 8.125% Senior Notes, in whole or in part, at any time or from time to time on or after July 1, 2015. If a redemption occurs before

July 1, 2017, the Issuer will pay a premium on the principal amount of the 8.125% Senior Notes redeemed. This premium decreases annually from approximately 4.063% for a redemption during the twelve month period beginning on July 1, 2015 to approximately 2.031% for a redemption during the twelve month period beginning on July 1, 2016.

        If an event treated as a change in control of Level 3 and/or the Issuer occurs, the Issuer will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 8.125% Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 8.125% Senior Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of the Issuer and the Issuer's restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Level 3, the Issuer and future guarantors of the 8.125% Senior Notes and guarantors of the 8.125% Proceeds Note, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities.

        The holders of the 8.125% Senior Notes may force the Issuer to immediately repay the principal on the 8.125% Senior Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness of Level 3 or any restricted subsidiary having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitute a failure to pay principal when due.

        As of September 30, 2014, approximately $1.2 billion aggregate principal amount of the 8.125% Senior Notes was outstanding.

  8.625% Senior Notes due 2020

        On January 13, 2012, the Issuer issued $900 million aggregate principal amount of 8.625% Senior Notes due 2020 under an indenture between Level 3, as guarantor, the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the "8.625% Senior Notes"). The 8.625% Senior Notes are senior unsecured, unsubordinated obligations of the Issuer. They rank equally in right of payment with all other existing and future senior unsecured unsubordinated indebtedness of the Issuer. The 8.625% Senior Notes are unconditionally guaranteed on an unsubordinated, unsecured basis by Level 3 and Level 3 LLC. The 8.625% Senior Notes bear interest at a rate of 8.625% per annum, payable semiannually in arrears on January 15 and July 15 of each year.

        The Issuer may redeem the 8.625% Senior Notes, in whole or in part, at any time before January 15, 2016, at a redemption price equal to 100% of their principal amount, plus a make-whole premium and accrued and unpaid interest. The Issuer also may redeem the 8.625% Senior Notes, in whole or in part, at any time on or after January 15, 2016. If a redemption occurs before January 15, 2018, the Issuer will pay a premium on the principal amount of the 8.625% Senior Notes redeemed. This premium decreases annually from approximately 4.313% for a redemption during the twelve month period beginning on January 15, 2016 to approximately 2.156% for a redemption during the twelve month period beginning on January 15, 2017. In addition, on or prior to January 15, 2015, the Issuer may redeem up to 35% of the 8.625% Senior Notes with the proceeds of certain equity offerings of Level 3 at a redemption price equal to 108.625% of the principal amount of the 8.625% Senior Notes so redeemed, plus in each case, accrued and unpaid interest thereon (if any) to the redemption date, provided that at least 65% of the aggregate principal amount of the 8.625% Senior Notes originally issued remain outstanding after such redemption.

        If an event treated as a change in control of Level 3 and/or the Issuer occurs, the Issuer will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 8.625% Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 8.625% Senior Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of the Issuer and the Issuer's restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Level 3, the Issuer and future guarantors of the 8.625% Senior Notes and guarantors of the 8.625% Proceeds Note, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities.

        The holders of the 8.625% Senior Notes may force the Issuer to immediately repay the principal on the 8.625% Senior Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness of Level 3 or any restricted subsidiary having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitute a failure to pay principal when due.

        As of September 30, 2014, approximately $900 million aggregate principal amount of the 8.625% Senior Notes was outstanding.

  7% Senior Notes due 2020

        On August 6, 2012, the Issuer issued $775 million aggregate principal amount of 7% Senior Notes due 2020 under an indenture between Level 3, as guarantor, the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the "7% Senior Notes"). The 7% Senior Notes are senior unsecured, unsubordinated obligations of the Issuer. The 7% Senior Notes are unconditionally guaranteed on an unsubordinated unsecured basis by Level 3 and Level 3 LLC. They rank equally in right of payment with all other existing and future senior unsecured unsubordinated indebtedness of the Issuer. The 7% Senior Notes bear interest at a rate of 7% per annum, payable semiannually in arrears on June 1 and December 1 of each year.

        The Issuer may redeem the 7% Senior Notes, in whole or in part, at any time before June 1, 2016, at a redemption price equal to 100% of their principal amount, plus a make-whole premium and accrued and unpaid interest. The Issuer also may redeem the 7% Senior Notes, in whole or in part, at any time on or after June 1, 2016. If a redemption occurs before June 1, 2018, the Issuer will pay a premium on the principal amount of the 7% Senior Notes redeemed, plus accrued and unpaid interest. This premium decreases annually from 3.5% for a redemption during the twelve month period beginning on June 1, 2016 to 1.75% for a redemption during the twelve month period beginning on June 1, 2017. In addition, on or prior to June 1, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of the 7% Senior Notes with the net proceeds of certain equity offerings of Level 3 at a redemption price equal to 107.00% of the principal amount of the 7% Senior Notes so redeemed, plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the 7% Senior Notes originally issued remain outstanding after such redemption.

        If an event treated as a change in control of Level 3 and/or the Issuer occurs, the Issuer will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 7% Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 7% Senior Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of the Issuer and the Issuer's restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Level 3, the Issuer and future guarantors of the 7% Senior Notes and guarantors of the 7% Proceeds Note, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities.

        The holders of the 7% Senior Notes may force the Issuer to immediately repay the principal on the 7% Senior Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness of Level 3 or any restricted subsidiary having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitute a failure to pay principal when due.

        As of September 30, 2014, approximately $775 million aggregate principal amount of the 7% Senior Notes was outstanding.

  6.125% Senior Notes due 2021

        On November 14, 2013, the Issuer issued $640 million aggregate principal amount of its 6.125% Senior Notes due 2021 (the "6.125% Senior Notes") under an indenture among Level 3, as guarantor, the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee. The 6.125% Senior Notes (i) are senior unsecured, unsubordinated obligations of the Issuer; (ii) rank equally in right of payment with all other existing and future senior unsecured unsubordinated indebtedness of the Issuer and (iii) are unconditionally guaranteed on an unsubordinated unsecured basis by Level 3 and Level 3 LLC. The 6.125% Senior Notes bear interest at a rate of 6.125% per annum, payable semiannually in arrears on April 15 and October 15 of each year.

        The Issuer may redeem the 6.125% Senior Notes, in whole or in part, at any time before November 15, 2016, at a redemption price equal to 100% of their principal amount, plus a make-whole premium and accrued and unpaid interest. The Issuer also may redeem the 6.125% Senior Notes, in whole or in part, at any time on or after November 15, 2016. If a redemption occurs before November 15, 2018, the Issuer will pay a premium on the principal amount of the 6.125% Senior Notes redeemed, plus accrued and unpaid interest. This premium decreases annually from 3.063% for a redemption during the twelve month period beginning on November 15, 2016 to 1.531% for a redemption during the twelve month period beginning on November 15, 2017. In addition, on or prior to November 15, 2016, the Issuer may redeem up to 35% of the aggregate principal amount of the 6.125% Senior Notes with the net proceeds of certain equity offerings of Level 3 at a redemption price equal to 106.125% of the principal amount of the 6.125% Senior Notes so redeemed, plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the 6.125% Senior Notes originally issued remain outstanding after such redemption.

        If an event treated as a change in control of Level 3 and/or the Issuer occurs, the Issuer will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 6.125% Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 6.125% Senior Notes will contain certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of the Issuer and the Issuer's restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries;

(v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Level 3, the Issuer and future guarantors of the 6.125% Senior Notes and guarantors of the 6.125% Proceeds Note, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities.

        The holders of the 6.125% Senior Notes may force the Issuer to immediately repay the principal on the 6.125% Senior Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness of Level 3 or any restricted subsidiary having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitute a failure to pay principal when due.

        As of September 30, 2014, approximately $640 million aggregate principal amount of the 6.125% Senior Notes was outstanding.

  Floating Rate Senior Notes due 2018

        On November 26, 2013, the Issuer issued $300 million aggregate principal amount of Floating Rate Senior Notes due 2018 (the "2018 Floating Rate Notes") under an indenture among Level 3, as guarantor, the Issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. The 2018 Floating Rate Notes are senior unsecured, unsubordinated obligations of the Issuer. They rank equally in right of payment with all other existing and future senior unsecured, unsubordinated indebtedness of the Issuer. The 2018 Floating Rate Notes are unconditionally guaranteed on an unsubordinated unsecured basis by Level 3 and Level 3 LLC. The 2018 Floating Rate Notes bear interest at a rate of LIBOR plus 3.50% per annum, reset semiannually and payable semiannually in arrears on May 15 and November 15 of each year.

        The Issuer may redeem the 2018 Floating Rate Notes, in whole or in part, at any time before May 15, 2015, at a redemption price equal to 100% of their principal amount, plus a make-whole premium and accrued and unpaid interest. The Issuer also may redeem the 2018 Floating Rate Notes, in whole or in part, at any time on or after May 15, 2015. If a redemption occurs before November 15, 2016, the Issuer will pay a premium on the principal amount of the 2018 Floating Rate Notes redeemed, plus accrued and unpaid interest. This premium decreases annually from 2.00% for a redemption during the twelve month period beginning on May 15, 2015 to 1.00% for a redemption during the six month period beginning on May 15, 2016. In addition, on or prior to May 15, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of the 2018 Floating Rate Notes with the net proceeds of certain equity offerings of Level 3 at a redemption price equal to 100% of the principal amount of 2018 Floating Rate Notes so redeemed, plus a premium equal to the interest rate per annum on the 2018 Floating Rate Notes in effect on the date that notice of redemption is given, plus accrued and unpaid interest thereon (if any) to the redemption date, provided that at least 65% of the aggregate principal amount of the 2018 Floating Rate Notes originally issued remain outstanding after such redemption.

        If an event treated as a change in control of Level 3 and/or the Issuer occurs, the Issuer will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2018 Floating Rate Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 2018 Floating Rate Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of the Issuer and the Issuer's restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries;

(ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Level 3, the Issuer, future guarantors of the 2018 Floating Rate Notes and guarantors of the 2018 Floating Rate Proceeds Note, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities.

        The holders of the 2018 Floating Rate Notes may force the Issuer to immediately repay the principal on the 2018 Floating Rate Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness of Level 3 or any restricted subsidiary having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitute a failure to pay principal when due.

        As of September 30, 2014, approximately $300 million aggregate principal amount of the 2018 Floating Rate Notes was outstanding.

Indebtedness of Level 3 Communications, Inc.

  7% Convertible Senior Notes due 2015

        On June 26, 2009, Level 3 issued $200 million aggregate principal amount of 7% convertible senior notes due 2015 (the "2015 Convertible 7% Notes") under an indenture between Level 3 and The Bank of New York Mellon, as trustee. The 2015 Convertible 7% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 2015 Convertible 7% Notes bear interest at a rate of 7% per annum, payable semiannually in arrears on March 15 and September 15.

        The 2015 Convertible 7% Notes are convertible into shares of Level 3 common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed, or unless Level 3 has caused the conversion rights to expire. The 2015 Convertible 7% Notes may be converted at the initial rate of 37.0370 (as adjusted for the 1 for 15 reverse stock split) shares of common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to a conversion price of approximately $27.00 per share.

        Upon the occurrence of a designated event (a change of control or a termination of trading), holders of the 2015 Convertible 7% Notes will have the right, subject to certain exceptions and conditions, to require Level 3 to repurchase all or any part of the 2015 Convertible 7% Notes at a repurchase price equal to 100% of the principal amount of the 2015 Convertible 7% Notes, plus accrued and unpaid interest thereon (if any) to, but excluding, the designated event purchase date.

        If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2015 Convertible 7% Notes at a purchase price of 100% of the principal amount, plus a "make whole" premium, by increasing the conversion rate applicable to such 2015 Convertible 7% Notes.

        As of September 30, 2014, approximately $200 million aggregate principal amount of the 2015 Convertible 7% Notes was outstanding.

  7% Convertible Senior Notes due 2015, Series B

        On October 15, 2009, Level 3 issued $275 million aggregate principal amount of 7% convertible senior notes due 2015, Series B (the "Series B 2015 Convertible 7% Notes") under an indenture between Level 3 and The Bank of New York Mellon, as trustee. The Series B 2015 Convertible 7% Notes are substantially similar in all respects to the 2015 Convertible 7% Notes discussed above.

        As of September 30, 2014, approximately $275 million aggregate principal amount of the Series B 2015 Convertible 7% Notes was outstanding.

  11.875% Senior Notes due 2019

        On January 19, 2011, Level 3 issued $305 million aggregate principal amount of its 11.875% Senior Notes due 2019 (the "11.875% Senior Notes") under an indenture between Level 3 and The Bank of New York Mellon Trust Company, N.A., as trustee. The 11.875% Senior Notes are unsecured and unsubordinated obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 11.875% Senior Notes bear interest at a rate of 11.875% per annum, payable semiannually on April 1 and October 1 of each year.

        On January 31, 2011, Level 3 issued an additional $300 million aggregate principal amount of the 11.875% Senior Notes in exchange for $295 million aggregate principal amount of Level 3's 9% Convertible Senior Discount Notes due 2013.

        Level 3 may redeem the 11.875% Senior Notes, in whole or in part, at any time before February 1, 2015, at a redemption price equal to 100% of their principal amount, plus a make-whole premium and accrued and unpaid interest. Level 3 also may redeem the 11.875% Senior Notes, in whole or in part, on or after February 1, 2015. If a redemption occurs before February 1, 2017, Level 3 will pay a premium on principal amount of the 11.875% Senior Notes redeemed. The premium decreases annually from approximately 5.938% for a redemption during the twelve month period beginning February 1, 2015 to approximately 2.969% for a redemption during the twelve month period beginning on February 1, 2016.

        If an event treated as a change of control occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all outstanding 11.875% Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 11.875% Senior Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of the Issuer and the Issuer's restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) future subsidiary guarantors and subsidiary liens; (xi) reports; (xii) limitation on designations of unrestricted subsidiaries; and (xiii) in the case of Level 3, limitations on mergers, consolidations and sales of certain assets.

        Either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding 11.875% Senior Notes may accelerate the maturity of the 11.875% Senior Notes, including interest to the acceleration date, if certain defaults exist under the indebtedness of Level 3.

        Parent used the net proceeds of its offering of its 5.75% Senior Notes, together with cash on hand, to redeem all of the outstanding 11.875% Senior Notes. See "Recent Developments—Issuance of 5.75% Senior Notes due 2022 by Parent; Redemption of 11.875% Senior Notes due 2019 of Parent." As of September 30, 2014, on an as adjusted basis, approximately $0 million aggregate principal amount of the 11.875% Senior Notes was outstanding.

  8.875% Senior Notes due 2019

        On August 1, 2012, Level 3 issued $300 million aggregate principal amount of its 8.875% Senior Notes due 2019 (the "8.875% Senior Notes") under an indenture between Level 3 and The Bank of New York Mellon Trust Company, N.A., as trustee. The 8.875% Senior Notes are unsecured and unsubordinated obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 8.875% Senior Notes bear interest at a rate of 8.875% per annum, payable semiannually on June 1 and December 1 of each year.

        Level 3 may redeem the 8.875% Senior Notes, in whole or in part, at any time before June 1, 2015, at a redemption price equal to 100% of their principal amount, plus a make-whole premium and accrued and unpaid interest. Level 3 also may redeem the 8.875% Senior Notes, in whole or in part, on or after June 1, 2015. If a redemption occurs before June 1, 2017, Level 3 will pay a premium on the principal amount of the 8.875% Senior Notes redeemed. The premium decreases annually from approximately 4.438% for a redemption during the twelve month period beginning June 1, 2015 to approximately 2.219% for a redemption during the twelve month period beginning on June 1, 2016. In addition, on or prior to June 1, 2015, Level 3 may redeem up to 35% of the 8.875% Senior Notes with the proceeds of certain equity offerings of Level 3 at a redemption price equal to 108.875% of the principal amount of the 8.875% Senior Notes so redeemed, plus accrued and unpaid interest thereon (if any) to the redemption date.

        If an event treated as a change of control of occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all outstanding 8.875% Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 8.875% Senior Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of the Issuer and the Issuer's restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) future subsidiary guarantors and subsidiary liens; (xi) reports; (xii) limitation on designations of unrestricted subsidiaries; and (xiii) in the case of Level 3, limitations on mergers, consolidations and sales of certain assets.

        Either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding 8.875% Senior Notes may accelerate the maturity of the 8.875% Senior Notes, including interest to the acceleration date, if certain defaults exist under the indebtedness of Level 3.

        As of September 30, 2014, approximately $300 million aggregate principal amount of the 8.875% Senior Notes was outstanding.

  5.75% Senior Notes due 2022

        On December 1, 2014, Level 3 issued $600 million aggregate principal amount of its 5.75% Senior Notes due 2022 (the "5.75% Senior Notes") under an indenture between Level 3 and The Bank of New York Mellon Trust Company, N.A., as trustee. The 5.75% Senior Notes are unsecured and unsubordinated obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 5.75% Senior Notes bear interest at a rate of 5.75% per annum, payable semiannually on March 1 and September 1 of each year.

        Level 3 may redeem the 5.75% Senior Notes, in whole or in part, at any time before December 1, 2017, at a redemption price equal to 100% of their principal amount, plus a make-whole premium and accrued and unpaid interest. Level 3 also may redeem the 5.75% Senior Notes, in whole or in part, on or after December 1, 2017. If a redemption occurs before December 1, 2019, Level 3 will pay a premium on the principal amount of the 5.75% Senior Notes redeemed. The premium decreases annually from approximately 2.8750% for a redemption during the twelve month period beginning December 1, 2017 to approximately 1.4375% for a redemption during the twelve month period beginning on December 1, 2018. In addition, on or prior to December 1, 2017, Level 3 may redeem up to 40% of the 5.75% Senior Notes with the proceeds of certain equity offerings of

Level 3 at a redemption price equal to 105.75% of the principal amount of the 5.75% Senior Notes so redeemed, plus accrued and unpaid interest thereon (if any) to the redemption date.

        If an event treated as a change of control of occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all outstanding 5.75% Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

        The indenture relating to the 5.75% Senior Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of the Issuer and the Issuer's restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) future subsidiary guarantors and subsidiary liens; (xi) reports; (xii) limitation on designations of unrestricted subsidiaries; and (xiii) in the case of Level 3, limitations on mergers, consolidations and sales of certain assets.

        Either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding 5.75% Senior Notes may accelerate the maturity of the 5.75% Senior Notes, including interest to the acceleration date, if certain defaults exist under the indebtedness of Level 3.

        Parent used the net proceeds of its offering of the 5.75% Senior Notes, together with cash on hand, to redeem all of the outstanding 11.875% Senior Notes. See "Recent Developments—Issuance of 5.75% Senior Notes due 2022 by Parent; Redemption of 11.875% Senior Notes due 2019 of Parent." As of September 30, 2014, on an as adjusted basis, approximately $600 million aggregate principal amount of the 5.75% Senior Notes was outstanding.

 DESCRIPTION OF THE NOTES

General

        The new notes, like the original notes, will be issued under an Indenture dated as of August 12, 2014 (as supplemented, the "Indenture"), originally between Level 3 Escrow II, Inc. ("Level 3 Escrow"), a direct wholly owned subsidiary of Level 3 Financing, Inc. (the "Issuer") and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), as supplemented by (i) that certain Securities Assumption Supplemental Indenture, dated as of October 31, 2014, by and among Level 3 Escrow, Level 3 Communications, Inc. ("Parent"), Level 3 Communications, LLC ("Level 3 LLC"), a direct wholly owned subsidiary of the Issuer, the Issuer and the Trustee (the "Assumption Supplemental Indenture") and (ii) that certain Supplemental Indenture, dated as of October 31, 2014, by and among Parent, Level 3 LLC, the Issuer and the Trustee. On August 12, 2014, Level 3 Escrow issued $1.0 billion aggregate principal amount of its 5.375% Senior Notes due 2022 under the Indenture. When the tw telecom Acquisition closed on October 31, 2014, the original notes were assumed by the Issuer and, in connection therewith, all obligations of Level 3 Escrow became solely the obligations of the Issuer and Parent and Level 3 LLC, as guarantors, and the Issuer, Parent and Level 3 LLC became parties to the Indenture pursuant to the Assumption Supplemental Indenture. Level 3 Escrow was released at that time from its obligations as issuer under the Indenture. Copies of the Indenture are available from the Issuer on request. For purposes of this Description of the Notes, references to the term "Issuer" refer only to Level 3 Financing, Inc. and not to any of its subsidiaries or its parent company, Level 3 Communications, Inc. and the term "Parent" refers only to Level 3 Communications, Inc. and not to any of its subsidiaries, in each case except for purposes of financial data determined on a consolidated basis. For purposes of this Description of the Notes, all references to the "Notes" shall be deemed to refer collectively to the original notes and the new notes.

        The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "—Certain Definitions." We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Notes.

        The Notes are unsubordinated unsecured obligations of the Issuer, ranking equal in right of payment with all existing and future unsecured indebtedness of the Issuer that is not expressly subordinated in right of payment to the Notes, and are senior in right of payment to all existing and future indebtedness of the Issuer that is expressly subordinated in right of payment to the Notes. The Notes, however, are effectively subordinated to the Issuer's existing and future secured obligations, including secured obligations under existing and future credit facilities, receivables, purchase money indebtedness, capitalized leases and certain other arrangements, to the extent of the value of the collateral securing such obligations. Additionally, the Notes are effectively subordinated to all liabilities, including trade payables, of the Issuer's subsidiaries that are not Guarantors. As of September 30, 2014, the Issuer (excluding its subsidiaries) had, on an as adjusted basis: $9.926 billion of indebtedness outstanding (excluding discounts and fair value adjustments), of which $4.611 billion was secured indebtedness, all of which was guaranteed by Level 3 LLC, and all of which was guaranteed by Parent.

        For a summary of certain risks relating to an investment in the Notes, see "Risk Factors."

Escrow Arrangement

        Prior to the Issuer assuming as primary obligor the obligations of Level 3 Escrow under the Notes pursuant to the escrow agreement dated August 12, 2013 (the "Escrow Agreement") among Level 3 Escrow, Citibank, N.A., as escrow agent (the "Escrow Agent") and the Trustee, the Issuer had no access to the proceeds of the offering of the original notes. Upon the consummation of the offering of the original notes, Level 3 Escrow deposited the gross proceeds of the offering, together with an amount in cash that resulted in the total funds deposited into escrow (without giving effect to any income on such funds) being equal to 100% of the aggregate principal amount of the original notes issued in such offering plus the interest payable on such original notes to registered holders of the such notes on the first date upon which interest on such notes was to be paid to such registered holders, into the Escrow Account established pursuant to the Escrow Agreement (the "Escrow Account"). The funds held in the Escrow Account were released to the Issuer, and Level 3 Escrow was released from its obligations under the Indenture and the Notes, upon the satisfaction of certain conditions and consummation of the Notes Assumption (the date of such satisfaction and the consummation of the Notes Assumption, the "Notes Assumption Date")

        Following the Notes Assumption Date, all restrictive covenants are deemed to have been applicable to Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, beginning on the Issue Date, it being understood that the obligations under the Notes were not deemed to have been incurred by the Issuer, Parent or any other Guarantor prior to the Notes Assumption Date, and, to the extent that Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, took any action or inaction after the Issue Date and prior to the Notes Assumption Date that is prohibited by the Indenture, the Issuer would be in Default as of the Notes Assumption Date.

Note Guarantees

        The Issuer's obligations under the Indenture, including the repurchase obligation resulting from a Change of Control Triggering Event, are fully and unconditionally guaranteed, jointly and severally, on an unsubordinated unsecured basis by Parent and Level 3 LLC and will be fully and unconditionally guaranteed, jointly and severally, on an unsubordinated unsecured basis by each Restricted Subsidiary that becomes a Guarantor pursuant to the terms of the Indenture. A Restricted Subsidiary will only be required to become a Guarantor if it incurs specified types of Debt or provides a Guarantee of the 2018 Floating Rate Notes, the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020 or the 6.125% Senior Notes due 2021. Each Note Guarantee will be a general unsecured obligation of the Guarantor, will be effectively subordinated to any existing or future secured Debt of the Guarantor, to the extent of the value of the assets securing such Debt, will be senior in right of payment to any existing or future Debt of the Guarantor that is expressly subordinated in right of payment to the Note Guarantee, and will be equal in right of payment with any existing or future unsecured Debt of the Guarantor that is not expressly subordinated in right of payment to the Note Guarantee, including any Guarantee of the 2018 Floating Rate Notes, the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020 or the 6.125% Senior Notes due 2021. As further described in the third succeeding paragraph, the Note Guarantee of a Restricted Subsidiary may be subordinated in the future to any guarantee of any Qualified Credit Facility issued by such Restricted Subsidiary, including the Existing Credit Facility (including the New Tranche B Term Loan). As of September 30, 2014, Parent (excluding its subsidiaries and guarantees) had, on an as adjusted basis, approximately $1.375 billion of indebtedness outstanding, none of which constituted secured indebtedness or subordinated indebtedness. As of September 30, 2014, Financing and its subsidiaries in the aggregate had, on an as adjusted basis, approximately $10.126 billion of indebtedness (excluding intercompany payables to Parent and its subsidiaries and discounts and fair value adjustments) outstanding, approximately $4.811 billion of which constituted secured indebtedness and none of which constituted subordinated indebtedness. All such indebtedness of Financing is guaranteed by Level 3 LLC. Under the circumstances described below under "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries," Parent will be permitted to designate certain of its subsidiaries as "Unrestricted Subsidiaries." The Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture. The Unrestricted Subsidiaries will not guarantee the Notes.

        If any Guarantor makes payments under its Note Guarantee, each of the Issuer and the other Guarantors must contribute their share of such payments. The Issuer's and the other Guarantors' shares of such payments will be computed based on the proportion that the net worth of the Issuer or the relevant Guarantor represents relative to the aggregate net worth of the Issuer and all the Guarantors combined.

        The Note Guarantee of a Guarantor (other than Parent) will be released (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the covenant described under "—Certain Covenants—Limitation on Asset Dispositions" (or Parent certifies in an Officers' Certificate to the Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such sale or disposition), (b) in connection with any sale of all of the Capital Stock of a Guarantor (other than Parent) to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary, if the sale of all such Capital Stock of that Guarantor complies with the covenant described under "—Certain Covenants—Limitation on Asset Dispositions" (or Parent certifies in an Officers' Certificate to the Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such sale or disposition), (c) if Parent properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to the covenant described under "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries" or (d) if the Issuer exercises the legal defeasance option or covenant defeasance option as described under "—Satisfaction and Discharge of the Indenture; Defeasance."

        The Issuer, the Trustee and the Guarantors may, without notice to or consent of any holders of Notes, enter into one or more indentures supplemental to the Indenture, or amend any indenture supplemental to the Indenture entered into by the Issuer, the Trustee and such Guarantor, for the purpose of adding an additional Note Guarantee pursuant to the covenants described under "—Certain Covenants—Limitation on Consolidated Debt," "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" or "—Certain Covenants—Limitation on Actions with respect to Existing Intercompany Obligations," to provide that the payment obligation on a Note Guarantee of a Guarantor (other than Parent or any Sister Restricted Subsidiary) be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Guarantor to the prior payment in full in cash of all obligations of such Guarantor under any Guarantee of, or obligation as borrower under, any Qualified Credit Facility (which term includes various types of Debt, including secured notes) Incurred by Parent or a Restricted Subsidiary in accordance with clause (ii) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Consolidated Debt" or clause (ii) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries"; provided, however, that (x) the terms of the subordination of a Note Guarantee to any such Guarantee of, or obligation as borrower under, a Qualified Credit Facility may not eliminate or otherwise adversely affect the subordination of the payment obligation on any other Debt of such Guarantor to the payment obligation of the Note Guarantee of such Guarantor and (y) any Guarantee (other than a Guarantee of such Qualified

Credit Facility) by such Guarantor of the 2018 Floating Rate Notes, the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020 or the 6.125% Senior Notes due 2021 or any other Debt of Parent or any Sister Restricted Subsidiary also shall be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Guarantor to the prior payment in full in cash of all obligations of such Guarantor under its Guarantee of such Qualified Credit Facility to at least the same extent and on the same terms and conditions as the subordination provisions applicable to such Guarantor's Note Guarantee. Level 3 LLC's Guarantee of the 2018 Floating Rate Notes, the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020 or the 6.125% Senior Notes due 2021 is subordinated to Level 3 LLC's Guarantee of the Existing Credit Facility, including the New Tranche B Term Loan. Concurrently with the closing of the offering, the Issuer entered into a subordination agreement in accordance with the foregoing provisions subordinating Level 3 LLC's payment obligations on the Offering Proceeds Note to Level 3 LLC's payment obligations in respect of the Loan Proceeds Note in any bankruptcy, liquidation or winding up proceeding of Level 3 LLC.

        The Issuer is a holding company with no material assets other than the stock of its subsidiaries, a loan proceeds note related to the Existing Credit Facility, the 2018 Floating Rate Proceeds Note, the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note and the Offering Proceeds Note. Accordingly, the Issuer will depend upon dividends, loans or other distributions from its subsidiaries, or capital contributions from Parent, to generate the funds necessary to meet its financial obligations, including its obligations to pay you as a holder of the Notes. The Issuer's subsidiaries may not generate earnings sufficient to enable it to meet its payment obligations. The Issuer's subsidiaries are legally distinct from it and, unless they guarantee the Notes, have no obligation to pay amounts due on the Issuer's debt or to make funds available to it for such payment. Similarly, Parent is a holding company with no material assets other than the stock of its subsidiaries. Accordingly, Parent depends upon dividends, loans or other distributions from its subsidiaries, including the Issuer, to generate the funds necessary to meet its financial obligations, including its obligations as a Guarantor. Future debt of certain of the Issuer's subsidiaries may prohibit the payment of dividends or the making of loans or advances to Parent or the Issuer. In addition, the ability of such subsidiaries to make such payments, loans or advances is limited by the laws of the relevant states in which such subsidiaries are organized or located. In certain circumstances, the prior or subsequent approval of such payments, loans or advances is required from applicable regulatory bodies or other governmental entities. To the extent the Issuer cannot access the cash flow of its subsidiaries, and Parent is unable to access the cash flow of its subsidiaries, including the Issuer, the Issuer may not have access to sufficient cash to repay the Notes, and Parent may not have sufficient cash to comply with its guarantee obligations on the Notes. Holders of any preferred stock of any of the Issuer's subsidiaries that are not Guarantors and creditors, including trade creditors and other subsidiaries of Parent that have made intercompany loans to the Issuer's subsidiaries, of any of those subsidiaries have and will have claims relating to the assets of that subsidiary that are senior to the Notes. That is, the Notes are structurally subordinated to the debt, preferred stock and other obligations of the Issuer's subsidiaries that are not Guarantors. All of the Issuer's existing debt is guaranteed by Level 3 LLC. Holders of the Notes have no claims to the assets of any of the Issuer's subsidiaries. See "Risk Factors—Risks Relating to the Notes—The Issuer's subsidiaries must make payments to the Issuer in order for the Issuer to make payments on the notes, and Parent's subsidiaries must make payments to Parent in order for Parent to make payment on its obligations as a guarantor of the notes" and "Risk Factors—Risks Relating to the Notes—Because the notes are structurally subordinated to the obligations of the Issuer's subsidiaries, you may not be fully repaid if the Issuer becomes insolvent."

Principal, Maturity and Interest

        In the exchange offer, the Issuer is issuing $1,000,000,000 aggregate principal amount of the 5.375% Senior Notes due 2022 (the "New Notes") in exchange for the original notes issued under the Indenture. Subject to compliance with the covenant described under "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," the Issuer can issue an unlimited amount of additional Notes at later dates under the Indenture. The Issuer can issue additional Notes as part of the same series or as an additional series. Any additional Notes that the Issuer issues in the future will be identical in all respects to the Notes that the Issuer is issuing now in the exchange offer, except that Notes issued in the future may have different issuance prices and issuance dates. However, a separate CUSIP or ISIN would be issued for the additional Notes, unless the Notes and additional Notes are fungible for U.S. federal income tax purposes.

        The Notes will mature on August 15, 2022. Interest on the Notes will accrue at the rate of 5.375% per annum from the Issue Date, or from the most recent date to which interest has been paid, and will be payable in cash semiannually in arrears on May 15 and November 15, commencing November 15, 2014, to the persons who are registered holders of the Notes at the close of business on the preceding May 1 or November 1, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Payment.    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuer, which, unless otherwise provided by the Issuer, will be the offices of the Trustee. At the option of the Issuer, interest may be paid by check mailed to the registered holders at their registered addresses. The Notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 and integral multiples thereof. The Notes will be issued only against payment in immediately available funds. No service charge will be made for any registration of transfer or exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

        The interest rate on the original notes is subject to increase in the circumstances (such additional interest being referred to as "Special Interest") described under "The Exchange Offer" All references herein to interest on the original notes shall include such Special Interest, if appropriate.

Optional Redemption

        At any time prior to August 15, 2017, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the Notes so redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon (if any) to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

        "Applicable Premium" means, with respect to any Note on any redemption date, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note at August 15, 2017 (such redemption price being set forth in the table appearing below), plus (ii) all required interest payments due on such Note through August 15, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the principal amount of such Note.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2017; provided, however, that if the period from the redemption date to August 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        On and after August 15, 2017, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon (if any) to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve months beginning August 15, of the years indicated below:

Year	Redemption Price
2017	102.688%
2018	101.344%
2019 and thereafter	100.000%

        In addition, at any time or from time to time on or prior to August 15, 2017, the Issuer may redeem up to 40% of the original aggregate principal amount of the Notes (including any additional Notes) at a redemption price equal to 105.375% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds contributed to the capital of the Issuer of one or more private placements to Persons other than Affiliates of Parent or underwritten public offerings of Common Stock of Parent resulting, in each case, in gross proceeds of at least $100 million in the aggregate; provided, however, that at least 60% of the original aggregate principal amount of the Notes (including any additional Notes) would remain outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 90 days of such private placement or public offering upon not less than 30 nor more than 60 days' prior notice.

Mandatory Redemption

        The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to Offer to Purchase Notes as described under "—Certain Covenants—Change of Control Triggering Event," "—Certain Covenants—Limitation on Asset Dispositions" and "—Certain Covenants—Limitation on Actions with Respect to Existing Intercompany Obligations." The Issuer may from time to time purchase Notes in the open market or otherwise.

Subordination of Existing Intercompany Obligations

        Concurrently with the Notes Assumption, the Issuer lent the gross proceeds of the issuance of the Notes to Level 3 LLC in return for an intercompany demand note (the "Offering Proceeds Note") from Level 3 LLC in an equal principal amount. The Offering Proceeds Note was pledged by the Issuer to secure its obligations under the Existing Credit Facility, including the New Tranche B Term Loan. Level 3 LLC is the obligor on an existing intercompany demand note (the "Parent Intercompany Note") to Parent to evidence loans from Parent to Level 3 LLC, is the obligor on an existing intercompany demand note (the "2018 Floating Rate Proceeds Note") to the Issuer to evidence a loan made by the Issuer to Level 3 LLC in an aggregate principal amount of $300 million, representing the gross proceeds to the Issuer from the issuance of the 2018 Floating Rate Notes, is the obligor on an existing intercompany demand note (the "9.375% Proceeds Note")

to the Issuer to evidence a loan made by the Issuer to Level 3 LLC in an aggregate principal amount of $500 million, representing the gross proceeds to the Issuer from the issuance of the 9.375% Senior Notes due 2019, is the obligor on an existing intercompany demand note (the "8.125% Proceeds Note") to the Issuer to evidence a loan made by the Issuer to Level 3 LLC in an aggregate principal amount of $1.20 billion, representing the gross proceeds to the Issuer from the issuance of the 8.125% Senior Notes due 2019, is the obligor on an existing intercompany demand note (the "8.625% Proceeds Note") to the Issuer to evidence a loan made by the Issuer to Level 3 LLC in an aggregate principal amount of $900 million, representing the gross proceeds to the Issuer from the issuance of the 8.625% Senior Notes due 2020, is the obligor on an existing intercompany demand note (the "7% Proceeds Note") to the Issuer to evidence a loan made by the Issuer to Level 3 LLC in an aggregate principal amount of $775 million, representing the gross proceeds to the Issuer from the issuance of the 7% Senior Notes due 2020 and is the obligor on an existing intercompany demand note (the "6.125% Proceeds Note") to the Issuer to evidence a loan made by the Issuer to Level 3 LLC in an aggregate principal amount of $640 million, representing the gross proceeds to the Issuer from the issuance of the 6.125% Senior Notes due 2021. As of September 30, 2014, on an as adjusted basis, the outstanding principal amount of the Parent Intercompany Note was approximately $27.2 billion, the principal amount outstanding under the 2018 Floating Rate Proceeds Note was $300 million, the principal amount outstanding under the 9.375% Proceeds Note was $500 million, the principal amount outstanding under the 8.125% Proceeds Note was $1.20 billion, the principal amount outstanding under the 8.625% Proceeds Note was $900 million, the principal amount outstanding under the 7% Proceeds Note was $775 million and the principal amount outstanding under the 6.125% Proceeds Note was $640 million. Parent, as guarantor, the Issuer, as borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and certain lenders are party to the Existing Credit Facility pursuant to which the lenders extended $4.611 billion in senior secured term loans to the Issuer. Of the outstanding secured term loans under the Existing Credit Facility, $815 million in aggregate principal amount mature on August 1, 2019, $1.796 billion in aggregate principal amount mature on January 15, 2020 and $2.0 billion in aggregate principal amount mature on January 31, 2022. The Issuer lent the proceeds of the term loan to Level 3 LLC in return for an intercompany demand note issued by Level 3 LLC (the "Loan Proceeds Note"). On October 31, 2014 the parties thereto amended and restated the Existing Credit Facility to increase the borrowings thereunder by $2.0 billion through the creation of a New Tranche B 2022 Term Loan (the "New Tranche B Term Loan"). The Issuer lent the net proceeds of the New Tranche B Term Loan, together with cash on hand, to Level 3 LLC and the Loan Proceeds Note was amended and restated to increase the principal amount by the amount of such New Tranche B Term Loan. The Issuer's obligations under the Existing Credit Facility are secured by the Parent Intercompany Note, the 2018 Floating Rate Proceeds Note, the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note, the 6.125% Proceeds Note and the Offering Proceeds Note. Each of the 2018 Floating Rate Proceeds Note, the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note and the 6.125% Proceeds Note and the Offering Proceeds Note was subordinated to the Loan Proceeds Note pursuant to separate subordination agreements by and among Issuer, Parent and Level 3 LLC. As of September 30, 2014, on an as adjusted basis, the principal amount outstanding under the Loan Proceeds Note would have been $4.611 billion. On the Notes Assumption Date, Parent and the Issuer entered into a subordination agreement (the "Subordination Agreement") that provides that upon a total or partial liquidation, dissolution or winding up of Level 3 LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Level 3 LLC or its Property, (a) the Issuer will be entitled to receive payment in full in cash of the Offering Proceeds Note before Level 3 LLC may make any payment of principal of or interest on the Parent Intercompany Note to Parent, and (b) until the Offering Proceeds Note is paid in full in cash, any distribution to which Parent would be entitled but for the Subordination Agreement will be made to the Issuer as its interests may appear. If a distribution is made to Parent that because of the Subordination Agreement should not have been made to Parent, Parent shall hold such distribution in trust for the Issuer and pay it over to the Issuer as the Issuer's interests may appear. No right of the Issuer to enforce the subordination of the Offering Proceeds Note shall be impaired by any act or failure to act by the Issuer or by its failure to comply with the Subordination Agreement. Parent, the Issuer and Level 3 LLC will be restricted from taking certain actions with respect to the Offering Proceeds Note, the Parent Intercompany Note and the Subordination Agreement as set forth in the covenant described below under "—Certain Covenants—Limitation on Actions with respect to Existing Intercompany Obligations." The Parent Intercompany Note is subordinated on the same terms to the 2018 Floating Rate Proceeds Note, the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note and the 6.125% Proceeds Note as the Parent Intercompany Note is subordinated to the Offering Proceeds Note. In addition, the Issuer and Level 3 LLC entered into an offering proceeds note subordination agreement that subordinates the right of the Issuer to payment under the Offering Proceeds Note to the right of the Issuer (in its capacity as borrower under the Existing Credit Facility) to payment under the Loan Proceeds Note upon the liquidation, dissolution or winding up of Level 3 LLC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Level 3 LLC or its property. The 2018 Floating Rate Proceeds Note, the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note and the 6.125% Proceeds Note are subordinated on the same terms to the Loan Proceeds Note as the Offering Proceeds Note is subordinated to the Loan Proceeds Note. Accordingly, the right of the Issuer to payment under the Offering Proceeds Note is pari passu to the right of the Issuer to payment under the 2018 Floating Rate Proceeds Note, the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note and the 6.125% Proceeds Note.

        As a condition to Incurring specified types of Debt pursuant to the covenants described below under "—Certain Covenants—Limitation on Consolidated Debt," "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" and "—Certain Covenants—Limitation on Actions with respect to Existing Intercompany Obligations," Restricted Subsidiaries will be required to guarantee (an "Offering Proceeds Note Guarantee") Level 3 LLC's obligations under the Offering Proceeds Note and, in certain circumstances, subordinate the Debt that is Incurred to such Offering Proceeds Note Guarantee.

        The Offering Proceeds Note Guarantee of an Offering Proceeds Note Guarantor will be released (a) in connection with any sale or other disposition of all or substantially all of the assets of that Offering Proceeds Note Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of that Offering Proceeds Note Guarantor complies with the covenant described under "—Certain Covenants—Limitation on Asset Dispositions" (or Parent certifies in an Officers' Certificate to the Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such sale or disposition), (b) in connection with any sale of all of the Capital Stock of an Offering Proceeds Note Guarantor to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary, if the sale of all such Capital Stock of that Offering Proceeds Note Guarantor complies with the covenant described under "—Certain Covenants—Limitation on Asset Dispositions" (or Parent certifies in an Officers' Certificate to the Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such sale or disposition), (c) if Parent properly designates any Restricted Subsidiary that is an Offering Proceeds Note Guarantor as an Unrestricted Subsidiary pursuant to the covenant described under "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries" or (d) if the Issuer exercises the legal defeasance option or covenant defeasance option as described under "—Satisfaction and Discharge of the Indenture; Defeasance."

        An Offering Proceeds Note Guarantor and Level 3 LLC may enter into an agreement or arrangement that provides that the payment obligation on an Offering Proceeds Note Guarantee (and in the case of Level 3 LLC, on the Offering Proceeds Note) of an Offering Proceeds Note Guarantor (other than Parent or any Sister Restricted Subsidiary) be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Offering Proceeds Note Guarantor to the prior payment in full in cash of all obligations of such Offering Proceeds Note Guarantor or Level 3 LLC, as applicable, under any Guarantee of, or obligation as borrower under, any Qualified Credit Facility Incurred by Parent or a Restricted Subsidiary in accordance with clause (ii) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Consolidated Debt" or clause (ii) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries"; provided, however, that (x) the terms of the subordination of an Offering Proceeds Note Guarantee, or in the case of Level 3 LLC, the Offering Proceeds Note, to any such Guarantee of or obligation as borrower under a Qualified Credit Facility may not eliminate or otherwise adversely affect the subordination of the payment obligation on any other Debt of such Offering Proceeds Note Guarantor or Level 3 LLC, as applicable, to the payment obligation of the Offering Proceeds Note Guarantee of such Offering Proceeds Note Guarantor, or in the case of Level 3 LLC, the Offering Proceeds Note, and (y) any Guarantee (other than a Guarantee of such Qualified Credit Facility) by such Offering Proceeds Note Guarantor or Level 3 LLC, as applicable, of the 2018 Floating Rate Notes, the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020, the 6.125% Senior Notes due 2021 or any other Debt of Parent or any Sister Restricted Subsidiary also shall be expressly subordinated in any bankruptcy, liquidation or winding up proceeding of such Offering Proceeds Note Guarantor or Level 3 LLC, as applicable, to the prior payment in full in cash of all obligations of such Offering Proceeds Note Guarantor or Level 3 LLC, as applicable, under its Guarantee of such Qualified Credit Facility to at least the same extent and on the same terms and conditions as the subordination provisions applicable to such Offering Proceeds Note Guarantor's Offering Proceeds Note Guarantee or Level 3 LLC's obligation on the Offering Proceeds Note.

Certain Covenants

        Covenant Suspension.    Set forth below are summaries of certain covenants contained in the Indenture. During any period of time (any such period, a "Suspension Period") that (i) the ratings assigned to the Notes by both of the Rating Agencies are Investment Grade Ratings and (ii) no Default or Event of Default has occurred and is continuing under the Indenture, Parent and the Restricted Subsidiaries will not be subject to the following covenants of the Indenture described below under "—Limitation on Consolidated Debt," "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," "Limitation on Restricted Payments," "—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," clause (i)(a) of "—Limitation on Sale and Leaseback Transactions," "—Limitation on Asset Dispositions," "—Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries" (other than the first two sentences thereof), "—Transactions with Affiliates," clause (b) of "—Limitation on Designations of Unrestricted Subsidiaries," and clause (c) of the first and second paragraphs of "—Mergers, Consolidations and Certain Sales of Assets" (collectively, the "Suspended Covenants"). In the event that Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, on any subsequent date (the "Reversion Date"), one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and calculations of the amount available to be made as Restricted Payments under the covenant described under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect during the entire period of time from the Measurement Date. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to paragraph (a) or one of the clauses set forth in paragraph (b) of the covenant described under "—Limitation on Consolidated Debt" or paragraph (a) or one of the clauses set forth in paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" (in each case to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be Incurred pursuant to paragraph (a) or one of the clauses set forth in paragraph (b) of the covenant described under "—Limitation on Consolidated Debt" or paragraph (a) or one of the clauses set forth in paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," such Debt will be deemed to have been outstanding on the Measurement Date, so that it is classified as permitted under clause (v) of paragraph (b) of the covenant described under "—Limitation on Consolidated Debt" or clause (iii) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries." If the Incurrence of any Debt by a Restricted Subsidiary during the Suspension Period would have been prohibited or conditioned upon such Restricted Subsidiary entering into a Note Guarantee and an Offering Proceeds Note Guarantee had the covenants described under "—Limitation on Consolidated Debt" and "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" been in effect at the time of such Incurrence, such Restricted Subsidiary shall enter into a Note Guarantee and an Offering Proceeds Note Guarantee that are senior to or rank equal with such Debt within ten days after the Reversion Date. For purposes of determining compliance with the covenant described under "—Limitation on Asset Dispositions," on the Reversion Date, the Net Available Proceeds from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero. Notwithstanding the foregoing, neither (a) the continued existence, after the date of such withdrawal or downgrade, of facts and circumstances or obligations that were Incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth in the Indenture or cause a Default or Event of Default thereunder; provided, however, that (1) Parent and its Restricted Subsidiaries did not Incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade below investment grade, (2) Parent reasonably believed that such Incurrence or actions would not result in such a withdrawal or downgrade and (3) if so required each Restricted Subsidiary shall have entered into a Note Guarantee and an Offering Proceeds Note Guarantee within the specified time period. For purposes of clauses (1) and (2) in the preceding sentence, anticipation and reasonable belief may be determined by Parent and shall be conclusively evidenced by a resolution to such effect adopted in good faith by the board of directors of Parent or a duly authorized committee thereof. In reaching their determination, the board of directors or board committee may, but need not, consult with the Rating Agencies.

        The Indenture contains, among others, the following covenants:

        Limitation on Consolidated Debt.    (a) Parent may not, and may not permit any Restricted Subsidiary (other than to the extent permitted by paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries") to, directly or indirectly, Incur any Debt; provided, however, that Parent or any Restricted Subsidiary (subject, in the case of the Issuer and any Issuer Restricted Subsidiary, to the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries") may Incur any Debt if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) the ratio of (A) the aggregate consolidated principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) of Debt of Parent and its Restricted

Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (B) Pro Forma Consolidated Cash Flow Available for Fixed Charges for Parent and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, would be less than 5.0 to 1.0, or (ii) Parent's Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to (x) the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date, (y) the issuance of any Capital Stock (other than Disqualified Stock) of Parent since such balance sheet date, including the issuance of any Capital Stock to be issued concurrently with the Incurrence of such Debt, and (z) the receipt and application of the net proceeds of such Debt or Capital Stock, as the case may be, is less than 2.25 to 1.0.

(b)
Notwithstanding the foregoing limitation, Parent or any Restricted Subsidiary (other than the Issuer or any Issuer Restricted Subsidiary, except to the extent permitted by the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries") may Incur any and all of the following (each of which shall be given independent effect):

(i)
Debt under the Notes issued on the Issue Date (including any New Notes issued in exchange therefor), any Note Guarantee in respect of the Notes issued on the Issue Date or any Offering Proceeds Note Guarantee in respect of the Offering Proceeds Note;

(ii)
Debt under Credit Facilities in an aggregate principal amount outstanding or available (together with the sum of (A) the amount of any outstanding Debt Incurred pursuant to clause (ii) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," plus (B) the amount of all refinancing Debt outstanding or available pursuant to clause (vi) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" in respect of Debt previously Incurred pursuant to clause (ii) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," plus (C) the amount of all refinancing Debt outstanding or available pursuant to clause (viii) below in respect of Debt previously Incurred pursuant to this clause (ii)) at any one time not to exceed the greater of (x) $5.011 billion and (y) 3.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Debt under the Credit Facilities or any refinancing Debt in respect of the Credit Facilities Incurred pursuant to clause (vi) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" or clause (viii) below, and not reinvested in Telecommunications/IS Assets or used to purchase Notes or repay other Debt, pursuant to and as permitted by the covenant described under "—Limitation on Asset Dispositions";

(iii)
Purchase Money Debt; provided, however, that the amount of such Purchase Money Debt does not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets;

(iv)
Subordinated Debt of Parent; provided, however, that the aggregate principal amount (or, in the case of Debt issued at a discount, the Accreted Value) of such Debt, together with any other outstanding Debt Incurred pursuant to this clause (iv), shall not exceed $500 million at any one time (which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Subordinated Debt of Parent, and not reinvested in Telecommunications/IS Assets or used to purchase Notes or repay other Debt, pursuant to and as permitted by the covenant described under "—Limitation on Asset Dispositions"), except to the extent such Debt in excess of $500 million (A) is subordinated to all other Debt of Parent other than Debt Incurred pursuant to this clause (iv) in excess of such $500 million limitation, (B) does not provide for the payment of cash interest on such Debt prior to the Stated Maturity of the Notes and (C) (1) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Parent (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case on or prior to the Stated Maturity of the Notes, and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Parent but excluding through conversion into capital stock of Parent, other than Disqualified Stock, without any payment by Parent or its Restricted Subsidiaries to the holders thereof) of such Debt at the option of the holder thereof on or prior to the Stated Maturity of the Notes;

  (v)
  Debt outstanding on the Measurement Date;

  (vi)
  Debt owed by Parent to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to Parent or a Restricted Subsidiary; provided, however, that (A) any Person that Incurs Debt owed to Parent or a Sister Restricted Subsidiary pursuant to this clause (vi) is a Guarantor and an Offering Proceeds Note Guarantor, (B) (x) upon the transfer, conveyance or other disposition by such Restricted Subsidiary or Parent of any Debt so permitted to a Person other than Parent or another Restricted Subsidiary of Parent or (y) if for any reason such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this clause (vi) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred by the issuer thereof at the time of such transfer, conveyance or other disposition or when such Restricted Subsidiary ceases to be a Restricted Subsidiary and (C) the payment obligation of such Debt (if clause (A) above applies) is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations with respect to the Offering Proceeds Note Guarantee of such Offering Proceeds Note Guarantor; and provided further, however, that a Foreign Restricted Subsidiary need not become a Guarantor or an Offering Proceeds Note Guarantor pursuant to clause (A) above until such time and only so long as such Foreign Restricted Subsidiary Guarantees any other Debt of Parent or any Domestic Restricted Subsidiary;

  (vii)
  Debt Incurred by a Person prior to the time (A) such Person became a Restricted Subsidiary, (B) such Person merges into or consolidates with a Restricted Subsidiary or (C) another Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Debt was not Incurred in anticipation of such transaction and was outstanding prior to such transaction;

  (viii)
  Debt Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a "refinancing") Debt Incurred pursuant to paragraph (a) above or clause (i), (ii), (iii), (v), (vii) or (xii) of this paragraph (b) or this clause (viii), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Debt so refinanced (which shall include Debt that is or has been refinanced within 45 days before or after such Incurrence as part of a financing strategy approved by the board of directors of Parent or a duly authorized committee thereof) plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the board of directors of Parent or a duly authorized committee thereof as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of Parent Incurred in connection with such refinancing; provided, however, that (A) if the Person that originally Incurred the Debt to be refinanced became, or would have been required to become if not already, a Guarantor or an Offering Proceeds Note Guarantor as a result of the Incurrence of the Debt being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Debt pursuant to this clause (viii) shall be a Guarantor and an Offering Proceeds Note Guarantor and (2) if the Debt to be refinanced is subordinated to the Offering Proceeds Note Guarantee of such Offering Proceeds Note Guarantor, the refinancing Debt shall be subordinated to the same extent to the Offering Proceeds Note Guarantee of the Offering Proceeds Note Guarantor Incurring such refinancing Debt, (B) the refinancing Debt shall not be senior in right of payment to the Debt that is being refinanced and (C) in the case of any refinancing of Debt Incurred pursuant to paragraph (a) above or clause (i), (v), (vii) or (xii) or, if such Debt previously refinanced Debt Incurred pursuant to any such clause, this clause (viii), the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Parent or any Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Parent or any Restricted Subsidiary) of such Debt at the option of the holder thereof prior to the time the same are required by the terms of the Debt being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Parent) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "—Change of Control Triggering Event" or upon an asset sale pursuant to provisions substantially similar to those described under "—Limitation on Asset Dispositions";

  (ix)
  Debt (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Debt or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of Parent or any of its Restricted Subsidiaries pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of Parent (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of Parent for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by Parent or any Restricted Subsidiary in connection with such disposition;

  (x)
  Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

  (xi)
  Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (x) above or clause (xii) below, which, together with any other outstanding Debt Incurred pursuant to this clause (xi), has an aggregate principal amount not in excess of $50 million at any time outstanding; and

  (xii)
  Issue Date Purchase Money Debt and Debt under the Existing Notes and the related indentures and any restricted subsidiary guarantees issued prior to the Issue Date in accordance with such related indentures.

        Notwithstanding any other provision of this "—Limitation on Consolidated Debt" covenant, the maximum amount of Debt that Parent or any Restricted Subsidiary may Incur pursuant to this "—Limitation on Consolidated Debt" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

        For purposes of determining any particular amount of Debt under this "—Limitation on Consolidated Debt" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted for the benefit of the Notes pursuant to the provisions referred to in the "—Limitation on Liens" covenant described below shall not be treated as Debt. For purposes of determining compliance with this "—Limitation on Consolidated Debt" covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, Parent, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

        Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries.    (a) The Issuer may not, and may not permit any Issuer Restricted Subsidiary to, directly or indirectly, Incur any Debt; provided, however, that (i) the Issuer or (ii) any Issuer Restricted Subsidiary may incur any Debt if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and the Issuer Debt Ratio would be less than 4.75 to 1.0; provided, however, that any Issuer Restricted Subsidiary that Incurs Debt pursuant to this paragraph (a) is a Guarantor and an Offering Proceeds Note Guarantor.

        (b)   Notwithstanding the foregoing limitation, the Issuer or any Issuer Restricted Subsidiary may Incur any and all of the following (each of which shall be given independent effect):

  (i)
  Debt of the Issuer or any Issuer Restricted Subsidiary under the Notes issued on the Issue Date (including any New Notes issued in exchange therefor), any Note Guarantee in respect of the Notes issued on the Issue Date or any Offering Proceeds Note Guarantee in respect of the Offering Proceeds Note;

  (ii)
  Debt of the Issuer or any Issuer Restricted Subsidiary under Credit Facilities in an aggregate principal amount outstanding or available (together with the sum of (A) the amount of any outstanding Debt Incurred pursuant to clause (ii) of paragraph (b) of the covenant described under "—Limitation on Consolidated Debt," plus (B) the amount of all refinancing Debt outstanding or available pursuant to clause (viii) of paragraph (b) of the covenant described under "—Limitation on Consolidated Debt" in respect of Debt previously Incurred pursuant to clause (ii) of paragraph (b) of the covenant described under "—Limitation on Consolidated Debt," plus (C) the amount of all refinancing Debt outstanding or available pursuant to clause (vi) below in respect of Debt previously Incurred pursuant to this clause (ii)) at any one time not to exceed the greater of (x) $5.011 billion and (y) 3.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, which amount shall be permanently reduced by the amount of Net Available Proceeds used to repay Debt under the Credit Facilities (or any refinancing Debt in respect of the Credit Facilities

    Incurred pursuant to clause (viii) of paragraph (b) of the covenant described under "—Limitation on Consolidated Debt" or clause (vi) below), and not reinvested in Telecommunications/IS Assets or used to purchase Notes or repay other Debt, pursuant to and as permitted by the covenant described under "—Limitation on Asset Dispositions";

  (iii)
  Debt of the Issuer or any Issuer Restricted Subsidiary outstanding on the Measurement Date;

  (iv)
  Debt owed by the Issuer to a Restricted Subsidiary, Debt owed by an Issuer Restricted Subsidiary to Parent or a Restricted Subsidiary (including Debt owed by an Issuer Restricted Subsidiary to another Issuer Restricted Subsidiary), and Debt with an aggregate principal amount not in excess of $10 million at any time outstanding owed by the Issuer to Parent or any Sister Restricted Subsidiary; provided, however, that (A) any Issuer Restricted Subsidiary that Incurs Debt owed to Parent or a Sister Restricted Subsidiary pursuant to this clause (iv) is a Guarantor and an Offering Proceeds Note Guarantor, (B) (x) upon the transfer, conveyance or other disposition by such Issuer Restricted Subsidiary or the Issuer of any Debt so permitted to a Person other than the Issuer or another Issuer Restricted Subsidiary or (y) if for any reason such Issuer Restricted Subsidiary ceases to be an Issuer Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred by the issuer thereof at the time of such transfer, conveyance or other disposition or when such Issuer Restricted Subsidiary ceases to be an Issuer Restricted Subsidiary and (C) the payment obligation of such Debt (if clause (A) above applies) is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations with respect to the Notes or the Offering Proceeds Note Guarantee of such Offering Proceeds Note Guarantor, respectively; and provided further, however, that a Foreign Restricted Subsidiary need not become a Guarantor or an Offering Proceeds Note Guarantor pursuant to clause (A) above until such time and only so long as such Foreign Restricted Subsidiary Guarantees any other Debt of Parent or any Domestic Restricted Subsidiary;

  (v)
  Debt Incurred by a Person (other than Parent or any Sister Restricted Subsidiary) prior to the time (A) such Person became an Issuer Restricted Subsidiary, (B) such Person merges into or consolidates with an Issuer Restricted Subsidiary or (C) an Issuer Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes an Issuer Restricted Subsidiary), which Debt was not Incurred in anticipation of such transaction and was outstanding prior to such transaction; provided, however, that after giving effect to the Incurrence of any Debt pursuant to this clause (v), (A) either (1) the Issuer could Incur at least $1.00 of additional Debt pursuant to paragraph (a) above computed using "5.0 to 1.0" rather than "4.75 to 1.0" as it appears therein or (2) the ratio computed pursuant to paragraph (a) above would be no higher than before giving effect to the Incurrence of such Debt and (B) such Person or the Issuer Restricted Subsidiary into which such Person merges or consolidates is a Guarantor and an Offering Proceeds Note Guarantor;

  (vi)
  Debt of the Issuer or any Issuer Restricted Subsidiary Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a "refinancing") Debt of the Issuer or any Issuer Restricted Subsidiary Incurred pursuant to paragraph (a) above or clause (i), (ii), (iii), (v), (x) or (xi) of this paragraph (b) or this clause (vi), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the board of directors of Parent or a duly authorized committee thereof as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Issuer Incurred in connection with such refinancing; provided, however, that (A) if the Person that originally Incurred the Debt to be refinanced became, or would have been required to become if not already, a Guarantor or an Offering Proceeds Note Guarantor as a result of the Incurrence of the Debt being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Debt pursuant to this clause (vi) (if not the Issuer) shall be a Guarantor and an Offering Proceeds Note Guarantor and (2) if the Debt to be refinanced is subordinated to the Offering Proceeds Note Guarantee of such Offering Proceeds Note Guarantor, the refinancing Debt shall be subordinated to the same extent to the Offering Proceeds Note Guarantee of the Offering Proceeds Note Guarantor Incurring such refinancing Debt, (B) the refinancing Debt shall not be senior in right of payment to the Debt that is being refinanced and (C) in the case of any refinancing of Debt Incurred pursuant to paragraph (a) above or clause (i), (v), (x) or (xi) or, if such Debt previously refinanced Debt Incurred pursuant to any such clause, this clause (vi), the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Issuer or any Issuer Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Issuer or an Issuer Restricted Subsidiary) of such Debt at the option of the holder thereof prior to the time the same are required by the terms of the Debt being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by the Issuer) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "—Change of Control Triggering Event" or upon an asset sale pursuant to provisions substantially similar to those described under "—Limitation on Asset Dispositions";

  (vii)
  Debt of the Issuer or any Issuer Restricted Subsidiary (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self- insurance or license obligations and not in connection with the Incurrence of Debt or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Issuer or any Issuer Restricted Subsidiary pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Issuer Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Issuer Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Issuer or any Issuer Restricted Subsidiary in connection with such disposition;

  (viii)
  Debt of the Issuer or any Issuer Restricted Subsidiary consisting of Permitted Interest Rate or Currency Protection Agreements;

  (ix)
  Debt of any Foreign Restricted Subsidiary of the Issuer not otherwise permitted to be Incurred pursuant to clause (i) through (viii) above or clause (x) below, which, together with any other outstanding Debt Incurred pursuant to this clause (ix) has an aggregate principal amount not in excess of $300 million at any time outstanding;

  (x)
  Issue Date Purchase Money Debt initially Incurred by the Issuer or any Issuer Restricted Subsidiary or another Person that became an Issuer Restricted Subsidiary on or before the Issue Date; and

  (xi)
  Debt under the 2018 Floating Rate Notes, the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020 and the 6.125% Senior Notes due 2021 issued on or prior to the Issue Date.

        Notwithstanding any other provision of this "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" covenant, the maximum amount of Debt the Issuer or any Issuer Restricted Subsidiary may Incur pursuant to this "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

        For purposes of determining any particular amount of Debt under this "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" covenant, (1) Guarantees (other than Guarantees of Debt of Parent or any Sister Restricted Subsidiary that are not Guarantees of Debt Incurred by Parent or any Sister Restricted Subsidiary pursuant to clause (ii) of paragraph (b) of the covenant described under "—Limitation on Consolidated Debt"), Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted for the benefit of the Notes pursuant to the provisions referred to in the "—Limitation on Liens" covenant described below shall not be treated as Debt. For purposes of determining compliance with this "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" covenant, (1) any Debt outstanding under the Existing Credit Facility will be treated as Incurred on the Issue Date pursuant to clause (ii) of paragraph (b) of this covenant and (2) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Issuer, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

        Limitation on Restricted Payments.    (a) Parent (i) may not, and may not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof, excluding any dividends or distributions which are made solely to Parent or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Parent or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividends or distributions payable solely in shares of Capital Stock of Parent (other than Disqualified Stock) or in options, warrants or other rights to acquire Capital Stock of Parent (other than Disqualified Stock); (ii) may not, and may not permit any Restricted Subsidiary to, purchase, redeem, or otherwise retire or acquire for value (x) any Capital Stock of Parent or any Restricted Subsidiary of Parent or (y) any options, warrants or rights to purchase or acquire shares of Capital Stock of Parent or any Restricted Subsidiary or any securities convertible or exchangeable into shares of Capital Stock of Parent or any Restricted Subsidiary, except, in any such case, any such purchase, redemption or retirement or acquisition for value (A) paid to Parent or a Restricted Subsidiary (or, in the case of any such purchase, redemption or other retirement or acquisition for value with respect to a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Parent or a Restricted Subsidiary of payments of greater value than it would receive on a pro rata basis) or (B) paid solely in shares of Capital

Stock (other than Disqualified Stock) of Parent; (iii) may not make, or permit any Restricted Subsidiary to make, any Investment (other than an Investment in Parent or a Restricted Subsidiary or a Permitted Investment) in any Person, including the Designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or the Revocation of any such Designation, according to the covenant described under "—Limitation on Designations of Unrestricted Subsidiaries"; (iv) may not, and may not permit any Restricted Subsidiary to, redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Debt of Parent which is subordinate in right of payment to the Parent Guarantee or Debt of any Restricted Subsidiary which is subordinate in right of payment to the Notes (in the case of the Issuer) or the Note Guarantee (in the case of Restricted Subsidiaries other than the Issuer) of such Restricted Subsidiary (other than any redemption, defeasance, repurchase, retirement or other acquisition or retirement for value made in anticipation of satisfying a scheduled maturity, repayment or sinking fund obligation due within one year thereof); and (v) may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of Capital Stock of any Restricted Subsidiary to a Person other than Parent or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by Parent and the other Restricted Subsidiaries (each of clauses (i) through (v) being a "Restricted Payment") if: (1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or (2) upon giving effect to such Restricted Payment, Parent could not Incur at least $1.00 of additional Debt pursuant to the terms of the Indenture described in paragraph (a) of "—Limitation on Consolidated Debt" above, or (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Measurement Date, including Restricted Payments made pursuant to clause (A) or (B) of the proviso at the end of this sentence, and Permitted Investments made on or after the Measurement Date pursuant to clause (i) or (j) of the definition thereof (the amount of any such Restricted Payment or Permitted Investment, if made other than in cash, to be based upon Fair Market Value) exceeds the sum of: (a) 50% of cumulative Consolidated Net Income of Parent and its Restricted Subsidiaries (or, in the case that Consolidated Net Income of Parent and its Restricted Subsidiaries shall be negative, 100% of such negative amount) since the end of the last full fiscal quarter prior to the Measurement Date through the last day of the last full fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements are available and (b) plus, in the case of any Revocation made after the Measurement Date, an amount equal to the lesser of the portion (proportionate to Parent's equity interest in the Subsidiary to which such Revocation relates) of the Fair Market Value of the net assets of such Subsidiary at the time of Revocation and the amount of Investments previously made (and treated as a Restricted Payment) by Parent or any Restricted Subsidiary in such Subsidiary; provided, however, that Parent or a Restricted Subsidiary of Parent may, without regard to the limitations in clause (3) but subject to clauses (1) and (2), make (A) Restricted Payments in an aggregate amount not to exceed the sum of $50 million and the aggregate net cash proceeds received after the Measurement Date (i) as capital contributions to Parent, from the issuance (other than to a Subsidiary or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees) of Capital Stock (other than Disqualified Stock) of Parent, and (ii) from the issuance or sale of Debt of Parent or any Restricted Subsidiary (other than to a Subsidiary, Parent or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees) that after the Measurement Date has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Parent and (B) Investments in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed the after-tax gain on the sale, after the Measurement Date, of Special Assets to the extent sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Debt of Parent or any Restricted Subsidiary (other than Debt that is subordinated to the Notes, the Offering Proceeds Note or any applicable Note Guarantee or Offering Proceeds Note Guarantee) and release of Parent and all Restricted Subsidiaries from all liability on the Debt assumed. The aggregate net cash proceeds referred to in the immediately preceding clauses (A)(i) and (A)(ii) shall not be utilized to make Restricted Payments pursuant to such clauses to the extent such proceeds have been utilized to make Permitted Investments under clause (i) of the definition of "Permitted Investments."

  (b)
  Notwithstanding the foregoing limitation, (i) Parent may pay any dividend on Capital Stock of any class of Parent within 60 days after the declaration thereof if, on the date when the dividend was declared, Parent could have paid such dividend in accordance with the foregoing provisions; provided, however, that at the time of such payment of such dividend, no other Event of Default shall have occurred and be continuing (or result therefrom); (ii) Parent may repurchase any shares of its Common Stock or options to acquire its Common Stock from Persons who were formerly directors, officers or employees of Parent or any of its Subsidiaries or other Affiliates in an amount not to exceed $3 million in any 12-month period; (iii) Parent and any Restricted Subsidiary may refinance any Debt otherwise permitted by clause (viii) of paragraph (b) under "—Limitation on Consolidated Debt" above or clause (vi) of paragraph (b) under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" above; (iv) Parent and any Restricted Subsidiary may retire or repurchase any Capital Stock of Parent or of any Restricted Subsidiary or any Subordinated Debt of Parent in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Parent or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees) of, Capital Stock (other than Disqualified Stock) of Parent; provided, however, that the proceeds from any such exchange or sale of Capital Stock shall be excluded from any calculation pursuant to clause (A)(i) in the proviso at the end of paragraph (a) above or pursuant to clause (b) of the definition of "Invested Capital"; and (v) Parent may pay cash dividends in any amount not in excess of $50 million in any 12-month period in respect of Preferred Stock of Parent (other than Disqualified Stock). The Restricted Payments described in the foregoing clauses (i), (ii) and (v) shall be included in the calculation of Restricted Payments; the Restricted Payments described in clauses (iii) and (iv) shall be excluded in the calculation of Restricted Payments.

  (c)
  The Issuer may not, and may not permit any Issuer Restricted Subsidiary to, pay any dividend or make any distribution in respect of shares of its Capital Stock held by Parent or a Sister Restricted Subsidiary (whether in cash, securities or other Property) or any payment (whether in cash, securities or other Property) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock (all such dividends, distributions and payments being referred to herein as "Parent Transfers"), other than (i) Parent Transfers at such times and in such amounts as shall be necessary to permit Parent to pay administrative expenses attributable to the operations of its Restricted Subsidiaries, (ii) Parent Transfers at such times and in such amounts as are sufficient for Parent to make the timely payment of interest, premium (if any) and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holder of the Debt of Parent, including pursuant to offers to purchase) according to the terms of any Debt of Parent, (iii) Parent Transfers (A) to permit Parent to satisfy its obligations in respect of stock option plans or other benefit plans for management or employees of Parent and its Subsidiaries, (B) to permit Parent to pay dividends on Preferred Stock of Parent in an amount not to exceed the aggregate net cash proceeds received by Parent (1) after

    September 30, 1999, from the issuance of Capital Stock, and (2) from the issuance or sale of Debt of Parent or any Restricted Subsidiary that after September 30, 1999, has been converted into or exchanged for Capital Stock of Parent, (C) in an annual amount not to exceed 50% of Parent's Consolidated Net Income for the prior fiscal year and (D) Parent Transfers in amounts not to exceed the amount required by Parent to pay accrued and unpaid interest on any Debt of Parent due upon the conversion, exchange or purchase of such Debt into, for or with Capital Stock of Parent and (iv) additional Parent Transfers after October 1, 2003 in a principal amount not to exceed $50 million in the aggregate.

        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.    (a) Parent may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by Parent or any other Restricted Subsidiary or pay any Debt or other obligation owed to Parent or any other Restricted Subsidiary, (ii) to make loans or advances to Parent or any other Restricted Subsidiary or (iii) to transfer any of its Property to Parent or any other Restricted Subsidiary.

  (b)
  Notwithstanding the foregoing limitation, Parent may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist (i) any encumbrance or restriction pursuant to any agreement in effect on the Issue Date, including, without limitation, the Existing Credit Facility and the Existing Notes, (ii) any customary (as conclusively determined in good faith by the Chief Financial Officer of Parent) encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Debt contained in any Qualified Credit Facility or Purchase Money Debt; provided, however, that such encumbrances and restrictions permit the distribution of funds to the Issuer in an amount sufficient for the Issuer to make the timely payment of interest, premium (if any) and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holder of the Debt, including pursuant to offers to purchase) according to the terms of the Indenture and the Notes and other Debt that is solely an obligation of the Issuer, but provided further, however, that such agreement may nevertheless contain customary (as so determined) net worth, leverage, invested capital and other financial covenants, customary (as so determined) covenants regarding the merger of or sale of all or any substantial part of the assets of Parent or any Restricted Subsidiary, customary (as so determined) restrictions on transactions with affiliates and customary (as so determined) subordination provisions governing Debt owed to Parent or any Restricted Subsidiary, (iii) any encumbrance or restriction pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, (iv) any encumbrance or restriction pursuant to an agreement relating to any Debt of an Issuer Restricted Subsidiary that is a Foreign Restricted Subsidiary Incurred pursuant to clause (ix) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" that is applicable only to such Issuer Restricted Subsidiary that is a Foreign Restricted Subsidiary and its Subsidiaries, (v) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Debt Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of this paragraph (b); provided, however, that the provisions contained in such agreement relating to such encumbrance or restriction are no more restrictive (as so determined) in any material respect than the provisions contained in the agreement the subject thereof, (vi) in the case of clause (iii) of paragraph (a) above, any encumbrance or restriction contained in any security agreement (including a Capital Lease Obligation) securing Debt of Parent or a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the Property subject to such security agreement, (vii) in the case of clause (iii) of paragraph (a) above, customary provisions (A) that restrict the subletting, assignment or transfer of any Property that is a lease, license, conveyance or similar contract, (B) contained in asset sale or other asset disposition agreements limiting the transfer of the Property being sold or disposed of pending the closing of such sale or disposition or (C) arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, detract from the value of Property of Parent or any Restricted Subsidiary in any manner material to Parent or any Restricted Subsidiary, (viii) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or Property of such Restricted Subsidiary; provided, however, that the consummation of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is abandoned and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into, and (ix) any encumbrance or restriction pursuant to the Indenture and the Notes.

        Limitation on Liens.    Parent may not, and may not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any Property now owned or acquired after the Issue Date to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (x) equally and ratably with such Debt as to such Property for so long as such Debt will be so secured or (y) in the event such Debt is Debt of the Issuer, Parent or a Restricted Subsidiary that is a Guarantor and such Debt is subordinate in right of payment to the Notes, the Parent Guarantee or the applicable Note Guarantee, prior to such Debt as to such Property for so long as such Debt will be so secured. The holders of such other secured Debt may exclusively control the disposition of the property subject to the Lien.

        The foregoing restrictions shall not apply to: (i) Liens existing on the Issue Date and securing Debt outstanding on the Issue Date or Liens Incurred on or after the Issue Date pursuant to any Credit Facility to secure Debt permitted to be Incurred pursuant to clause (ii) of paragraph (b) under "—Limitation on Consolidated Debt" or clause (ii) of paragraph (b) under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries"; (ii) Liens Incurred on or after the Measurement Date securing Debt of Parent or any Restricted Subsidiary (other than the Issuer or any Issuer Restricted Subsidiary) in an amount which, together with the aggregate amount of Debt then outstanding or available under all Credit Facilities (together with all refinancing Debt then outstanding or available pursuant to clause (viii) of paragraph (b) of "—Limitation on Consolidated Debt" or clause (vi) of paragraph (b) of "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" in respect of Debt previously Incurred under Credit Facilities), does not exceed 2.5 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries for the four full fiscal quarters preceding the Incurrence of such Lien for which Parent's consolidated financial statements are available, determined on a pro forma basis as if such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters; (iii) Liens in favor of Parent or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of the Debt secured by any such Lien (except to Parent or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Lien by the Issuer thereof; (iv) Liens outstanding on the Issue Date securing Purchase Money Debt and Liens to secure Purchase Money Debt Incurred after the Issue Date pursuant to clause (iii) of paragraph (b) under "—Limitation on Consolidated Debt," provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Debt to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time); (v) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired Property prior to the time of the acquisition of such Property and (b) such Lien does not extend to or cover any other Property; (vi) Liens to secure Debt Incurred to refinance, in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (i), (iv) and (v) or this clause (vi) so long as such Lien does not extend to any other Property (other than improvements and accessions to the original Property) and the principal amount of Debt so secured is not increased except as otherwise permitted under clause (viii) of paragraph (b) of "—Limitation on Consolidated Debt" or clause (vi) of paragraph (b) of "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" above; (vii) Liens Incurred on or after the Measurement Date not otherwise permitted by the foregoing clauses (i) through (vi) (but including in the computations of Liens permitted under this clause (vii) Liens existing on the Issue Date which remain existing at the time of computation which are otherwise permitted under clause (i)) securing Debt of Parent or any Restricted Subsidiary (other than the Issuer or any Issuer Restricted Subsidiary) in an aggregate amount not to exceed 5% of Parent's Consolidated Tangible Assets; (viii) Liens on Property of any Non-Telecommunications Subsidiary; provided, however, that the Incurrence of such Lien does not require the Person Incurring such Lien to secure any Debt of any Person other than a Non-Telecommunications Subsidiary; (ix) Liens granted after the Issue Date to secure the Notes, the 2018 Floating Rate Notes, the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020, the 6.125% Senior Notes due 2021, or any additional notes issued by the Issuer on or after the Issue Date permitted to be incurred pursuant to the terms of the Indenture; provided, however, that no Lien may be granted to secure the 2018 Floating Rate Notes, the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020, the 6.125% Senior Notes due 2021 or such additional notes unless a pari passu Lien on the Property subject to such Lien is concurrently granted to secure the Notes and remains in effect for so long as such Lien securing the 2018 Floating Rate Notes, the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020, the 6.125% Senior Notes due 2021 or such additional notes; (x) Liens to secure Debt incurred pursuant to clause (viii) of paragraph (b) of "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" above; (xi) Liens to secure amounts deposited into an escrow account for the benefit of the holders of the 2018 Floating Rate Notes, the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020, the 6.125% Senior Notes due 2021 or any additional notes issued by the Issuer on or after the Issue Date permitted to be incurred pursuant to the terms of the Indenture, in connection with the prepayment of the 2018 Floating Rate Proceeds Note, the 9.375% Proceeds Note, the 8.125% Proceeds Note, the 8.625% Proceeds Note, the 7% Proceeds Note and the 6.125% Proceeds Note by Level 3 LLC, or the prepayment by Level 3 LLC of any additional proceeds note issued in connection with the issuance of additional notes issued by the Issuer on or after the Issue Date; (xii) Liens to secure amounts deposited into an escrow account for the benefit of the holders of the Notes in connection with the prepayment of the Offering Proceeds Note by Level 3 LLC; (xiii) Liens on the Property of a Foreign Restricted Subsidiary and its Subsidiaries Incurred on or after the Issue Date securing Debt of such Foreign Restricted Subsidiary Incurred pursuant to clause (ix) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries"; and (xiv) Permitted Liens.

        Limitation on Sale and Leaseback Transactions.    Parent may not, and may not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless (i) Parent or such Restricted Subsidiary would be entitled to Incur (a) Debt in an amount equal to the Attributable Value of the Sale and Leaseback Transaction pursuant to the covenants described under "—Limitation on Consolidated Debt" above or "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" above and (b) a Lien pursuant to the covenant described under "—Limitation on Liens" above, equal in amount to the Attributable Value of the Sale and Leaseback Transaction, without also securing the Notes, and (ii) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "—Limitation on Asset Dispositions" below (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant.

        Limitation on Asset Dispositions.    Parent may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition unless: (i) Parent or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value for the Property sold or disposed of as determined by Parent in good faith and evidenced by a resolution of the board of directors of Parent (or a duly authorized committee thereof) filed with the Trustee; and (ii) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Debt of the Issuer or any Issuer Restricted Subsidiary (other than Debt of the Issuer that is subordinated to the Notes or Debt of any Issuer Restricted Subsidiary that is subordinated to the Note Guarantee or Offering Proceeds Note Guarantee of such Issuer Restricted Subsidiary) and release of the Issuer and all Issuer Restricted Subsidiaries from all liability on the Debt assumed (or if less than 75%, the remainder of such consideration consists of Telecommunications/IS Assets); provided, however, that, to the extent such disposition involves Special Assets, all or any portion of the consideration may, at Parent's election, consist of Property other than cash, Cash Equivalents, the assumption of Debt or Telecommunications/IS Assets.

        The Net Available Proceeds (or any portion thereof) from Asset Dispositions may be applied by Parent or a Restricted Subsidiary, to the extent Parent or such Restricted Subsidiary elects (or is required by the terms of any Debt): (1) to the permanent repayment or reduction of Debt then outstanding under any Qualified Credit Facility, to the extent such Qualified Credit Facility would require such application or prohibit payments pursuant to the Offer to Purchase described in the following paragraph (other than Debt owed to Parent or any Affiliate of Parent); or (2) to reinvest in Telecommunications/IS Assets (including by means of an Investment in Telecommunications/IS Assets by a Restricted Subsidiary with Net Available Proceeds received by Parent or another Restricted Subsidiary).

        Any Net Available Proceeds from an Asset Disposition not applied in accordance with the preceding paragraph within 360 days (or, in the case of a disposition of Special Assets identified in clause (a) of the definition thereof in which the Net Available Proceeds exceed $500 million, 540 days) from the date of the receipt of such Net Available Proceeds shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Issuer (or, in the case of Debt of Parent required or permitted to be repurchased by Parent, Parent) will be required to make an Offer to Purchase with such Excess Proceeds on a pro rata basis according to principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) for (x) outstanding Notes at a price in cash equal to 100% of the principal amount of the Notes on the purchase date plus accrued and unpaid interest (if any) thereon (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and (y) any other Debt of the Issuer that is pari passu with the Notes, any Debt of a Guarantor that is pari passu with such Guarantor's Note Guarantee or any Debt of a Restricted Subsidiary that is a subsidiary of the Issuer but not a Guarantor, at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest (if any) to the purchase date (or 100% of the then-Accreted Value plus accrued and unpaid interest (if any) to the purchase date in the case of original issue discount Debt), to the extent, in the case of this clause (y), required under the terms thereof (other than Debt owed to Parent or any Affiliate of Parent). To the extent there are any remaining Excess Proceeds following the completion of the Offer to Purchase, the Issuer shall apply such Excess Proceeds to the repayment of other Debt of the Issuer or any Restricted Subsidiary that is a subsidiary of the Issuer, to the extent permitted or required under the terms thereof. Any other remaining Excess Proceeds may be applied to any use as determined by Parent which is not otherwise prohibited by the Indenture, and the amount of Excess Proceeds shall be reset to zero.

        The Issuer may not, and may not permit any Issuer Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any Property to Parent or any Sister Restricted Subsidiary unless (i) the Issuer or such Issuer Restricted Subsidiary receives consideration for such sale, transfer, lease or other disposition at least equal to the Fair Market Value of such Property (which, in the case of the Offering Proceeds Note or any other intercompany Debt, is the principal amount of the Offering Proceeds Note or such other Debt and any accrued and unpaid interest thereon) and (ii) the consideration consists of either (A) 100% in cash or Cash Equivalents or (B) Debt of Parent or the Restricted Subsidiary to which the Property was transferred that is secured by a Lien on such transferred Property. Parent or the Restricted Subsidiary to which Property was transferred for consideration consisting of Debt that is secured by a Lien on such Property in accordance with clause (ii)(B) of the prior sentence may substitute the Lien on such Property with a Lien on other Property (including any Property owned by the Issuer or an Issuer Restricted Subsidiary) that, as determined by Parent in good faith and evidenced by a resolution of the board of directors of Parent (or a duly authorized committee thereof) filed with the Trustee has a Fair Market Value of no less than the Fair Market Value of the Property for which the substitution is made at the time of the substitution. Any such Lien may be second in priority to any Lien on such Property in favor of the lenders under a Qualified Credit Facility. The provisions of this paragraph do not apply to (a) dividends and distributions (other than any dividend or distribution of the Offering Proceeds Note or any other intercompany Debt), (b) loans or advances and (c) purchases of services or goods.

        Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries.    Parent shall at all times own all the issued and outstanding Capital Stock of the Issuer. The Issuer shall at all times own all the issued and outstanding Capital Stock of Level 3 LLC. Parent may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any Person other than Parent or a Restricted Subsidiary except (i) a sale of all of the Capital Stock of such Restricted Subsidiary owned by Parent and any Restricted Subsidiary that complies with the provisions described under "—Limitation on Asset Dispositions" above to the extent such provisions apply, (ii) in a transaction that results in such Restricted Subsidiary becoming a Joint Venture, provided (x) such transaction complies with the provisions described under "—Limitation on Asset Dispositions" above to the extent such provisions apply and (y) the remaining interest of Parent or any other Restricted Subsidiary in such Joint Venture would have been permitted as a new Restricted Payment or Permitted Investment under the provisions of "—Limitation on Restricted Payments" above, (iii) the issuance, transfer, conveyance, sale or other disposition of shares of such Restricted Subsidiary so long as after giving effect to such transaction such Restricted Subsidiary remains a Restricted Subsidiary and such transaction complies with the provisions described under "—Limitation on Asset Dispositions" to the extent such provisions apply, (iv) the transfer, conveyance, sale or other disposition of shares required by applicable law or regulation, (v) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares, (vi) Disqualified Stock issued in exchange for, or upon conversion of, or the proceeds of the issuance of which are used to refinance, shares of Disqualified Stock of such Restricted Subsidiary, provided that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being exchanged, converted or refinanced, (vii) in a transaction where Parent or a Restricted Subsidiary acquires at the same time not less than its Proportionate Interest in such issuance of Capital Stock, (viii) Capital Stock issued and outstanding on the Measurement Date, (ix) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by Parent and (x) an issuance of Preferred Stock of a Restricted Subsidiary (other than Preferred Stock convertible or exchangeable into Common Stock of any Restricted Subsidiary) otherwise permitted by the Indenture.

        Transactions with Affiliates.    Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of any of its Property to, or purchase any Property from, or enter into any contract, agreement, understanding, loan, advance, Guarantee or transaction (including the rendering of services) with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to Parent or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by Parent or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of Parent or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, Parent has determined to be fair to Parent or the relevant Restricted Subsidiary) and (b) Parent obtains (i) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $10 million but less than $15 million, a certificate of the chief executive, operating or financial officer of Parent evidencing such officer's determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments equal to or in excess of $15 million, a board resolution of Parent certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by the board of directors of Parent, including a majority of the disinterested members of the board of directors; provided, however, that, in the event that there shall not be at least two disinterested members of the board of directors of Parent with respect to the Affiliate Transaction, Parent shall, in addition to such board resolution, obtain a written opinion from an investment banking firm of national standing in the United States which, in the good faith judgment of the board of directors of Parent, is independent with respect to Parent and its Affiliates and qualified to perform such task, which opinion shall be to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Parent or such Restricted Subsidiary.

        Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice; (ii) any agreement or arrangement with respect to the compensation of a director or officer of Parent or any Restricted Subsidiary approved by a majority of the disinterested members of the board of directors of Parent and consistent with industry practice; (iii) transactions between or among Parent and its Restricted Subsidiaries; provided, however, that no more than 5% of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of Parent (other than a Restricted Subsidiary); (iv) Restricted Payments and Permitted Investments permitted by the covenant described under "—Limitation on Restricted Payments" (other than Investments in Affiliates that are not Parent or Restricted Subsidiaries); (v) transactions pursuant to the terms of any agreement or arrangement as in effect on the Measurement Date; (vi) transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights, between Parent (or any Restricted Subsidiary) and any other Person; provided, however, that in the case of this clause (vi), such transaction complies with clause (a) in the immediately preceding paragraph; and (vii) the Escrow Transactions.

        Change of Control Triggering Event.    Within 30 days of the occurrence of both a Change of Control and a Rating Decline with respect to the Notes (a "Change of Control Triggering Event"), the Issuer will be required to make an Offer to Purchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes on the purchase date plus any accrued and unpaid interest (if any) to such purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        A "Change of Control" means the occurrence of any of the following events:

  (A)
  if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of Parent; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of Parent than such other person or group (for purposes of this clause (A), such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

  (B)
  the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of (i) Parent and the Restricted Subsidiaries, or (ii) the Issuer and the Issuer Restricted Subsidiaries, in each case considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary of Parent or the Issuer, respectively, or one or more Permitted Holders) shall have occurred; or

  (C)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Parent then in office; or

  (D)
  the shareholders of Parent or the Issuer shall have approved any plan of liquidation or dissolution of Parent or the Issuer, respectively.

        In the event that Holders of not less than 90% of the principal amount of the Notes accept an Offer to Purchase the Notes and the Issuer purchases all of the Notes held by such Holders, the Issuer will have the right, on not less than 30 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount of the Notes on the redemption date plus any accrued and unpaid interest (if any) to (but not including) such redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        In the event that the Issuer makes an Offer to Purchase the Notes, the Issuer intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

        The existence of the holders' right to require, subject to certain conditions, the Issuer to repurchase Notes upon a Change of Control Triggering Event may deter a third party from acquiring Parent or the Issuer in a transaction that constitutes a Change of Control. If an Offer to Purchase is made, there can be no assurance that the Issuer will have sufficient funds to pay the Purchase Price for all Notes tendered by holders seeking to accept the Offer to Purchase. In addition, instruments governing other Debt of Parent or the Issuer may prohibit the Issuer from purchasing any Notes prior to their Stated Maturity, including pursuant to an Offer to Purchase, or require that such Debt be repurchased upon a Change of Control. Subject to certain exceptions, the Existing Credit Facility requires the Issuer to prepay loans under the Existing Credit Facility within 60 days after the occurrence of a change of control triggering event (as defined in the Existing Credit Facility). In the event that an Offer to Purchase occurs at a time when the Issuer does not have sufficient available funds to pay the Purchase Price for all Notes tendered pursuant to such Offer to Purchase or a time when the Issuer is prohibited from purchasing the Notes (and the Issuer is unable either to obtain the consent of the holders of the relevant Debt or to repay such Debt), an Event of Default would occur under the Indenture. In addition, one of the events that constitutes a Change of Control under the Indenture is a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the assets of Parent or the Issuer. The Indenture is governed by New York law, and there is no established definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if Parent or the Issuer were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the Issuer was required to make an Offer to Purchase.

        Except as described herein with respect to a Change of Control, the Indenture does not contain any other provisions that permit holders of Notes to require that the Issuer repurchase or redeem Notes in the event of a takeover, recapitalization or similar restructuring.

        Reports.    Whether or not Parent is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, Parent shall file with the Commission the annual reports, quarterly reports and other documents which Parent would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Parent were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which Parent would have been required to file them. Parent or the Issuer shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the Security Register, without cost to such holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents (without exhibits) which Parent would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if Parent were subject thereto and (b) if filing such documents by Parent with the Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents (without exhibits) to any prospective holder. Notwithstanding the foregoing, Parent and the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the holders if Parent has filed such reports with the Commission via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

        Limitation on Designations of Unrestricted Subsidiaries.    The Indenture provides that Parent will not designate (1) the Issuer or Level 3 LLC as an Unrestricted Subsidiary or (2) any other Subsidiary of Parent (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") unless:

  (a)
  no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

  (b)
  immediately after giving effect to such Designation, Parent would be able to Incur $1.00 of Debt under paragraph (a) of "—Limitation on Consolidated Debt"; and

  (c)
  Parent would not be prohibited under the Indenture from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the portion (proportionate to Parent's equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary on such date.

        In the event of any such Designation, Parent shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "—Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount; provided, however, that, upon a Revocation of any such Designation of a Subsidiary, Parent shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to (i) Parent's "Investment" in such Subsidiary at the time of such Revocation less (ii) the portion (proportionate to Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such Revocation. At the time of any Designation of any Subsidiary as an Unrestricted Subsidiary, such Subsidiary shall not own any Capital Stock of Parent or any Restricted Subsidiary. The Indenture further provides that neither Parent nor any Restricted Subsidiary shall at any time (x) provide credit support for, or a Guarantee of, any Debt of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Debt); provided, however, that Parent or a Restricted Subsidiary may pledge Capital Stock or Debt of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against Parent other than to obtain such pledged Capital Stock or Debt, (y) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Debt which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under "—Limitation on Restricted Payments" and "—Transactions with Affiliates."

        Unless Designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Parent will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated as a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (a) and (b) of the immediately following paragraph will not be satisfied immediately following such classification. Except as provided in the first sentence of this "—Limitation on Designations of Unrestricted Subsidiaries," no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

        The Indenture further provides that a Designation may be revoked (a "Revocation") by a resolution of the board of directors of Parent (or a duly authorized committee thereof) delivered to the Trustee, provided that Parent will not make any Revocation unless:

  (a)
  no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

  (b)
  all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of the Indenture.

        All Designations and Revocations must be evidenced by resolutions of the board of directors of Parent (or a duly authorized committee thereof) (i) certifying compliance with the foregoing provisions and (ii) giving the effective date of such Designation or Revocation.

        Limitation on Actions with respect to Existing Intercompany Obligations.    Without the consent of the holders of at least two-thirds in principal amount of the outstanding Notes:

  (a)
  the Issuer may not forgive or waive or fail to enforce any of its rights under the Offering Proceeds Note, any Offering Proceeds Note Guarantee, the Subordination Agreement or any other agreement with Parent or any Restricted Subsidiary to subordinate a payment obligation on any Debt to the prior payment in full in cash of all obligations with respect to the Offering Proceeds Note or an Offering Proceeds Note Guarantee, and the Issuer and Level 3 LLC may not amend the Offering Proceeds Note in a manner adverse to the holders of the Notes; provided, however, that nothing in this covenant shall compel the Issuer to demand payment under the Offering Proceeds Note or any Offering Proceeds Note Guarantee except during a bankruptcy, insolvency or similar proceeding;

  (b)
  in the event Level 3 LLC (or any successor obligor under the Offering Proceeds Note) repays all or a portion of the Offering Proceeds Note, the Issuer must (i) deposit an amount of cash equal to the principal amount of the Offering Proceeds Note then repaid in an escrow account with an unaffiliated financial institution for the benefit of the holders of the Notes, and as security for the prompt and complete payment and performance when due of the Issuer's obligations in respect of the Notes, until such time as the Notes are no longer outstanding or such cash is used pursuant to clause (ii) or (iii) of this paragraph, (ii) redeem Notes having a principal amount equal to the principal amount of the Offering Proceeds Note then repaid in accordance with, and if at such time permitted by, the first paragraph of the section entitled "—Optional Redemption," or (iii) purchase Notes in the open market having a principal amount equal to the principal amount of the Offering Proceeds Note then repaid; provided, however, that if at any time the principal amount of the Offering Proceeds Note is greater than the principal amount of Notes that remain outstanding, Level 3 LLC (or any successor obligor under the Offering Proceeds Note) may repay or the Issuer may forgive or waive an amount of the Offering Proceeds Note equal to such excess without complying with clause (i), (ii) or (iii) above;

  (c)
  Parent may not, and may not permit any Restricted Subsidiary to, provide any Lien on its Property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) the Parent Intercompany Note or (ii) any other intercompany note required by clause (vi) of paragraph (b) of the covenant described under "—Limitation on Consolidated Debt" or clause (iv) of paragraph (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" to be subordinated to the prior payment in full in cash of all obligations with respect to the Offering Proceeds Note or an Offering Proceeds Note

    Guarantee, or take any other action with the purpose or effect of making the Parent Intercompany Note senior to or equal in right of payment with the Offering Proceeds Note;

  (d)
  Parent and Level 3 LLC may not amend the terms of the Parent Intercompany Note in a manner adverse to the holders of the Notes, the determination of which shall be made by Parent in good faith and shall be evidenced by a resolution of the board of directors of Parent (or a duly authorized committee thereof) except to permit subordination of Level 3 LLC's obligations under the Parent Intercompany Note to its obligations under a Qualified Credit Facility as described, and to the extent set forth, under "—Subordination of Existing Intercompany Obligations";

  (e)
  Parent, the Issuer and Level 3 LLC may not amend the Subordination Agreement in a manner adverse to the holders of the Notes and Parent or any Restricted Subsidiary and the Issuer may not amend any other agreement between Parent or any Restricted Subsidiary and the Issuer to subordinate a payment obligation on any Debt of Parent or any Restricted Subsidiary to the prior payment in full in cash of all obligations with respect to the Offering Proceeds Note or any Offering Proceeds Note Guarantee, in each case, the determination of which shall be made by Parent in good faith and shall be evidenced by a resolution of the board of directors of Parent (or a duly authorized committee thereof) except to permit subordination of their respective obligations under the Offering Proceeds Note or any Offering Proceeds Note Guarantee to their respective obligations under a Qualified Credit Facility as described, and to the extent set forth, under "—Subordination of Existing Intercompany Obligations"; and

  (f)
  Parent may not permit any Restricted Subsidiary to Guarantee the 2018 Floating Rate Notes, the 2018 Floating Rate Proceeds Note, the 9.375% Senior Notes due 2019, the 9.375% Proceeds Note, the 8.125% Senior Notes due 2019, the 8.125% Proceeds Note, the 8.625% Senior Notes due 2020, the 8.625% Proceeds Note, the 7% Senior Notes due 2020, the 7% Proceeds Note, the 6.125% Senior Notes due 2021 or the 6.125% Proceeds Note, unless such Restricted Subsidiary concurrently Guarantees the Notes and such Guarantee of the Notes remains in effect for so long as the Guarantee of the 2018 Floating Rate Notes, the 2018 Floating Rate Proceeds Note, the 9.375% Senior Notes due 2019, the 9.375% Proceeds Note, the 8.125% Senior Notes due 2019, the 8.125% Proceeds Note, the 8.625% Senior Notes due 2020, the 8.625% Proceeds Note, the 7% Senior Notes due 2020, the 7% Proceeds Note, the 6.125% Senior Notes due 2021 or the 6.125% Proceeds Note remains in effect; provided, however, that this provision shall not be deemed to be violated by the Guarantee of the 2018 Floating Rate Notes, the 9.375% Senior Notes due 2019, the 8.125% Senior Notes due 2019, the 8.625% Senior Notes due 2020, the 7% Senior Notes due 2020 or the 6.125% Senior Notes due 2021 of Level 3 LLC outstanding on the Issue Date.

Mergers, Consolidations and Certain Sales of Assets

        Parent may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into Parent or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons unless: (a) in a transaction in which Parent is not the surviving Person or in which Parent transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of Parent's obligations under the Indenture and the Parent Guarantee; (b) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of Parent (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Parent or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture; (c) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of Parent (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Parent or such Restricted Subsidiary at the time of the transaction, Parent (or the successor entity) could Incur at least $1.00 of additional Debt pursuant to the provisions of the Indenture described in paragraph (a) under "—Certain Covenants—Limitation on Consolidated Debt" above; (d) if, as a result of any such transaction, Property of Parent (or the successor entity) or any Restricted Subsidiary would become subject to a Lien prohibited by the provisions of the Indenture described under "—Certain Covenants—Limitation on Liens" above, Parent or the successor entity to Parent shall have secured the Notes as required by said covenant; (e) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of Parent, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and (f) certain other conditions are met. The successor entity shall succeed to, and be substituted for, and may exercise every right and power of Parent under the Indenture and the Parent Guarantee, and the predecessor "Parent," except in the case of a lease, shall be released from all its obligations under the Indenture and the Parent Guarantee.

        The Issuer may not, in a single transaction or a series of related transactions, (i) consolidate or merge into Parent or permit Parent to consolidate with or merge into the Issuer or (ii) except to the extent permitted under "—Certain Covenants—Limitation on Restricted Payments," directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to Parent. Additionally, the Issuer may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into the Issuer or (ii) (other than, to the extent permitted under "—Certain Covenants—Limitation on Restricted Payments," to a Restricted Subsidiary that is or becomes a Guarantor and an Offering Proceeds Note Guarantor or to Parent so long as Parent is a Guarantor) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons unless: (a) in a transaction in which the Issuer is not the surviving Person or in which the Issuer transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Issuer's obligations under the Indenture; (b) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer (or the successor entity) or an Issuer Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Issuer Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture; (c) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer (or the successor entity) or an Issuer Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Issuer Restricted Subsidiary at the time of the transaction, the Issuer (or the successor entity) could Incur at least $1.00 of additional Debt pursuant to the provisions of the Indenture described in paragraph (a) under "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" above; (d) if, as a result of any such transaction, Property of the Issuer (or the successor entity) or any Issuer Restricted Subsidiary would become subject to a Lien prohibited by the provisions of the Indenture described under "—Certain Covenants—Limitation on Liens" above, the Issuer or the successor entity to the Issuer shall have secured the Notes as required by said covenant; (e) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of the

Issuer, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and (f) certain other conditions are met. The successor entity shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under the Indenture, and the predecessor "Issuer," except in the case of a lease, shall be released from all its obligations under the Indenture.

        A Guarantor (other than Parent) may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to a Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Guarantor that is an Issuer Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, another Guarantor that is a Sister Restricted Subsidiary or Parent) or permit any other Person (other than, with respect to a Guarantor that is an Issuer Restricted Subsidiary, another Guarantor that is an Issuer Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, Parent or another Guarantor that is a Sister Restricted Subsidiary) to consolidate with or merge into such Guarantor or (ii) except to another Guarantor to the extent permitted under "—Certain Covenants—Limitation on Restricted Payments," directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to a Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Guarantor that is an Issuer Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, another Guarantor that is a Sister Restricted Subsidiary or Parent) unless (1) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of such Guarantor as a result of such transaction as having been Incurred by such Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture and (2) either (a) in a transaction in which such Guarantor is not the surviving Person or in which such Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of such Guarantor's obligations under the Indenture and its Note Guarantee; or (b) such transaction complies with the covenant described under "—Certain Covenants—Limitation on Asset Dispositions" (or Parent certifies in an Officers' Certificate to the Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such transaction).

        An Offering Proceeds Note Guarantor may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to an Offering Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Offering Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, and with respect to an Offering Proceeds Note Guarantor that is a Sister Restricted Subsidiary, another Offering Proceeds Note Guarantor that is a Sister Restricted Subsidiary or Parent) or permit any other Person (other than, with respect to an Offering Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, another Offering Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, and with respect to an Offering Proceeds Note Guarantor that is a Sister Restricted Subsidiary, Parent or another Offering Proceeds Note Guarantor that is a Sister Restricted Subsidiary) to consolidate with or merge into such Offering Proceeds Note Guarantor or (ii) except to another Offering Proceeds Note Guarantors to the extent permitted under "—Certain Covenants—Limitation on Restricted Payments," directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to an Offering Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Offering Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, and with respect to an Offering Proceeds Note Guarantor that is a Sister Restricted Subsidiary, another Offering Proceeds Note Guarantor that is a Sister Restricted Subsidiary or Parent) unless (1) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of such Offering Proceeds Note Guarantor as a result of such transaction as having been Incurred by such Offering Proceeds Note Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture and (2) either (a) in a transaction in which such Offering Proceeds Note Guarantor is not the surviving Person or in which such Offering Proceeds Note Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of such Offering Proceeds Note Guarantor's obligations under the Offering Proceeds Note Guarantee and any subordination agreements between the Issuer and such Offering Proceeds Note Guarantor relating to the Offering Proceeds Note; or (b) such transaction complies with the covenant described under "—Certain Covenants—Limitation on Asset Dispositions" (or Parent certifies in an Officers' Certificate to the Trustee that it will comply with the requirements of such covenant relating to application of the proceeds of such transaction).

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Accreted Value" of any Debt issued at a price less than the principal amount at stated maturity, means, as of any date of determination, an amount equal to the sum of (a) the issue price of such Debt as determined in accordance with Section 1273 of the Code or any successor provisions plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Debt within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Debt) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Debt to the date of determination, minus all amounts theretofore paid in respect of such Debt, which amounts are considered as part of the "stated redemption price at maturity" of such Debt within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated principal or interest).

        "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any Property acquired by such specified Person, which Debt was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

        "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "—Certain Covenants—Transactions with Affiliates" and "Certain Covenants—Limitation on Asset Dispositions" and the definition of "Telecommunications/IS Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Parent or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Disposition" means any transfer, conveyance, sale, lease, issuance or other disposition by Parent or any Restricted Subsidiary in one or more related transactions (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of Parent, but excluding a disposition by a Restricted Subsidiary to Parent or a Restricted Subsidiary or by Parent to a Restricted Subsidiary) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary (other than as permitted by clause (v), (vi), (vii) or (ix) of the covenant described under "—Certain Covenants—Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries"), (ii) substantially all of the assets of Parent or any Restricted Subsidiary representing a division or line of business or (iii) other Property of Parent or any Restricted Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to Parent); provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $5 million or more in any 12-month period. The following shall not be Asset Dispositions: (i) Permitted Telecommunications Capital Asset Dispositions that comply with clause (i) of the first paragraph under "—Certain Covenants—Limitation on Asset Dispositions," (ii) when used with respect to Parent, any Asset Disposition permitted pursuant to "—Mergers, Consolidations and Certain Sales of Assets" which constitutes a disposition of all or substantially all of the assets of Parent and the Restricted Subsidiaries taken as a whole, (iii) Receivables sales constituting Debt under Qualified Receivable Facilities permitted to be Incurred pursuant to "—Certain Covenants—Limitation on Consolidated Debt" or "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries", (iv) any disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments" or (v) the Escrow Transactions.

        "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (including any period for which such lease has been extended) as determined in accordance with generally accepted accounting principles, discounted from the last date of such remaining term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. "Attributable Value" means, as to a Capital Lease Obligation, the principal amount thereof.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

        "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amount under a lease of (or other Debt arrangements conveying the right to use) Property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles (a "Capital Lease"). The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

        "Cash Equivalents" means (i) U.S. dollars or foreign currencies held from time to time in the ordinary course of business; (ii) Government Securities having maturities of not more than one year from the date of acquisition; (iii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a long-term credit rating of "A" or better from S&P or "A2" or better from Moody's or a short-term credit rating of "A-2" or better from S&P or "P-2" or better from Moody's; (iv) certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A' or the equivalent thereof by S&P or "A2" or the equivalent thereof by Moody's or any commercial bank ranking within the top ten of all commercial banks in such bank's country of operation on the basis of consolidated assets, and, in each case, having consolidated assets with value in excess of $500 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) commercial paper rated at the time of acquisition thereof at least "A' (long-term) or "A-2" (short-term) or the respective equivalent thereof by S&P or "A2" (long-term) or "P-2" (short-term) or the respective equivalent thereof by Moody's or, if both of the two named Rating Agencies cease publishing ratings of investments, carrying an equivalent rating by a nationally recognized rating agency (other than Moody's and S&P) that rates debt securities having a maturity at original issuance of at least one year and in any case maturing within one year after the date of acquisition thereof; and (vii) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (i) through (vi) above.

        "Change of Control" has the meaning set forth under "—Certain Covenants—Change of Control Triggering Event" above.

        "Change of Control Triggering Event" has the meaning set forth under "—Certain Covenants—Change of Control Triggering Event" above.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

        "Consolidated Capital Ratio" means as of the date of determination the ratio of (i) the aggregate amount of Debt of Parent and its Restricted Subsidiaries on a consolidated basis as at the date of determination to (ii) the sum of (a) $2.024 billion, (b) the aggregate net proceeds to Parent from the issuance or sale of any Capital Stock (including Preferred Stock) of Parent other than Disqualified Stock subsequent to the Measurement Date, (c) the aggregate net proceeds from the issuance or sale of Debt of Parent or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Parent other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Parent subsequent to the Measurement Date and (d) the after-tax gain on the sale, subsequent to the Measurement Date, of Special Assets to the extent such Special Assets have been sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Debt of Parent or any Restricted Subsidiary (other than Debt that is subordinated to the Notes or any applicable Note Guarantee or Offering Proceeds Note Guarantee) and release of Parent and all Restricted Subsidiaries from all liability on the Debt assumed; provided, however, that for purposes of calculation of the Consolidated Capital Ratio, the net proceeds from the issuance or sale of Capital Stock or Debt described in clause (b) or (c) above shall not be included to the extent (x) such proceeds have been utilized to make a Permitted Investment under clause (i) of the definition thereof or a Restricted Payment or (y) such Capital Stock or Debt shall have been issued or sold to Parent, a Subsidiary of Parent or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees.

        "Consolidated Cash Flow Available for Fixed Charges" for Parent and its Restricted Subsidiaries or for the Issuer and the Issuer Restricted Subsidiaries for any period means the Consolidated Net Income of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period increased by the sum of, to the extent reducing such Consolidated Net Income for such period (or, with respect to clause (v) below, reduced by such amount to the extent increasing such Consolidated Net Income for such period), (i) Consolidated Interest Expense of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period, plus (ii) Consolidated Income Tax Expense of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period, plus (iii) consolidated depreciation and amortization expense and any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period) for Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, (iv) other non-recurring or unusual losses or expenses of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable (as determined by Parent in good faith and in accordance with Regulation G, promulgated pursuant to the Securities Act and the Exchange Act), (v) non-recurring or unusual gains of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable (as determined by Parent in good faith in accordance with Regulation G, promulgated pursuant to the Securities Act and Exchange Act), (vi) acquisition-related costs and restructuring reserves incurred by Parent or any of its Restricted Subsidiaries or the Issuer or any of the Issuer Restricted Subsidiaries, as applicable, in connection with the acquisition of, merger, amalgamation or consolidation with, any Person expensed in computing such Consolidated Net Income to the extent the same would have been capitalized prior to the adoption of Statement of Financial Accounting Standards No. 141R, Business Combinations, (vii) the amount of (a) any restructuring charges or reserves of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, and (b) any impairment charge or asset write-off or write-down of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, in each case, pursuant to generally accepted accounting principles, and (viii) any non-recurring expenses or charges (other than depreciation or amortization expense) related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of Debt permitted to be Incurred under the Indenture (including a refinancing thereof) (whether or not successful), including (a) such fees, expenses or charges related to the offering of the Notes (including breakages costs in connection with hedging obligations) and (b) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary or Issuer Restricted Subsidiary, as applicable (calculated separately for such Restricted Subsidiary or Issuer Restricted Subsidiary in the same manner as provided above for Parent or the Issuer, as applicable) that is subject to a restriction which prevents the payment of dividends or the making of distributions to Parent or another Restricted Subsidiary or to the Issuer or another Issuer Restricted Subsidiary, as applicable, to the extent of such restrictions.

        "Consolidated Income Tax Expense" for Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries for any period means the aggregate amounts of the provisions for income taxes of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

        "Consolidated Interest Expense" for Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries for any period means the interest expense included in a consolidated income statement (excluding interest income) of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts and issuance costs, including commitment fees; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) net costs with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements (including fees); (iv) Preferred Stock Dividends (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock Dividends, whether or not declared or paid; (vi) interest on Debt guaranteed by Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable; (vii) the portion of any Capital Lease Obligation or Sale and Leaseback Transaction paid during such period that is allocable to interest expense; (viii) interest Incurred in connection with investments in discontinued operations; and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Parent or a Restricted Subsidiary or the Issuer or an Issuer Restricted Subsidiary, as applicable) in connection with Debt Incurred by such plan or trust.

        "Consolidated Net Income" for Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries for any period means the net income (or loss) of Parent and its Restricted Subsidiaries or the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall be excluded therefrom (a) for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, the net income (or loss) of any Person acquired by Parent or a Restricted Subsidiary or the Issuer or an Issuer Restricted Subsidiary, as applicable, in a pooling-of- interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary or an Issuer Restricted Subsidiary, as applicable, except to the extent of the amount of dividends or other distributions actually paid to Parent or a Restricted Subsidiary or to the Issuer or an Issuer Restricted Subsidiary, as applicable, by such Person during such period (except, for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, to the extent such dividends or distributions have been subtracted from the calculation of the amount of Investments to support the actual making of Investments), (c) gains or losses realized upon the sale or other disposition of any Property of Parent or its Restricted

Subsidiaries or the Issuer or the Issuer Restricted Subsidiaries, as applicable, that is not sold or disposed of in the ordinary course of business (it being understood that Permitted Telecommunications Capital Asset Dispositions shall be considered to be in the ordinary course of business), (d) gains or losses realized upon the sale or other disposition of any Special Assets, (e) all extraordinary gains and extraordinary losses, determined in accordance with generally accepted accounting principles, (f) the cumulative effect of changes in accounting principles, (g) non-cash gains or losses resulting from fluctuations in currency exchange rates, (h) any non-cash expense related to the issuance to employees or directors of Parent or any Restricted Subsidiary or the Issuer or any Issuer Restricted Subsidiary, as applicable, of (1) options to purchase Capital Stock of Parent or such Restricted Subsidiary or the Issuer or such Issuer Restricted Subsidiary, as applicable, or (2) other compensatory rights; provided, in either case, that such options or rights, by their terms can be redeemed at the option of the holder of such option or right only for Capital Stock, (i) with respect to a Restricted Subsidiary or an Issuer Restricted Subsidiary, as applicable, that is not a Wholly Owned Subsidiary any aggregate net income (or loss) in excess of Parent's or any Restricted Subsidiary's or the Issuer's or any Issuer Restricted Subsidiary's, as applicable, pro rata share of the net income (or loss) of such Restricted Subsidiary or Issuer Restricted Subsidiary, as applicable, that is not a Wholly Owned Subsidiary; (j) if the period is the second, third or fourth fiscal quarter of 2003 or the first fiscal quarter of 2004, an aggregate of $293,686,650 for all such quarters; and (k) for purposes of calculating Pro Forma Consolidated Cash Flow Available for Fixed Charges in paragraph (a) and (b) of the covenant described under "—Limitation on Consolidated Debt" and paragraph (a) and (b) of the covenant described under "—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" only, ordinary losses or gains (including related fees and expenses) on early extinguishment of Debt; provided further that there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary or any Issuer Restricted Subsidiary, as applicable, that is subject to a restriction which prevents the payment of dividends or the making of distributions to Parent or another Restricted Subsidiary or to the Issuer or another Issuer Restricted Subsidiary, as applicable, to the extent of such restriction.

        "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

        "Credit Facilities" means one or more credit agreements, including the Existing Credit Facility, loan agreements or similar facilities, secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by Parent and its Restricted Subsidiaries, or Purchase Money Debt, or Debt Incurred pursuant to Capital Lease Obligations, Sale and Leaseback Transactions, or senior secured note issuances, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

        "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of Property, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of Property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person and all Attributable Value in respect of Sale and Leaseback Transactions entered into by such Person, (vi) all obligations to redeem or repurchase Disqualified Stock issued by such Person, (vii) the liquidation preference of any Preferred Stock (other than Disqualified Stock, which is covered by the preceding clause (vi)) issued by any Restricted Subsidiary of such Person, (viii) every obligation under Interest Rate or Currency Protection Agreements of such Person and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be, except as otherwise set forth herein, the Accreted Value of such Debt at such time or (b) in the case of any Receivables sale constituting Debt, the amount of the unrecovered purchase price (that is, the amount paid for Receivables that has not been actually recovered from the collection of such Receivables) paid by the purchaser (other than Parent or a Wholly Owned Restricted Subsidiary of Parent) thereof. The amount of Debt represented by an obligation under an Interest Rate or Currency Protection Agreement shall be equal to (x) zero if such obligation has been Incurred pursuant to clause (x) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Consolidated Debt" or clause (viii) of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" or (y) the notional amount of such obligation if not Incurred pursuant to such clause.

        "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

        "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require Parent or the Issuer, respectively, to repurchase or redeem such Preferred Stock upon the occurrence of (i) a change of control occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Notes contained in the covenant described under "—Certain Covenants—Change of Control Triggering Event" or (ii) an asset sale occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the asset sale provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Notes contained in the covenant described under "—Limitation on Asset Dispositions" and, in each case such Preferred Stock specifically provides that Parent or the Issuer, respectively, will not repurchase or redeem any such stock pursuant to such provisions prior to the Issuer's repurchase of such Notes as are required to be repurchased pursuant to the covenant described under "—Certain Covenants—Change of Control Triggering Event" or "—Limitation on Asset Dispositions."

        "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of Parent held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) applicable to Parent for the period during which such dividends were paid.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

        "8.125% Proceeds Note" has the meaning set forth under "—Subordination of Existing Intercompany Obligations" above.

        "8.125% Senior Notes due 2019" means Financing's 8.125% Senior Notes due 2019 issued pursuant to the Indenture dated as of June 9, 2011 between Level 3 Escrow, Inc. and The Bank of New York Mellon Trust Company, N.A., as supplemented by the First Supplemental Indenture dated October 4, 2011, among Level 3 Escrow, Inc., Financing, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee, under which Financing assumed all obligations of Level 3 Escrow, Inc. under the indenture and securities issued thereunder and Parent guaranteed Financing's obligations under such indenture and securities.

        "8.625% Proceeds Note" has the meaning set forth under "—Subordination of Existing Intercompany Obligations" above.

        "8.625% Senior Notes due 2020" means Financing's 8.625% Senior Notes due 2020 issued pursuant to the Indenture dated as of January 13, 2012, among Financing, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

        "8.875% Senior Notes due 2019" means Parent's 8.875% Senior Notes due 2019 issued pursuant to the Indenture dated as of August 1, 2012, between Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

        "11.875% Senior Notes due 2019" means Parent's 11.875% Senior Notes due 2019 issued pursuant to the Indenture dated as of January 19, 2011, between Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

        "Escrow Account" means a segregated account, under the sole control of the Trustee, that includes only cash and Cash Equivalents, the proceeds thereof and interest earned thereon, free from all Liens (except for the Liens of the Trustee for the benefit of the holders of the Notes and the Trustee).

        "Escrow Agent" has the meaning set forth under "—Escrow Arrangement" above.

        "Escrow Transactions" means the Notes Assumption, the addition of Guarantees under the Indenture in connection with the Notes Assumption, and each other transaction contemplated by the Escrow Agreement.

        "Event of Default" has the meaning set forth under "—Events of Default" above.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

        "Existing Credit Facility" means the Credit Agreement dated as of March 13, 2007, among the Issuer, Parent, the lenders party thereto and Merrill Lynch Capital Corporation, as Administrative Agent, as amended and restated as of October 4, 2013.

        "Existing Notes" means Parent's 7% Convertible Senior Notes due 2015 in an aggregate principal amount not to exceed $475 million (includes Series B), Parent's 11.875% Senior Notes due 2019 in an aggregate principal amount not to exceed $605.217 million, Parent's 8.875% Senior Notes due 2019 in an aggregate principal amount not to exceed $300 million, Financing's 2018 Floating Rate Notes in an aggregate principal amount not to exceed $300 million, Financing's 9.375% Senior Notes due 2019 in an aggregate principal amount not to exceed $500 million, Financing's 8.125% Senior Notes due 2019 in an aggregate principal amount not to exceed $1,200 million, Financing's 8.625% Senior Notes due 2020 in an aggregate principal amount not to exceed $900 million, Financing's 7% Senior Notes due 2020 in an aggregate principal amount not to exceed $775 million and Financing's 6.125% Senior Notes due 2021 in an aggregate principal amount not to exceed $640 million.

        "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by Parent in good faith and shall be evidenced by a resolution of the board of directors of Parent or a duly authorized committee thereof (except in the case of the last paragraph under "—Certain Covenants—Limitation on Asset Dispositions").

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Government Securities" means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof which are not callable or redeemable at the issuer's option (unless, for purposes of the definition of "Cash Equivalents" only, the obligations are redeemable or callable at a price not less than the purchase price paid by Parent or the applicable Restricted Subsidiary, together with all accrued and unpaid interest (if any) on such Government Securities).

        "Guarantee" by any Person means any obligation, direct or indirect, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, including any such obligations arising by virtue of partnership arrangements or by agreements to keep-well, (ii) to purchase Property or services or to take-or-pay for the purpose of assuring the holder of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or (iv) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof, in whole or in part (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

        "Guarantor" means (1) Parent and (2) any other Person that becomes a Guarantor pursuant to the covenants described under "—Certain Covenants—Limitation on Consolidated Debt," "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries," "—Certain Covenants—Limitation on Actions with respect to Existing Intercompany Obligations," "—Mergers, Consolidations and Certain Sales of Assets" or any other provision of the Indenture.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt. Debt otherwise incurred by a Person before it becomes a Subsidiary of Parent shall be deemed to have been Incurred at the time at which it becomes a Subsidiary.

        "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

        "Invested Capital" means the sum of (a) $500 million, (b) the aggregate net proceeds received by Parent from the issuance or sale of any Capital Stock, including Preferred Stock, of Parent but excluding Disqualified Stock, subsequent to the Measurement Date, and (c) the aggregate net proceeds from the issuance or sale of Debt of Parent or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Parent other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Parent subsequent to the Measurement Date; provided, however, that the net proceeds from the issuance or sale of Capital Stock or Debt described in clause (b) or (c) shall be excluded from any computation of Invested Capital to the extent (i) utilized to make a Restricted Payment or (ii) such Capital Stock or Debt shall have been issued or sold to Parent, a Subsidiary of Parent or an employee stock ownership plan or trust established by Parent or any such Subsidiary for the benefit of their employees.

        "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, purchase, redemption, retirement or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, or Incurrence of, or payment on, a Guarantee of any obligation of, any other Person; provided, however, that Investments shall exclude commercially reasonable extensions of trade credit. The amount, as of any date of determination, of any Investment shall be the original cost of such Investment, plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be (except to the extent such repaid amount has been included in Consolidated Net Income of Parent and its Restricted Subsidiaries to support the actual making of Restricted Payments), but without any other adjustments for increases or decreases in value, or write-ups, write- downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P.

        "Issue Date" means August 12, 2014.

        "Issue Date Purchase Money Debt" means Purchase Money Debt outstanding on the Issue Date; provided, however, that the amount of such Purchase Money Debt when Incurred did not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets.

        "Issue Date Rating" means the respective ratings assigned to the Notes issued in the initial offering by the Rating Agencies on the Issue Date.

        "Issuer Debt Ratio" means the ratio of (a) the aggregate consolidated principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) of Debt of the Issuer and the Issuer Restricted Subsidiaries (other than Debt owed to Parent or a Sister Restricted Subsidiary that is subordinated to the Offering Proceeds Note (if Level 3 LLC is the obligor on such Debt) or to an Offering Proceeds Note Guarantee of the obligor on such Debt), on a consolidated basis, outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the proposed Incurrence of Debt giving rise to such calculation and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (b) the sum of, without duplication, (x) Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Issuer Restricted Subsidiaries for the four full fiscal quarters next preceding such proposed Incurrence of Debt for which consolidated financial statements are available and (y) Consolidated Cash Flow Available for Fixed Charges of Parent and the Sister Restricted Subsidiaries to the extent attributable to Sister Restricted Subsidiaries that are Guarantors for such four full fiscal quarters; provided, however, that if (A) since the beginning of such four full fiscal quarter period the Issuer, any Issuer Restricted Subsidiary, Parent or any Sister Restricted Subsidiary shall have made one or more Asset Dispositions or an Investment (by merger or otherwise) in any Issuer Restricted Subsidiary or Sister Restricted Subsidiary (or any Person which becomes an Issuer Restricted Subsidiary or a Sister Restricted Subsidiary) or an acquisition, merger or consolidation of Property, or (B) since the beginning of such period any Person (that subsequently became an Issuer Restricted Subsidiary or a Sister Restricted Subsidiary or was merged with or into the Issuer, any Issuer Restricted Subsidiary or any Sister Restricted Subsidiary since the beginning of such period) shall have made such an Asset Disposition, Investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such Asset Dispositions, Investments, acquisitions, mergers or consolidations as if such Asset Dispositions, Investments, acquisitions, mergers or consolidations occurred on the first day of such period. For purposes of this definition, whenever "pro forma" effect is to be given to any Asset Disposition, Investment, acquisition, merger or consolidation, the calculations shall be performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of Parent, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the board of directors of Parent of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction, provided, that such adjustments are set forth in an Officers' Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate.

        "Issuer Restricted Subsidiaries" means the Subsidiaries of the Issuer that are Restricted Subsidiaries.

        "Joint Venture" means a Person in which Parent or a Restricted Subsidiary holds not more than 50% of the shares of Voting Stock.

        "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any Sale and Leaseback Transaction). For purposes of this definition the sale, lease, conveyance or other transfer by Parent or any of its Subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien. For the sake of clarity, subordination and setoff rights do not constitute Liens.

        "Measurement Date" means April 28, 1998.

        "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of June 15, 2014, by and among Parent, Saturn Merger Sub 1, LLC, Saturn Merger Sub 2, LLC and tw telecom inc. as the same may be amended from time to time.

        "Moody's" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year.

        "Net Available Proceeds" from any Asset Disposition by any Person means cash or cash equivalents received (including amounts received by way of sale or discounting of any note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Debt or other obligations relating to such Property) therefrom by such Person, net of (i) all legal, title and recording taxes, expenses and commissions and other fees and expenses (including appraisals, brokerage commissions and investment banking fees) Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures of such Person as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such Property and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by such Person, in its reasonable good faith judgment evidenced by a resolution of the board of directors (or a duly authorized committee thereof) filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be, for all purposes of the Indenture and the Notes, treated as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction; provided further, however, that, in the event that any consideration for a transaction (which would otherwise constitute Net Available Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, at such time as such portion of the consideration is released to such Person or its Restricted Subsidiary from escrow, such portion shall be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such release from escrow with Net Available Proceeds equal to the amount of such portion of consideration released from escrow.

        "9.375% Proceeds Note" has the meaning set forth under "—Subordination of Existing Intercompany Obligations" above.

        "9.375% Senior Notes due 2019" means Financing's 9.375% Senior Notes due 2019 issued pursuant to the Indenture dated as of March 4, 2011, among Financing, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

        "Non-Telecommunications Subsidiary" means any Issuer Restricted Subsidiary not engaged in any material respect in the Telecommunications/IS Business.

        "Note Guarantee" means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of the Issuer under the Indenture and the Notes, and the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer under or pursuant to the Indenture and the Notes, including the Parent Guarantee.

        "Notes Assumption" means the consummation of the transactions whereby Financing will assume, by way of merger of Level 3 Escrow with and into Financing, or otherwise, all of the obligations of Level 3 Escrow under the Notes and the Indenture and the Guarantors (subject, in the case of Level 3 LLC, to the receipt of requisite regulatory approvals as described under "—Note Guarantees") will guarantee the Notes and the Indenture pursuant to a supplemental indenture.

        "Notes Assumption Date" has the meaning set forth under "—Escrow Arrangement" above.

        "Offer to Purchase" means a written offer (the "Offer") sent by the Issuer by first-class mail, postage prepaid, to each holder of Notes at its address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Issuer shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the delivery of the Offer of the obligation to make an Offer to Purchase, and the Offer shall be delivered by the Issuer or, at the Issuer's request and provision of such notice information, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain information concerning the business of Parent and its Subsidiaries which the Issuer in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase. The Offer shall contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

  a.
  the Section of the Indenture pursuant to which the Offer to Purchase is being made;

  b.
  the Expiration Date and the Purchase Date;

  c.
  the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

  d.
  the purchase price to be paid by the Issuer for $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

  e.
  that the holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

  f.
  the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

  g.
  that any Notes not tendered or tendered but not purchased by the Issuer will continue to accrue interest;

  h.
  that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue on and after the Purchase Date;

  i.
  that each holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

  j.
  that holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

  k.
  that (i) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (ii) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis, in accordance with applicable depositary procedures (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

  l.
  that in the case of any holder whose Note is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

        Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

        "Offering Proceeds Note" has the meaning set forth under "—Subordination of Existing Intercompany Obligations" above.

        "Offering Proceeds Note Guarantee" means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Offering Proceeds Note, when and as due, whether on demand, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of Level 3 LLC under the Offering Proceeds Note.

        "Offering Proceeds Note Guarantor" means any Restricted Subsidiary that provides an Offering Proceeds Note Guarantee pursuant to the covenant described under "—Certain Covenants—Limitation on Consolidated Debt" and "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" or any other provision of the Indenture.

        "Officers' Certificate" of any Person means a certificate signed by the Chairman of the board of directors of such Person, a Vice Chairman of the board of directors of such Person, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person and delivered to the Trustee, which shall comply with the Indenture.

        "Opinion of Counsel" means an opinion of counsel of Parent or the Issuer, including an employee of Parent or the Issuer.

        "Parent Guarantee" means the Note Guarantee of Parent.

        "Permitted Holders" means the members of Parent's board of directors on the Measurement Date and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such Person.

        "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and not for purposes of speculation and which, in the case of an interest rate agreement, shall have a notional amount no greater than the principal amount at maturity due with respect to the Debt being hedged thereby.

        "Permitted Investments" means (a) Cash Equivalents; (b) investments in prepaid expenses; (c) negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (d) loans, advances or extensions of credit to employees and directors made in the ordinary course of business and consistent with past practice; (e) obligations under Permitted Interest Rate or Currency Protection Agreements; (f) bonds, notes, debentures and other securities received as a result of Asset Dispositions pursuant to and in compliance with "—Certain Covenants—Limitation on Asset Dispositions"; (g) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary (including, for avoidance of doubt, the tw telecom Acquisition); (h) Investments made prior to the Measurement Date; (i) Investments made after the Measurement Date in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed Invested Capital; and (j) additional Investments in an aggregate amount not to exceed $200 million.

        "Permitted Liens" means (a) Liens for taxes, assessments, governmental charges, levies or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor; (b) other Liens incidental to the conduct of Parent's and its Restricted Subsidiaries' businesses or the ownership of its Property not securing any Debt, and which do not in the aggregate materially detract from the value of Parent's and its Restricted Subsidiaries' Property when taken as a whole, or materially impair the use thereof in the operation of its business; (c) Liens, pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations; (d) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate materially impair the use of Property in the operation of the business of Parent and the Restricted Subsidiaries taken as a whole); (e) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Parent or its Restricted Subsidiaries; (f) any interest or title of a lessor in the Property subject to any lease other than a Capital Lease; (g) Liens (including Liens encumbering the Escrow Account and funds on deposit in or credited to the Escrow Account) created for the benefit of, or to secure, the Notes; and (h) Liens encumbering any escrow account and funds on deposit or credited to such escrow account in respect of any additional Indebtedness Incurred pursuant to the covenant described under "—Activities of Level 3 Escrow Prior to the Notes Assumption."

        "Permitted Telecommunications Capital Asset Disposition" means the transfer, conveyance, sale, lease or other disposition of optical fiber and/or conduit and any related equipment used in a Segment (as defined) of Parent's communications network that (i) constitute capital assets in accordance with generally accepted accounting principles and (ii) after giving effect to such disposition, would result in Parent retaining at least either (A) 24 optical fibers per route mile on such Segment as deployed at the time of such disposition or (B) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at such time "Segment" means (x) with respect to Parent's intercity network, the through-portion of such network between two local networks (i.e., Omaha to Denver) and (y) with respect to a local network of Parent (i.e., Dallas), the entire through-portion of such network, excluding the spurs which branch off the through-portion.

        "Person" means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

        "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

        "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than Parent or the Issuer or a Wholly Owned Restricted Subsidiary of Parent or the Issuer, respectively. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) applicable to the issuer of such Preferred Stock for the period during which such dividends were paid.

        "Pro Forma Consolidated Cash Flow Available for Fixed Charges" for Parent and its Restricted Subsidiaries for any period means Consolidated Cash Flow Available for Fixed Charges of Parent and its Restricted Subsidiaries for such period, calculated in accordance with the definition thereof; provided, however, that if (A) since the beginning of the applicable period Parent or one of its Restricted Subsidiaries shall have made one or more Asset Dispositions or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition, merger or consolidation of Property which constitutes all or substantially all of an operating unit of a business or a line of business, or (B) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Disposition, Investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such Asset Dispositions, Investments, acquisitions, mergers or consolidations as if such Asset Dispositions, Investments, acquisitions, mergers or consolidations occurred on the first day of such period. For purposes of this definition, whenever "pro forma" effect is to be given to any Asset Disposition, Investment, acquisition, merger or consolidation, the calculations shall be performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of Parent, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the board of directors of Parent of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction, provided that such adjustments are set forth in an Officers' Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

        "Proportionate Interest" in any issuance of Capital Stock of a Restricted Subsidiary means a ratio (i) the numerator of which is the aggregate amount of all Capital Stock of such Restricted Subsidiary beneficially owned by Parent and the Restricted Subsidiaries and (ii) the denominator of which is the aggregate amount of Capital Stock of such Restricted Subsidiary beneficially owned by all Persons (excluding, in the case of this clause (ii), any Investment made in connection with such issuance).

        "Purchase Money Debt" means Debt (including Acquired Debt and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by Parent or any Restricted Subsidiary of any Telecommunications/IS Assets of Parent or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

        "Qualified Credit Facility" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by Parent and its Restricted Subsidiaries, or senior secured note issuances, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time, including, without limitation, the Existing Credit Facility.

        "Qualified Receivable Facility" means Debt of Parent or any Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

        "Rating Agencies" mean Moody's and S&P.

        "Rating Date" means the earlier of the date of public notice of the occurrence of a Change of Control or of the intention of Parent to effect a Change of Control.

        "Rating Decline" shall be deemed to have occurred if, no later than 90 days after the Rating Date (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), either of the Rating Agencies assigns or reaffirms a rating to the Notes that is lower than the applicable Issue Date Rating (or the equivalent thereof). If, prior to the Rating Date, either of the ratings assigned to the Notes by the Rating Agencies is lower than the applicable Issue Date Rating, then a Rating Decline will be deemed to have occurred if such rating is not changed by the 90th day following the Rating Date. A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline. A "Rating Decline" also shall be deemed to have occurred if a Rating Decline (as defined in any indenture governing any of the Existing Notes) shall have occurred in respect of any of the Existing Notes.

        "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

        "Restricted Subsidiary" means (a) a Subsidiary of Parent or of a Restricted Subsidiary, including the Issuer, that has not been designated or classified as an Unrestricted Subsidiary pursuant to and in compliance with "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries" and (b) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary pursuant to such covenant.

        "S&P" means Standard & Poor's Ratings Service or, if Standard & Poor's Ratings Service shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor's Ratings Service ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year by a written notice given to the Issuer.

        "Sale and Leaseback Transaction" of any Person means any direct or indirect arrangement pursuant to which any Property is sold or transferred by such Person or a Restricted Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

        "7% Proceeds Note" has the meaning set forth under "—Subordination of Existing Intercompany Obligations" above.

        "7% Senior Notes due 2020" means Financing's 7.000% Senior Notes due 2020 issued pursuant to the Indenture dated as of August 6, 2012, among Financing, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

        "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

        "Sister Restricted Subsidiary" means a Restricted Subsidiary that is not the Issuer or an Issuer Restricted Subsidiary.

        "6.125% Proceeds Note" has the meaning set forth under "—Subordination of Existing Intercompany Obligations" above.

        "6.125% Senior Notes due 2021" means Financing's 6.125% Senior Notes due 2021 issued pursuant to the Indenture dated as of November 14, 2013, among Financing, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

        "Special Assets" means (a) the Capital Stock or assets of RCN Corporation and Commonwealth Telephone Enterprises, Inc. (and any intermediate holding companies or other entities formed solely for the purpose of owning such Capital Stock or assets) owned, directly or indirectly, by Parent or any Restricted Subsidiary on the Measurement Date, and (b) any Property, other than cash, Cash Equivalents and Telecommunications/IS Assets, received as consideration for the disposition after the Measurement Date of Special Assets (as contemplated by the first proviso under "—Certain Covenants—Limitation on Asset Dispositions").

        "Stated Maturity" when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Note at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

        "Subordinated Debt" means Debt of Parent (a) that is not secured by any Lien on or with respect to any Property now owned or acquired after the Measurement Date and (b) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full in cash of the Parent Guarantee to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due (including by acceleration or for additional amounts) in respect of, or repurchases, redemptions or other retirements of, such Debt (collectively, "payments of such Debt") may be permitted for so long as any default (after giving effect to any applicable grace periods) in the payment of principal (or premium, if any) or interest on the Notes exists, including as a result of acceleration; (ii) in the event that any other Default exists with respect to the Notes, upon notice by holders of 25% or more in aggregate principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to Parent and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of such Debt may be made for a period of 179 days from the date of such notice; provided, however, that not more than one such payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the Notes during such period; (iii) if payment of such Debt is accelerated when any Notes are outstanding, no payments of such Debt may be made until three Business Days after the Trustee receives notice of such acceleration and, thereafter, such payments may only be made to the extent the terms of such Debt permit payment at that time; and (iv) such Debt may not (x) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Parent (including any redemption, retirement or repurchase which is contingent upon events or circumstances but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by Parent) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Parent) which is conditioned upon (A) a change of control of Parent pursuant to provisions substantially similar to those described under "—Certain Covenants—Change of Control Triggering Event" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Issuer's repurchase of the Notes required to be repurchased by the Issuer pursuant to the provisions described under "—Certain Covenants—Change of Control Triggering Event") or (B) a sale or other disposition of assets pursuant to provisions substantially similar to those described under "—Certain Covenants—Limitation on Asset Dispositions" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Issuer's repurchase of the Notes required to be repurchased by the Issuer pursuant to the provision described under "—Certain Covenants—Limitation on Asset Dispositions").

        "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

        "Telecommunications/IS Assets" means (a) any Property (other than cash, cash equivalents and securities) to be owned by Parent or any Restricted Subsidiary and used in the Telecommunications/IS Business; (b) for purposes of the covenants described under "—Certain Covenants—Limitation on Consolidated Debt," "—Certain Covenants—Limitation on Debt of the Issuer and Issuer Restricted Subsidiaries" and "—Certain Covenants—Limitation on Liens" only, Capital Stock of any Person; or (c) for all other purposes of the Indenture, Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Parent or another Restricted Subsidiary from any Person other than an Affiliate of Parent; provided, however, that, in the case of clause (b) or (c), such Person is primarily engaged in the Telecommunications/IS Business.

        "Telecommunications/IS Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business, (iii) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose (including, without limitation, for the purposes of porting computer software from one operating environment or computer platform to another or to address issues commonly referred to as "Year 2000 issues") or (iv) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i), (ii) or (iii) above; provided, however, that the determination of what constitutes a Telecommunications/IS Business shall be made in good faith by the board of directors of Parent.

        "tw telecom Acquisition" means the acquisition by Parent of tw telecom inc., a Delaware corporation, pursuant to the Merger Agreement.

        "2018 Floating Rate Notes" means Financing's Floating Rate Senior Notes due 2018 issued pursuant to the Indenture dated as of November 26, 2013, among Financing, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

        "2018 Floating Rate Proceeds Note" has the meaning set forth under "—Subordination of Existing Intercompany Obligations" above.

        "Unrestricted Subsidiary" means (a) 91 Holding Corp. (the subsidiary that holds indirectly Parent's interests in the SR91 tollroad), SR 91 Holding LLC, SR91 Corp, SR LP, Express Lanes, Inc., California Private Transportation Company LP, CPTC LLC and 85 Tenth Avenue LLC; (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary of Parent designated as such pursuant to and in compliance with "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries" and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto. For the sake of clarity, actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by Parent or any Restricted Subsidiary.

        "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Voting Stock or other ownership interests (other than directors' qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Events of Default

        The following are Events of Default under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due; (b) failure to pay any interest on any Note when due,

continued for 30 days; (c) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under "—Certain Covenants—Change of Control Triggering Event", when due and payable; (d) failure to perform or comply with the provisions described under "—Mergers, Consolidations and Certain Sales of Assets" or "—Certain Covenants—Limitation on Asset Dispositions"; (e) failure to perform any other covenant or agreement of Parent, the Issuer or any Restricted Subsidiary in the Notes, the Escrow Agreement or in the Indenture continued for 60 days after written notice to the Issuer by the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Notes; (f) default under the terms of any instrument evidencing or securing Debt of Parent or any Restricted Subsidiary having an outstanding principal amount of not less than $25 million or its foreign currency equivalent at the time individually or in the aggregate which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due (after expiration of any applicable grace period); (g) the rendering of a judgment or judgments against Parent or any Restricted Subsidiary in an aggregate amount in excess of $25 million or its foreign currency equivalent at the time and shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect; (h) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or any Guarantor denies or disaffirms its obligations under its Note Guarantee; and (i) certain events of bankruptcy, insolvency or reorganization affecting Parent, the Issuer or any Significant Subsidiary. Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        If any Event of Default (other than an Event of Default described in clause (i) above with respect to Parent or the Issuer) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (i) above occurs with respect to Parent or the Issuer, all the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. For information as to waiver of defaults, see "—Amendment, Supplement and Waiver."

        No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

        The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto. Parent and the Issuer also will be required to deliver to the Trustee annually a statement as to the performance by Parent and the Issuer of certain of their obligations under the Indenture and as to any default in such performance.

Amendment, Supplement and Waiver

        The Issuer, the Guarantors and the Trustee may, at any time and from time to time, without notice to or consent of any holders of Notes, enter into one or more indentures supplemental to the Indenture (1) to evidence the succession of another Person to the Issuer, Parent or any other Guarantor and the assumption by such successor of the covenants of the Issuer, Parent or such other Guarantor, respectively, in the Indenture, the Notes and the applicable Note Guarantee; (2) to add to the covenants of Parent, the Issuer or any of their respective Subsidiaries, for the benefit of the holders, or to surrender any right or power conferred upon Parent, the Issuer or any other Guarantor by the Indenture; (3) to add any additional Events of Default; (4) to provide for uncertificated Notes in addition to or in place of certificated Notes; (5) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (6) to secure the Notes; (7) to comply with the Trust Indenture Act or the Securities Act (including Regulation S promulgated thereunder); (8) to add additional Note Guarantees or to release any Guarantors from Note Guarantees as provided by the terms of the Indenture; (9) permit the consummation of the Escrow Transactions; or (10) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provision with respect to matters or questions arising under the Indenture; provided such actions shall not adversely affect the interests of the holders in any material respect. The Issuer, a Guarantor and the Trustee may, at any time and from time to time, without notice to or consent of any holders of Notes, enter into one or more indentures supplemental to the Indenture, or amend one or more indentures supplemental to the Indenture, in each case as set forth in the fifth paragraph under the heading "—Note Guarantees."

        With the consent of the holders of not less than a majority in principal amount of the outstanding Notes, the Issuer, the Guarantors and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Note (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the interest thereon that would be due and payable upon the Stated Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is necessary for any such supplemental Indenture or required for any waiver of compliance with certain provisions of the Indenture or certain Defaults thereunder; (3) subordinate in right of payment, or otherwise subordinate, the Notes or any Note Guarantee to any other Debt (other than as set forth in the fifth paragraph under the heading "—Note Guarantees"); (4) except as otherwise required by the Indenture, release any security interest that may have been granted in favor of the holders of the Notes; (5) reduce the premium payable upon the redemption of any Note nor change the time at which any Note may be redeemed, as described under "—Optional Redemption"; (6) reduce the premium payable upon a Change of Control Triggering Event or, at any time after a Change of Control Triggering Event has occurred, change the time at which the Offer to Purchase relating thereto must be made or at which the Notes must be repurchased pursuant to such Offer to Purchase; (7) at any time after the Issuer is obligated to make an Offer to Purchase with the Net Available Proceeds from Asset Dispositions, change the time at which such Offer to Purchase must be made or at which the Notes must be repurchased pursuant thereto; (8) make any change in any Note Guarantee that would adversely affect the holders of the Notes (other than as set forth in the fifth paragraph under the heading "—Note Guarantees"); or (9) modify any provision of this paragraph (except to increase any percentage set forth herein); and provided further, however, that without the consent of at least two-thirds in principal amount of the outstanding Notes, no such supplemental indenture shall amend the covenant described under "—Certain Covenants—Limitation on Actions with respect to Existing Intercompany Obligations."

        The holders of not less than a majority in principal amount of the outstanding Notes may, on behalf of the holders of all the Notes, waive any past Default under the Indenture and its consequences, except Default (1) in the payment of the principal of (or premium, if any) or interest on any Note, (2) in respect of a covenant or provision hereof which under the first proviso to the prior paragraph cannot be modified or amended without the consent of the holder of each outstanding Note affected, or (3) in respect of the covenant which under the second proviso to the prior paragraph cannot be modified or amended without the consent of at least two-thirds in principal amount of the outstanding Notes.

Satisfaction and Discharge of the Indenture; Defeasance

        The Issuer and the Guarantors may terminate their obligations under the Indenture when (i) either (A) all outstanding Notes have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and the Issuer has irrevocably deposited or caused to deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (or premium, if any, on), and interest on, the Notes; (ii) the Issuer has paid or caused to be paid all other sums payable by the Issuer under the Indenture; and (iii) the Issuer has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the Indenture.

        The Issuer, at its election, shall (a) in the case of legal defeasance, be deemed to have paid and discharged its debt on the Notes and the Indenture shall cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer, substitution and exchange of the Notes and the Issuer's right of optional redemption, (ii) rights of holders to receive payment of principal of, premium, if any, and interest on such Notes (but not the Purchase Price referred to under "—Certain Covenants—Change of Control Triggering Event" or under "—Certain Covenants—Limitation on Asset Dispositions") and any rights of the holders with respect to such amount, (iii) the rights, obligations and immunities of the Trustee under the Indenture and (iv) certain other specified provisions in the Indenture), or (b) in the case of covenant defeasance, cease to be under any obligation to comply with certain restrictive covenants, including those described under "—Certain Covenants," and terminate the operation of certain Events of Default, after the irrevocable deposit by the Issuer with the Trustee, in trust for the benefit of the holders of Notes, at any time prior to the maturity of the Notes, of (A) money in an amount, (B) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, money in an amount, or (C) a combination thereof, sufficient to pay and discharge the principal of (premium, if any, on), and interest on, the Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the Indenture and of the Notes. Such legal defeasance or covenant defeasance shall be deemed to occur only if certain conditions are satisfied, including among other things, delivery by the Issuer to the Trustee of an Opinion of Counsel acceptable to the Trustee to the effect that (i) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for U.S. federal income tax purposes with respect to the holders (and, in the case of legal defeasance only, such Opinion of Counsel must state that the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service (the "IRS") a ruling or there has been a change in the applicable U.S. federal income tax law to such effect); and (ii) the Issuer's deposit will not result in the trust relating thereto or the Trustee being subject to regulation under the Investment Company Act of 1940.

Governing Law

        The Indenture, the Notes and the Note Guarantees are governed by the laws of the State of New York, without reference to principles of conflicts of law.

The Trustee

        The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture and has been appointed by the Issuer as Paying Agent with regard to the Notes. The Trustee may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act of 1939, may otherwise deal with Parent or the Issuer with the same rights it would have if it were not Trustee or Paying Agent; however, if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act of 1939), after written request by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, then (i) the Issuer, by a resolution of its board of directors or a duly authorized committee thereof, may remove the Trustee or (ii) subject to Section 3.15(e) of the Trust Indenture Act of 1939, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default has occurred and is continuing, the Trustee will exercise its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or the Guarantors, as such, shall have any liability for any obligations of the Issuer or the Guarantors, respectively, under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as director, officer, employee, incorporator or stockholder of such Person. By accepting a Note each holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Notes. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the Commission that such a waiver is against public policy.

Transfer and Exchange

        A holder may transfer or exchange Notes in accordance with the Indenture. The Issuer, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the Indenture.

Book-Entry, Delivery and Form

        The New Notes will initially be issued in the form of one or more global securities registered in the name of The Depository Trust Company, or DTC, or its nominee.

        The New Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

        Depositary Procedures.    The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the systems or their participants directly to discuss these matters.

        DTC has advised the Issuer that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "banking organization" within the meaning of the New York Banking Law, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participating organizations ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the initial purchasers of the original notes), banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) have ownership interests in DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies ("indirect participants"), that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own Notes held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each Note held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

        Upon the issuance of a Global Note, DTC or its nominee will credit the accounts of participants with the respective principal amounts of the Notes represented by such Global Note purchased by such participants in the exchange offer. Such accounts shall be designated by the initial purchasers. Investors in the Rule 144A Global Notes who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not

participants may hold their interests therein indirectly through the organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream also may be subject to the procedures and requirements of such systems. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) or by the participants and the indirect participants (with respect to the owners of beneficial interests in such Global Note other than participants).

        The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note. Because DTC, Euroclear and Clearstream can act only on behalf of their respective participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC, Euroclear or Clearstream system, as applicable, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Payment of principal of and interest on Notes represented by a Global Note will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented thereby for all purposes under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        The Issuer has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Note as shown on the records of DTC. The Issuer expects that payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants and indirect participants.

        Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its participants.

        So long as DTC or any successor depositary for a Global Note, or any nominee, is the registered owner of such Global Note, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except as set forth above, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under such Global Note. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Issuer understands that under existing industry practices, in the event that the Issuer requests any action of holders or that an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Trustee or the initial purchasers of the original notes will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Exchange of Global Notes for Certificated Notes.    A Global Note is exchangeable for certificated Notes only if:

  (a)
  DTC notifies the Issuer that it is unwilling or unable to continue as a depositary for such Global Note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor depositary within 90 days after the date of such notice,

  (b)
  the Issuer in its discretion at any time determines not to have all the Notes represented by such Global Note, or

  (c)
  there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes represented by such Global Note.

        Any Global Note that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Note may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes:

  (a)
  certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

  (b)
  payment of principal of, and premium, if any, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registerable, at the office or agency of the Issuer maintained for such purposes, and

  (c)
  no service charge will be made for any registration of transfer or exchange of the certificated Notes, although the Issuer may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material U.S. federal income tax consequences relevant to the exchange offer and the ownership and disposition of new notes. This discussion does not purport to be a complete analysis of all potential tax effects. This discussion only applies to holders of notes that are held as capital assets who are exchanging original notes for new notes in the exchange offer.

        This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  tax-exempt organizations;

  •
  insurance companies;

  •
  dealers in securities or foreign currencies;

  •
  persons holding notes as part of a hedge or other integrated transaction;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

  •
  persons subject to the alternative minimum tax.

        If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisor.

        This summary is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Moreover, this discussion does not address the U.S. federal estate and gift tax or Medicare contribution tax consequences of the purchase, ownership or disposition of notes. Holders of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

        Neither the Issuer nor Parent has sought, nor will either of them seek, any rulings from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        Holders of original notes are urged to consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

Exchange Offer

        The exchange of original notes for new notes pursuant to the exchange offer should not constitute a taxable event for U.S. federal income tax purposes. As a result:

  •
  a holder of original notes should not recognize taxable gain or loss as a result of the exchange of original notes for new notes pursuant to the exchange offer;

  •
  the holding period of the new notes should include the holding period of the original notes surrendered in exchange therefor; and

  •
  a holder's adjusted tax basis in the new notes should be the same as such holder's adjusted tax basis in the original notes surrendered in exchange therefor.

Tax Consequences of Holding New Notes: U.S. Holders

        As used herein, "U.S. Holder" means a beneficial owner of a note who or that is for U.S. federal income tax purposes:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or a political subdivision thereof;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, has elected to continue to be treated as a U.S. person.

The term U.S. Holder also includes certain former citizens and residents of the United States.

Interest

        A U.S. Holder will be required to include the stated interest payments on the notes in income in accordance with the Holder's method of accounting for U.S. federal income tax purposes.

Market Discount

        If a U.S. Holder purchases a new note (or purchased an original note which is exchanged for a new note) for an amount that is less than its stated redemption price at maturity, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount.

        A U.S. Holder will be required to treat any payment other than stated interest on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount has been previously included in income by the U.S. Holder pursuant to an election by the U.S. Holder to include market discount in income as it accrues, or pursuant to a constant yield election by the U.S. Holder. If the note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Holder as if such holder had sold the note in a taxable transaction at its then fair market value. In addition, the holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note, unless the U.S. Holder has elected to include market discount as it accrues or pursuant to a constant yield election.

Amortizable Bond Premium

        If a U.S. Holder purchases a new note (or purchased an original note which is exchanged for a new note) for an amount that is greater than the sum of all amounts payable on the note other than stated interest, such U.S. Holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than stated interest and the holder may elect to amortize this premium, using a constant yield method, over the remaining term of the note. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset stated interest required to be included in such holder's income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce his tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

Sale or Other Taxable Disposition of the Notes

        A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will be the U.S. Holder's cost therefor, increased by any market discount previously included in income by such holder and reduced (but not below zero) by any amortized bond premium and payments, other than stated interest payments, received with respect to the note. Such recognized gain or loss generally will be capital gain or loss, and if the U.S. Holder is an individual that has held the note for more than one year, such capital gain will generally be subject to tax at long-term capital gain rates. For these purposes, the amount realized does not include any amount attributable to accrued interest or accrued market discount. Amounts attributable to accrued interest or accrued market discount are taxed as ordinary income as described under

"Interest" and "Market Discount" above. A U.S. Holder's ability to deduct capital losses may be limited.

Contingent Payments

        In certain circumstances, the Issuer may be obligated to pay you amounts in excess of the stated interest and principal payable on the notes. The Issuer's obligation to make certain payments upon a Change of Control Triggering Event or certain redemptions, may implicate the provisions of Treasury regulations relating to "contingent payment debt instruments." The Issuer intends to take the position that the notes should not be treated as contingent payment debt instruments because of these payments. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments at the time such payments are received or accrued in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments because of such payments, U.S. Holders might, among other things, be required to accrue interest income at higher rates than the stated interest rate on the notes and to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. Holder will be subject to backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Tax Consequences of Holding New Notes: Non-U.S. Holders

        The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder. For these purposes, a "Non-U.S. Holder" is a beneficial owner of a note that is for U.S. federal income tax purposes:

  •
  an individual who is classified as a nonresident for U.S. federal income tax purposes;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        "Non-U.S. Holder" does not include a Holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a Holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

Interest

        Subject to the discussions of backup withholding and FATCA, as defined below, interest paid to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that:

  •
  such holder does not own directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer's stock entitled to vote;

  •
  such holder is not a controlled foreign corporation that is related to the Issuer directly or constructively through stock ownership;

  •
  such holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business;

  •
  such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

  •
  the Issuer, or its paying agent, receives appropriate documentation (generally an IRS Form W-8BEN or W-8ECI) establishing that the Non-U.S. Holder is not a U.S. person.

        A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate) on payments of interest on the notes.

        If interest on the notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, such interest will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides the Issuer or its paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale or Other Taxable Disposition of the Notes

        Subject to the discussions of backup withholding and FATCA, as defined below, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a note generally will not be subject to U.S. federal income tax, unless:

  •
  such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States; or

  •
  the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. federal income tax law applicable to certain expatriates.

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition and the Non-U.S. Holder may be subject to backup withholding tax on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Additional Withholding Requirements

        Pursuant to Sections 1471 through 1474 of the Code ("FATCA"), the Issuer may be required to withhold U.S. tax at the rate of 30% on payments of interest and, beginning on January 1, 2017, gross proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes made to non-U.S. financial institutions and certain other non-U.S. nonfinancial entities unless they satisfy certain reporting requirements. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, comply with modified requirements including in some cases providing local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply or agree to provide certain information to other revenue authorities for transmittal to the IRS. Prospective holders of the notes are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. Each of the Issuer and Parent has agreed that, starting on the expiration date and ending on the close of business on the day that is 270 days following the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until February 16, 2015 all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        Neither the Issuer nor Parent will receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 270 days after the expiration date, the Issuer and Parent will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Issuer and Parent have agreed to pay all expenses incident to the exchange offer (other than the expenses of counsel for the holders of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters with respect to the legality of the new notes and related guarantees offered hereby will be passed upon for the Issuer by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Level 3 Communications, Inc. and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of tw telecom inc. appearing in the Current Report (Form 8-K) of Level 3 Communications, Inc., filed with the SEC on August 7, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        Level 3 Communications, Inc., the Issuer's parent company, files annual, quarterly and current reports, proxy statements and other information with the SEC. The Issuer and Parent have also filed a registration statement on Form S-4 to register the new notes being offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information contained in the registration statement. For further information about Level 3 and the new notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any materials that Parent files with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Parent's SEC filings are also available at the SEC's Internet Web site at http://www.sec.gov. Parent's SEC filings can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        Information filed with the SEC by Parent is "incorporated by reference" in the prospectus, which means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Parent later files with the SEC will automatically update and supersede this information. The documents listed below and any future filings made with the SEC by Parent under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of this exchange offer are being incorporated herein by reference:

  •
  Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 27, 2014;

  •
  Parent's Quarterly Reports on Form 10-Q, for the fiscal quarters ended March 31, 2014, filed on May 8, 2014, June 30, 2014, filed on August 8, 2014 and September 30, 2014, filed on November 7, 2014;

  •
  Parent's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2014, as amended on April 11, 2014; and

  •
  Parent's Current Reports on Form 8-K or Form 8-K/A (in all cases other than information furnished rather than filed pursuant to any Form 8-K), filed March 17, 2014, April 7, 2014, May 6, 2014, May 23, 2014, June 3, 2014, June 16, 2014, June 17, 2014, July 22, 2014, July 22, 2014, July 30, 2014, August 7, 2014, August 14, 2014, September 25, 2014, September 25, 2014, October 28, 2014, November 5, 2014, November 17, 2014, November 19, 2014 and December 2, 2014.

        You may request a copy of these filings at no cost by writing or telephoning Parent at:

  Level 3 Communications, Inc.
  1025 Eldorado Boulevard
  Broomfield, Colorado 80021
  Telephone: (720) 888-1000

        No separate financial statements of the Issuer have been included herein. It is not expected that the Issuer will file reports, proxy statements or other information under the Exchange Act with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus. No one else has been authorized to provide you with different information. The Issuer is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

Level 3 Financing, Inc.

Offer to Exchange

5.375% Senior Notes due 2022 of Level 3 Financing, Inc.

for

Outstanding 5.375% Senior Notes due 2022 of

Level 3 Financing, Inc.

Guaranteed by Level 3 Communications, Inc.

and Level 3 Communications, LLC

PROSPECTUS

January 7, 2015